UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12
THE HOWARD HUGHES CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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One Galleria Tower 13355 Noel Road, 22nd Floor Dallas, Texas 75240

Letter from Our Chairman
Dear Fellow Stockholders:

You are cordially invited to attend the 2020 Annual Meeting of Stockholders (the "Annual Meeting") of The Howard Hughes Corporation. We will hold the meeting at 9:00 a.m. Eastern Time, on Thursday, May 14, 2020. The Annual Meeting will be completely virtual. Enclosed you will find a notice setting forth the items that we expect to address during the meeting and our Proxy Statement.

I would like to personally thank you for your continued investment in The Howard Hughes Corporation. We look forward to welcoming many of you to our annual meeting. It is important that your shares be voted at the meeting in accordance with your preference. Your vote is important to us. Even if you do not plan to attend the meeting in person, we hope that your votes will be represented at the meeting by filling out, signing, dating and returning your proxy card or voting by using the available internet or telephone voting procedures.

Sincerely,

William A. Ackman Chairman of the Board of Directors

April 3, 2020

One Galleria Tower
13355 Noel Road, 22nd Floor
Dallas, Texas 75240

Notice of 2020 Annual Meeting of Stockholders

Thursday, May 14, 2020	9:00 a.m., Eastern Time	Participate Via The Internet

The Howard Hughes Corporation will hold its 2020 Annual Meeting of Stockholders (the "Annual Meeting") on Thursday, May 14, 2020 at 9:00 a.m. Eastern Time. The Annual Meeting will be a completely virtual meeting of stockholders. You may attend the meeting, submit questions, and vote your shares electronically during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/HHC2020. You will need the 16-digit control number that is printed in the box marked by the arrow on your Notice of Internet Availability of Proxy Materials or proxy card to enter the Annual Meeting. The proxy materials were either made available to you over the Internet or mailed to you beginning on or about April 3, 2020.

ITEMS OF BUSINESS

1	Election to our Board of Directors of the 9 director nominees named in the attached Proxy Statement for a one-year term
2	An advisory vote to approve executive compensation (Say-on-Pay)
3	Approval of The Howard Hughes Corporation 2020 Equity Incentive Plan
4	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2020
5	Transaction of such other business as may properly come before our 2020 Annual Meeting of Stockholders

RECORD DATE

The record date for the determination of the stockholders entitled to vote at our 2020 Annual Meeting of Stockholders, or any adjournments or postponements thereof, was the close of business on March 18, 2020.

Your vote is important to us. Please exercise your stockholder right to vote.

By Order of the Board of Directors,

Peter F. Riley Senior Executive Vice President, Secretary and General Counsel

April 3, 2020

Important Notice Regarding the Availability of Proxy Materials for our Annual Meeting
to Be Held on May 14, 2020

Our Proxy Statement, 2019 Annual Report to Stockholders and other materials are available on our website at www.proxyvote.com

Proxy Summary

This summary highlights certain information from our Proxy Statement for the 2020 Annual Meeting of Stockholders. You should read the entire Proxy Statement carefully before voting.

2020 ANNUAL MEETING INFORMATION

Thursday, May 14, 2020	9:00 a.m., Eastern Time
Record date March 18, 2020	Participate Via the Internet To attend the virtual meeting, visit www.virtualshareholdermeeting.com/HHC2020

For additional information about our Annual Meeting, see "Questions and Answers Regarding This Proxy Statement and The Annual Meeting."
MATTERS TO BE VOTED ON AT OUR 2020 ANNUAL MEETING

Proposal		Board Recommendation	Page
1	Election of directors	✓ FOR each director nominee	28

2	Advisory vote to approve executive compensation (Say-on-Pay)	✓ FOR	33

3	Approval of The Howard Hughes Corporation 2020 Equity Incentive Plan	✓ FOR	34

4	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2020	✓ FOR	41

Proxy Statement for the 2020 Annual Meeting of Stockholders   /  1

PROXY SUMMARY

DIRECTOR NOMINEES

					Committee Memberships

Name	Age	Director Since	Independent	Principal Occupation	Audit	Compensation	Nominating & Corporate Governance	Risk	Other Current Public Company Boards
William Ackman	53	2010	✓	Chief Executive Officer and Portfolio Manager of Pershing Square Capital Management, L.P.					• None

Adam Flatto	57	2010	✓	Chief Executive Officer and President of The Georgetown Company					• None

Jeffrey Furber	61	2010	✓	Chief Executive Officer of AEW Capital Management, L.P. and Chairman of AEW Europe					• Stag Industrial, Inc.

Beth Kaplan	62	2017	✓	Managing Partner of Axcel Partners, LLC					• Meredith Corporation
									• Crocs, Inc.

Paul Layne	62	2019	✘	Chief Executive Officer of The Howard Hughes Corporation					• None

Allen Model	74	2010	✓	Treasurer and Vice Chairman of Overseas Strategic Consulting, Ltd.					• None

R. Scot Sellers	63	2010	✓	Former Chief Executive Officer of Archstone					• None

Steven Shepsman	67	2010	✓	Executive Managing Director of New World Realty Advisors					• Spirit MTA REIT

Mary Ann Tighe	71	2011	✓	Chief Executive Officer of CBRE's New York Tri-State Region					• None

Meetings in 2019: 9					13	7	4	4

Chair	Member	Financial Expert	Chairman of the Board

Director Diversity

2  \  The Howard Hughes Corporation - investor.howardhughes.com

PROXY SUMMARY

See "Proposal No. 1 – Election of Directors" for more information.

GOVERNANCE HIGHLIGHTS

The Board of Directors (the "Board") and management believe that good corporate governance promotes accountability to stockholders, enhances investor confidence in The Howard Hughes Corporation (the "Company") and supports long-term value creation. The Company has implemented and fostered a culture of good corporate governance, which includes the following:

✓	None of our director nominees serve on an excessive number of boards	✓	Each committee of the Board has a published charter that is reviewed annually
✓	A majority of executive pay is tied to performance-based and long-term equity incentives	✓	Each committee of the Board is 100% comprised of independent directors
✓	The Board follows Corporate Governance Guidelines	✓	The Board and each of its committees meet regularly and frequently without management present

See "Matters Related to Corporate Governance, Board Structure, Director Compensation and Stock Ownership" for more information.

Proxy Statement for the 2020 Annual Meeting of Stockholders   /  3

PROXY SUMMARY

EXECUTIVE COMPENSATION HIGHLIGHTS

The Compensation Committee of the Board seeks to align the executive compensation program with the Company's business strategy to attract, retain and engage the talent we need to compete in our industry, and to align management with stockholders' interests. The table below highlights key aspects of our executive compensation program and practices.

✓

A compensation recovery policy designed to prevent misconduct by any executive officers

✓

No single-trigger change-in-control for severance pay and benefits

✓

Five-year vesting period for the performance-based component of long-term equity awards

✓

A substantial portion of our long-term equity awards contain meaningful performance hurdles to achieve full vesting

✓

Non-employee directors and executive officers are subject to stock ownership guidelines

✓

No tax gross-ups in executive employment agreements or incentive plan

✓

A general prohibition against short sales; investing in publicly traded options; hedging; pledging and margin accounts; and limit orders, in each case, involving Company securities

4  \  The Howard Hughes Corporation - investor.howardhughes.com

PROXY SUMMARY

HHSUSTAINABILITY

Inheriting the visionary legacy of our namesake, we have an unrelenting focus on building for the future.

With our commitment to creating long-term value, we recognize our responsibility and role in managing risks related to real estate's impact on the environment and society, as well as in helping provide solutions to the emerging challenges facing us today.

In 2017 we embarked on a portfolio-wide Sustainability Program to develop formalized policies, programs, metrics and measures to assess and accelerate our Environmental, Social and Governance ("ESG") performance. By prioritizing sustainability, it is our hope to enhance the quality of living for our stakeholders, lessen our company's environmental footprint and decrease operational expenses through a number of sustainability-related initiatives.

We have memorialized our stewardship and commitment to sustainability with our second ESG Review which we posted on our website in December 2019. The review outlines how we will continue to integrate ESG values and policies into our business. To learn more about how we track and measure our success in this area, please visit:

https://www.howardhughes.com/hhsustainability.

ESG Principles

Environmental

We are committed at the core of our operations to reducing our portfolio's environmental footprint, and to embedding sustainability at its full value into our overall strategy.

Social

We are dedicated to fostering thriving and diverse neighborhoods, employees and vendors through authentic initiatives and purposeful policies.

Governance

We hold ourselves to the highest standards across our organization, honoring our commitments while challenging our thinking to stay ahead of the curve.

ESG Core Values

Operational Excellence

(Environmental)

Implementing sustainability throughout our operations in order to lower our carbon footprint, reducing our expenses and increasing the effectiveness of our portfolio management.

Community-Focused Philanthropy

(Social)

Supporting our neighborhoods through charitable giving and volunteerism is central to our corporate responsibility strategy.

A Safe, Healthy and Diverse Workplace

(Social)

Attracting and retaining the best talent means providing a stable work environment that keeps our employees and stakeholders feeling secure, healthy and engaged.

Sustainable Return

(Financial)

Integrating ESG principles into our investment strategy to deliver sustained and high quality value.

Ethical Leadership

(Governance)

We hold ourselves to the highest standards of transparency and ethics to ensure we remain accountable to our shareholders, employees and customers.

Sustainability Goals

Transform the Footprint of Our Properties

(Environmental)

We aim to reduce our environmental impact as we build and invest in communities and properties that reflect our commitment to sustainability.

Build Thriving Neighborhoods

(Social)

We strive to support the local culture of our diverse communities, honor their history and actively integrate ourselves into their social fabric.

Foster Diversity Access Our Business

(Social)

We are commited to strong diversity standards that will have a positive impact on everything we do, from employment and vendor relationships, to community involvement and charitable giving.

Pursue Resilient Returns on Investment

(Financial)

We create value by increasing the efficiency and resiliency of our properties.

Lead Collaboratively and Transparently

(Governance)

We remain accountable as we share our continuous ESG progress with our stakeholders in a collaborative way.

Proxy Statement for the 2020 Annual Meeting of Stockholders  /  5

Proxy Statement for Annual Meeting of Stockholders to Be Held on May 14, 2020

QUESTIONS AND ANSWERS REGARDING THIS PROXY STATEMENT AND THE ANNUAL MEETING

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the "SEC"), the Company has elected to provide access to its proxy materials over the internet or, upon your request, through the mail. These materials are being provided in connection with the solicitation of proxies by the Board for use at the Company's 2020 annual meeting of stockholders or any postponement or adjournment thereof (the "Annual Meeting"). Accordingly, the Company sent a Notice of Internet Availability of Proxy Materials (the "Notice") on or about April 3, 2020 to stockholders entitled to notice of, and to vote at, the meeting.

All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. The Company encourages stockholders to take advantage of the availability of the proxy materials on the Internet.

You are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement. The Annual Meeting will be completely virtual. You may attend the meeting, submit questions, and vote your shares electronically during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/HHC2020. You will need the 16-digit control number that is printed in the box marked by the arrow on your Notice of Internet Availability of Proxy Materials or proxy card to enter the Annual Meeting. We recommend that you log in at least 15 minutes before the meeting to ensure you are logged in when the meeting starts.

How can I get electronic access to the proxy materials?
The Notice will provide you with instructions regarding how to:

•

view the Company's proxy materials for the Annual Meeting on the internet; and

•

instruct the Company to send future proxy materials to you electronically by email.

The Company's proxy materials are also available on the Company's website at www.howardhughes.com under the Investors tab.

If you previously elected to access your proxy materials over the internet, you will not receive a Notice or printed proxy materials in the mail. Instead you have received an email with a link to the proxy materials and voting instructions.

Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to you, which should result in lower costs associated with the Annual Meeting. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

6  \  The Howard Hughes Corporation - investor.howardhughes.com

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 14, 2020

What is included in the proxy materials?
The proxy materials include:

•

the Company's Notice of the Annual Meeting;

•

this Proxy Statement for the Annual Meeting; and.

•

the Company's 2019 Annual Report to Stockholders.

If you requested printed versions of these materials by mail, the proxy materials will also include a proxy card (for stockholders of record) or a voting instruction form (for beneficial owners) for the Annual Meeting.

Who is entitled to vote at the Annual Meeting?
Holders of Company common stock at the close of business on March 18, 2020 are entitled to receive notice of, and to vote their shares at, the Annual Meeting. On March 18, 2020, there were 42,795,030 shares of Company common stock outstanding and entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

If your shares are registered in your name with the Company's transfer agent, Computershare Trust Company, N.A., you are considered a "stockholder of record." If your shares are held in an account with a broker, bank or other nominee, you are considered the "beneficial owner." As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares.

How do I vote?

How to Vote
Your vote is important. Please vote as soon as possible by one of the methods shown below.

At the Annual Meeting
If you are a stockholder of record, you may vote your shares electronically during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/HHC2020. You will need the 16-digit control number that is printed in the box marked by the arrow on your Notice of Internet Availability of Proxy Materials or proxy card to enter the Annual Meeting.

By telephone
All stockholders of record may vote their shares by calling 1-800-690-6903 toll-free. Submit your vote by telephone until 11:59 p.m. ET on May 13, 2020. Have your proxy card available and follow the instructions provided by the recorded message to vote your shares. If you are a beneficial owners of shares, you may vote your shares by telephone by following the instructions send to you by your broker, bank or other record holder.

By Internet
All stockholders of record may vote their shares online at www.proxyvote.com. Use the Internet to transmit your voting instructions until 11:59 p.m. ET on May 13, 2020. Have your proxy card available and follow the instructions on the website to vote your shares. If you are a beneficial owner of shares, you may vote your shares online by following the instructions sent to you by your broker, bank or other record holder.

By mail
If you are a stockholder of record, you may request from us, by following the instructions on your Notice or in the email that you received, printed copies of the proxy materials, which will include a proxy card

If you are a beneficial owner of shares, you may vote your shares by mail by following the instructions sent to you by your broker, bank or other record holder.

Proxy Statement for the 2020 Annual Meeting of Stockholders   /  7

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 14, 2020

Internet and telephone voting for stockholders of record will be available 24 hours a day, and will close at 11:59 p.m. Eastern Time on May 13, 2020. The availability of internet and telephone voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. You should follow the voting instructions in the materials provided to you by your broker, bank or other holder of record. If you vote on the internet or by telephone, you do not have to return a proxy card or voting instruction form. If you are located outside the U.S. and Canada, please use the internet or mail voting procedures. Your vote is important. Your timely response may save us the expense of attempting to contact you again.

What is householding and how does this affect me?

We have adopted a procedure approved by the SEC called "householding." Under this procedure, registered stockholders, who have the same address and last name and who receive paper copies of the proxy materials in the mail, will receive only one copy of our proxy materials. This consolidated method of delivery will continue unless one or more of these stockholders notifies us that they would like to receive individual copies of proxy materials. This procedure reduces our printing costs and postage fees. If a stockholder of record residing at such address wishes to receive separate proxy materials in the future, he or she may contact The Howard Hughes Corporation, One Galleria Tower, 13355 Noel Road, 22nd Floor, Dallas, Texas 75240, Attention: Investor Relations.
What can I do if I change my mind after I submit my proxy?
If you are a stockholder of record, you can revoke your proxy prior to the completion of voting at the Annual Meeting by:

•

delivering written notice revoking your proxy to the Corporate Secretary at the Company's address set forth above;

•

timely delivering a new, later-dated proxy using one of the methods described above; or

•

voting in person at the Annual Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other nominee. You may also vote in person at the Annual Meeting if you obtain a legal proxy from your broker, bank or other nominee.

What shares are included in my proxy?

If you are a stockholder of record, you will receive one proxy card for all of your shares that are registered in your name with the Company's transfer agent. If you are a beneficial owner of shares, the voting instructions you receive from your broker, bank or other nominee will indicate the number of shares of Company common stock held by them on your behalf. If you received more than one proxy card or voting instructions, then your shares are likely registered in more than one name with the Company's transfer agent and/or held in more than one account with your broker, bank or other nominee. Please complete, sign, date and return each proxy card and/or voting instructions to ensure that all of your shares are voted.
What happens if I do not give specific voting instructions?

All properly executed proxies, unless revoked as described above, will be voted at the Annual Meeting in accordance with your instructions. If a properly executed proxy gives no specific instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

8  \  The Howard Hughes Corporation - investor.howardhughes.com

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 14, 2020

If you are a beneficial owner of shares and do not provide your broker, bank or other nominee with specific voting instructions, then under the rules of the New York Stock Exchange (the "NYSE"), they may only vote on matters for which they have discretionary power to vote. If your broker, bank or other nominee does not receive instructions from you on how to vote your shares and they do not have discretion to vote on the matter, then the broker, bank or other nominee will inform the inspector of election that it does not have the authority to vote on the matter with respect to your shares.

Your broker, bank or other nominee will not be permitted to vote on your behalf on the election of directors; the advisory vote on executive compensation; the vote to approve The Howard Hughes Corporation 2020 Equity Incentive Plan; and other matters to be considered at the Annual Meeting, unless you provide specific instructions by completing and returning a properly executed proxy or following the instructions provided to you to vote your shares. For your vote to be counted, you need to communicate your voting decisions to your broker, bank or other nominee before the date of the Annual Meeting.

What constitutes a quorum?

A majority of the outstanding shares of common stock must be present, in person or by proxy, to constitute a quorum at the Annual Meeting.

Abstentions and "broker non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A "broker non-vote" occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular matter and has not received voting instructions from the beneficial owner.

Who can attend the Annual Meeting?
The Annual Meeting is open to all holders of the Company's common stock.

Proxy Statement for the 2020 Annual Meeting of Stockholders   /  9

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 14, 2020

What will the stockholders vote on at the Annual Meeting, what are the voting requirements for each of the matters to be voted on at the Annual Meeting and what are the Board's voting recommendations?

Proposal		Vote Necessary to Approve Proposal	Broker Discretionary Voting Allowed?	Treatment of Abstentions and Broker Non-Votes	Board Recommendation
1	Election of directors	Each director nominee must receive the affirmative vote of a majority of the votes cast with respect to the nominee, excluding abstentions	No	No effect	✓ FOR each director nominee

2	Advisory vote to approve executive compensation (Say-on-Pay)	Affirmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting and entitled to vote on the matter	No	Abstentions have the effect of a vote cast against the matter and broker non-votes have no effect	✓ FOR

3	Approval of The Howard Hughes Corporation 2020 Equity Incentive Plan	Affirmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting and entitled to vote on the matter	No	Abstentions have the effect of a vote cast against the matter and broker non-votes have no effect	✓ FOR

4	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2020	Affirmative vote of a majority of the votes cast	Yes	No effect	✓ FOR

10  \  The Howard Hughes Corporation - investor.howardhughes.com

Matters Related to Corporate Governance, Board Structure, Director Compensation and Stock Ownership

CORPORATE GOVERNANCE

The Board has adopted the following policies to serve as the governing framework of the Company:

  ■
  corporate governance guidelines to assist the Board in the exercise of its responsibilities to the Company and its stockholders;

  ■
  a code of business conduct and ethics applicable to the Company's directors;

  ■
  a code of business conduct and ethics applicable to the Company's officers and other employees; and

  ■
  written charters for its Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Risk Committee.

The Company's corporate governance guidelines, codes of business conduct and ethics and committee charters are available on the Company's website at www.howardhughes.com under the Investors tab. You may also obtain a copy of these policies upon written request to the Company's Corporate Secretary at its principal executive office.

The Board periodically reviews its corporate governance policies and practices. Based on these reviews, the Board may adopt changes to policies and practices that are in the best interests of the Company and as appropriate to comply with any new SEC or NYSE corporate governance requirements.

The Board may, at its discretion, elect a Chairman of the Board from among the directors. If at any time the

Chairman of the Board is a current or former executive officer of the Company, or for any reason is not an independent director, a presiding director will be selected by the independent directors from among the directors who are not current or former executive officers of the Company and are otherwise independent. The Board adopted this structure to promote decision-making and governance that are independent of the Company's management and to better perform the Board's monitoring and evaluation functions. The positions of Chairman of the Board and Chief Executive Officer are held by different individuals. The Chairman of the Board, William Ackman, is not a member of Company management.

The Board has established a policy that its non-management directors meet in executive session, without members of management present at least four times per year; provided, however, that any non-management director may request additional executive sessions of the non-management directors at any time, if and when necessary, to discuss any matter of concern. The Chairman of the Board or presiding director presides over each executive session. The Board policy provides that if the Board includes non-management directors that are not independent, at least one executive session each year will include only independent directors.

The Company believes that the foregoing policies and practices, when combined with the Company's other governance policies and procedures, provide an appropriate framework for oversight, discussion and evaluation of decisions and direction from the Board.

Proxy Statement for the 2020 Annual Meeting of Stockholders  /  11

MATTERS RELATED TO CORPORATE GOVERNANCE, BOARD STRUCTURE, DIRECTOR COMPENSATION AND STOCK OWNERSHIP

Foundation in Sound Governance Practices

✓

Regular executive sessions of independent directors

✓

Annual Board and committee evaluations

✓

Directors may contact any employee of our Company directly, and the Board and its committees may engage independent advisors at their sole discretion

✓

Annual elections of directors (i.e., no staggered board)

✓

A general prohibition against short sales; investing in publicly traded options; hedging; pledging and margin accounts; and limit orders, in each case, involving Company securities

✓

Majority voting with resignation policy for directors in uncontested elections

✓

Executive Compensation Recoupment Policy

✓

Stockholders holding at least 15% of our outstanding shares of common stock can call a special meeting of stockholders

✓

Director and executive stock ownership requirements

RISK MANAGEMENT

The Board views risk management as one of its primary responsibilities. A fundamental part of risk management is not only understanding the risks that the Company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. Our Board is responsible for overseeing the risk management of our Company, which is carried out by the full Board as well as at each of its committees and, in particular, the Risk Committee.

BOARD RISK MANAGEMENT OVERSIGHT INCLUDES:
  ■
  strategic and financial considerations

  ■
  legal, regulatory and compliance risks

  ■
  other risks considered by the committees

RISK COMMITTEE RISK MANAGEMENT OVERSIGHT INCLUDES:
  ■
  the development and implementation of the Company's enterprise risk management program, which is an enterprise-wide program designed to enable effective and efficient identification of critical enterprise risks and to facilitate the incorporation of risk considerations into decision making

  ■
  overall risk-taking tolerance and risk governance
  ■
  environmental, social and governance risks

AUDIT COMMITTEE RISK MANAGEMENT OVERSIGHT INCLUDES:
  ■
  financial, legal and compliance risks

  ■
  technology and cybersecurity risks

COMPENSATION COMMITTEE RISK MANAGEMENT OVERSIGHT INCLUDES:
  ■
  considering the relationship between the Company's overall compensation policies and practices for employees, including executive officers, and risk, including whether such policies and practices encourage imprudent risk taking and would be reasonably likely to have a material adverse effect on the Company.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE RISK MANAGEMENT OVERSIGHT INCLUDES:
  ■
  managing risks related to Board composition

  ■
  oversight of risks related to corporate governance

12  \  The Howard Hughes Corporation - investor.howardhughes.com

MATTERS RELATED TO CORPORATE GOVERNANCE, BOARD STRUCTURE, DIRECTOR COMPENSATION AND STOCK OWNERSHIP

DIRECTOR INDEPENDENCE

NYSE corporate governance guidelines require that at least a majority of the members of the Board meet the NYSE criteria for independence. The Board has determined that each of its non-management directors, which include Mr. Ackman, Mr. Flatto, Mr. Furber,

Ms. Kaplan, Mr. Model, Mr. Sellers, Mr. Shepsman and Ms. Tighe, is independent under the NYSE independence standards. Mr. Layne is not independent because he is the Chief Executive Officer of the Company.

DIRECTOR NOMINATIONS

Qualifications

The Nominating and Corporate Governance Committee considers a number of factors in its evaluation of director candidates. These factors include their specific experience, qualifications, attributes and skills in light of the Company's business. The Nominating and Corporate Governance Committee is also responsible for recommending the nomination of those incumbent directors it deems appropriate for reelection to the Board and, if applicable, reappointment to any committees of the Board on which such director serves.

While the Nominating and Corporate Governance Committee has not established specific criteria relating to a candidate's age, education, experience level or skills, qualified candidates are expected to have strong business expertise and, in particular, experiences and expertise with regard to real estate development and management, retail, marketing, capital markets, technology, financial reporting, risk management, ESG and/or business strategy. Under our Diversity Policy, the Nominating and Corporate Governance Committee also considers the independence of the nominee, availability for service to the Company (including any potential conflicts of interest), age of the incumbent directors on the Board, diversity and the Board's anticipated needs with regard to director expertise. With regard to diversity, the Nominating and Corporate Governance Committee is committed to considering candidates for the Board regardless of gender, ethnicity and national origin.

Stockholder Recommendations

The Nominating and Corporate Governance Committee will consider recommendations of potential candidates from stockholders based on the same criteria as a candidate identified by the Nominating and Corporate Governance Committee.

To recommend a candidate, a stockholder must provide notice to the Company. The notice must include the following:

  ■
  monetary agreements, arrangements and understandings during the past three years as to each person being recommended, all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in contested elections;

  ■
  such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and

  ■
  a description of all direct and indirect compensation between the Company and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships between or among such stockholder and, if applicable, the beneficial owner of the shares held by such stockholder.

For information regarding when notice must be received to be considered timely, see "Stockholder Proposals for 2021 Annual Meeting of Stockholders."

Proxy Statement for the 2020 Annual Meeting of Stockholders  /  13

MATTERS RELATED TO CORPORATE GOVERNANCE, BOARD STRUCTURE, DIRECTOR COMPENSATION AND STOCK OWNERSHIP

STOCKHOLDER ENGAGEMENT

We believe that strong corporate governance should include year-round engagement with our stockholders. Through our investor outreach program, we solicit feedback on our executive compensation program, corporate governance and disclosure practices, and we respond to questions regarding our programs, policies and goals. We share the feedback we receive with our Board of Directors and Compensation Committee.

COMMUNICATIONS WITH THE BOARD

Any stockholder or other interested party may communicate with the Board, any Board committee, the non-management directors or any individual director. All written communications must identify the recipient and the author and be sent by certified mail to the Company's principal executive offices at:

The Howard Hughes Corporation
One Galleria Tower
13355 Noel Road, 22nd Floor
Dallas, Texas 75240
Attention: Corporate Secretary

The Corporate Secretary will act as agent for the directors in facilitating these communications.

CODES OF BUSINESS CONDUCT AND ETHICS

The Company has adopted a code of business conduct and ethics applicable to the Company's directors and a code of business conduct and ethics applicable to the Company's officers and other employees. The purpose of these codes is to, among other things, affirm the Company's commitment to the highest standards of business conduct and ethics, integrity and attendant compliance reporting in accordance with all applicable laws. The codes set forth a common set of values and standards to which all of the Company's directors, officers and employees are expected to adhere. The Company will post information regarding any amendment to, or waiver from, its codes of business conduct and ethics on its website under the Investors tab as required by applicable law.

14  \  The Howard Hughes Corporation - investor.howardhughes.com

The Board, its Committees and its Compensation

THE BOARD

Eight of our directors are non-management directors. Under the Company's amended and restated bylaws, the Board may select one of its members to be Chairman of the Board. William Ackman is the Chairman of the Board.

Under the Company's corporate governance guidelines, Board members are expected to devote the time reasonably necessary to discharge their responsibilities and to prepare for and, to the extent reasonably practicable, attend and participate in all meetings of the Board and the committees on which they serve. Each director is expected to attend the annual meeting of stockholders. The Board held a total of nine meetings in 2019. All directors attended 75% or more of the meetings of the Board and of the committees on which they served during 2019. All the directors attended our 2019 annual meeting of stockholders.

Our individual Board members have varied expertise and bring extensive professional experience both within and outside the real estate industry. This provides our Board with a vast collective skill set which is advantageous to the Board's oversight of our Company. While the industry-specific expertise possessed by certain of our Board members is essential, we also benefit from the viewpoints of our directors with expertise outside of the real estate industry. These varied perspectives expand the Board's ability to provide relevant guidance to our business.

BOARD COMMITTEES

Our Board has four standing committees: Audit, Compensation, Nominating and Corporate Governance and Risk. The specific membership of each committee allows us to take advantage of our directors' diverse skill sets, which enables deep focus on committee matters.

Each of our committees:

•
Operates pursuant to a written charter (available on our website at www.howardhughes.com under the "Investors" tab)
•
Reviews its charter annually

•
Evaluates its performance annually

The Company's reputation is of critical importance. In fulfilling their duties and responsibilities, each of our standing committees and our Board consider the potential effect of any matter on our reputation.

Proxy Statement for the 2020 Annual Meeting of Stockholders   /  15

THE BOARD, ITS COMMITTEES AND ITS COMPENSATION

AUDIT	Meetings in 2019: 13

All Independent
• Steven Shepsman • Beth Kaplan • Allen Model

Key Skills and Experiences Represented
• Audit, tax, accounting • Preparation or oversight of financial statements • Compliance • Risk management

Key Responsibilities

•

Pre-approving auditing services, internal control-related services and permitted non-audit services to be performed for the Company by the independent registered public accounting firm

•

Reviewing and discussing with management and the independent registered public accounting firm financial statement and disclosure matters

•

Reviewing the findings and recommendations of the Company's independent registered public accounting firm and management's response to the recommendations of that firm

•

Reviewing and discussing with management and the independent registered public accounting firm the Company's significant financial and accounting risk exposure

•

Overseeing the internal audit function

•

Overseeing compliance with applicable legal and regulatory requirements as it relates to financial reporting

•

Establishing "whistleblower" procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters

Each member of the Audit Committee has the ability to read and understand fundamental financial statements. The Board has determined that Mr. Shepsman meets the requirements of an "audit committee financial expert" as defined by the rules of the Securities Exchange Act of 1934 (the "Exchange Act").

COMPENSATION	Meetings in 2019: 7

All Independent
• R. Scot Sellers • William Ackman • Burton Tansky (prior to retirement from the Board) • Mary Ann Tighe

Key Skills and Experiences Represented
• Setting executive compensation • Evaluating executive and Company-wide compensation programs • Human capital management

Key Responsibilities

•

Evaluating the performance of and determining the compensation for the Company's executive officers, including its Chief Executive Officer

•

Reviewing, approving and recommending to the Board the Company's annual and long-term incentive plans and programs

•

Reviewing and approving employment and other contracts relating to compensation with the Company's executive officers

•

Reviewing director compensation policies, objectives and programs and approving the form and amount of director compensation

•

Reviewing with management and approving the Compensation Discussion and Analysis to be included in the Company's proxy statement

16  \  The Howard Hughes Corporation - investor.howardhughes.com

THE BOARD, ITS COMMITTEES AND ITS COMPENSATION

NOMINATING AND CORPORATE GOVERNANCE	Meetings in 2019: 4

All Independent
• Jeffrey Furber • Adam Flatto • Allen Model • R. Scot Sellers • Steven Shepsman

Key Skills and Experiences Represented
• Corporate governance • Current and prior public company board service

Key Responsibilities

•

Developing and recommending corporate governance guidelines applicable to the Board and the Company's employees

•

Developing criteria and qualifications for directors to be used in identifying, reviewing and selecting director candidates

•

Identifying and recommending individuals qualified to be directors

•

Reviewing relationships between directors, the Company and members of management and recommending to the Board whether directors are independent

•

Recommending committee composition and assignments

RISK	Meetings in 2019: 4

All Independent
• Allen Model • Beth Kaplan • R. Scot Sellers • Steven Shepsman

Key Skills and Experiences Represented
• Understanding of how risk is undertaken, mitigated and controlled • Real estate operating experience

Key Responsibilities

•

Assessing and evaluating critical risks

•

Approving the Company's enterprise-wide, risk management framework

•

Reviewing policies and procedures established and implemented by management to understand general enterprise and related business risk inherent in the Company's business

•

Providing strategic consultation and input to management to assist management in evaluating policies and practices that provide the framework to ensure operational efficiency and necessary controls for operational and other risks

•

Identifying which risks should be elevated to the full Board for assessment

•

Overseeing the delegation of risk-related responsibilities to each Board Committee

Commitment of Our Board – 2019	2019 Meetings
Board	9

Audit	13

Compensation	7

Nominating and Corporate Governance	4

Risk	4

Executive Sessions of Independent Directors without Management	6

Proxy Statement for the 2020 Annual Meeting of Stockholders   /  17

THE BOARD, ITS COMMITTEES AND ITS COMPENSATION

BOARD AND COMMITTEE EVALUATIONS

We recognize the critical role that the Board and committee evaluations play in ensuring the effective functioning of our Board. It is important to take stock of Board, committee and director performance, and to solicit and act upon feedback from each member of our Board. To this end, our Nominating and Corporate Governance Committee is responsible for evaluating the performance of our Board annually, and each of our Board's committees also conducts an annual self-evaluation.

Evaluations – A Multi-Step Process

The Nominating and Corporate Governance Committee periodically reviews the format of the Board and committee evaluation process to ensure that actionable feedback is solicited on the operation of the Board and director performance.

• Questionnaire	Evaluation questionnaire provides director feedback on an unattributed basis

• One-on-One Discussions	Every third year, the Nominating and Corporate Governance Committee engages an independent third party to conduct one-on-one discussions with each director to solicit additional feedback and provide individual feedback

• Board Summary	Summary of Board and committee evaluation results provided to the full Board

• Feedback Incorporated	Policies and practices updated as appropriate as a result of director feedback

2019 DIRECTOR COMPENSATION

ANNUAL COMPENSATION

The table below summarizes the Company's non-employee director compensation program.

Total
Board Service:

Annual retainer	$220,000

Committee Service:

Annual Audit Committee Chair Retainer	$30,000

Annual Audit Committee Member Retainer	$15,000

Annual Compensation Committee Chair Retainer	$15,000

Annual Compensation Committee Member Retainer	$5,000

Annual N&CG Committee Chair Retainer	$12,500

Annual N&CG Committee Member Retainer	$5,000

Annual Risk Committee Chair Retainer	$12,500

Annual Risk Committee Member Retainer	$5,000

Under our director compensation program, the annual retainer for Board service is payable $145,000 in restricted stock and $75,000 in cash. A director may elect to receive up to all of his or her cash retainer in restricted stock.

The Company also reimburses directors for all expenses incurred in attending Board and Board committee meetings. A director who is, or becomes, an employee of the Company does not receive additional compensation for serving as a director.

18  \  The Howard Hughes Corporation - investor.howardhughes.com

THE BOARD, ITS COMMITTEES AND ITS COMPENSATION

DIRECTOR COMPENSATION TABLE

The table below sets forth the compensation earned by each of the Company's directors during 2019.

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards(3) ($)	Total ($)
William Ackman(4)	–	–	–

Adam Flatto	80,000	145,000	225,000

Jeffrey Furber	87,500	145,000	232,500

Beth Kaplan	132,500	145,000	277,500

Allen Model	126,250	145,000	271,250

R. Scot Sellers	100,000	145,000	245,000

Steven Shepsman	115,000	145,000	260,000

Burton Tansky(5)	2,500	–	2,500

Mary Ann Tighe	80,000	145,000	225,000

(1)
Mr. Weinreb, a former director and former Chief Executive Officer of the Company, and Paul Layne, a director and Chief Executive Officer of the Company, are not included in this table because they are/were employees of the Company and receive/received no additional compensation for their service as a director. The compensation earned by Mr. Weinreb and Mr. Layne as employees of the Company during 2019 is shown in "Executive Compensation – Summary Compensation Table".

(2)
Ms. Kaplan, Ms. Tighe, Mr. Furber, Mr. Model and Mr. Sellers elected to receive $75,000 of their annual cash retainer in restricted stock.

(3)
Represents the aggregate grant date fair value of restricted stock granted to the Company's non-management directors. The dollar amounts were computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation, and exclude the effect of estimated forfeitures. As of December 31, 2019, the number of shares of restricted stock held by each of the non-management directors was as follows: Mr. Flatto (1,432), Mr. Furber (2,173), Ms. Kaplan (2,173), Mr. Model (2,173), Mr. Sellers (2,173), Mr. Shepsman (1,432) and Ms. Tighe (2,173). The numbers in this column do not include annual cash retainers that certain directors elected to take in restricted stock. The grant date fair value of the restricted stock granted to Ms. Kaplan, Ms. Tighe, Mr. Furber, Mr. Model and Mr. Sellers, including restricted stock that was received in lieu of annual retainer fees, was $220,000.

(4)
Mr. Ackman waived all compensation relating to his service as a director of the Company and has not been awarded any equity compensation.

(5)
Mr. Tansky retired from the Board on May 16, 2019 and did not receive any restricted stock.

STOCK OWNERSHIP GUIDELINES

The stock ownership guidelines for non-management directors and officers were adopted to align their interests with those of the Company's stockholders and strengthen the Company's commitment to sound corporate governance. The stock ownership guidelines provide that (a) each non-management director that was a member of the Board prior to May 14, 2013 is required to own shares of Company common stock with a value equal to five times the original annual retainer ($112,000) for Board service within five years of the date of appointment, and (b) each non-management director appointed after May 14, 2013 is required to own shares of Company common stock with a value equal to five times the annual retainer for Board service in effect on May 14, 2013 ($165,000) within five years of the date of appointment. In determining whether a director has met the minimum stock ownership guidelines, shares of common stock of the Company and restricted stock of the Company will be, in each case, valued based upon the closing price of Company's common stock on the applicable determination date. As of March 31, 2020, each director was compliant with the stock ownership guidelines.

Proxy Statement for the 2020 Annual Meeting of Stockholders   /  19

Security Ownership of Management and Certain Beneficial Holders

The tables below provide information regarding the beneficial ownership of the Company's common stock as of March 31, 2020, by:

  •
  each director of the Company;

  •
  each of the executive officers named in the Summary Compensation Table;

  •
  all directors and executive officers as a group; and

  •
  each beneficial owner of more than 5% of the Company's common stock.

The table below lists the number and percentage of shares beneficially owned based on 55,063,251 shares of common stock outstanding as of March 31, 2020. Beneficial ownership is determined in accordance with SEC rules and regulations. Unless otherwise indicated and subject to community property laws where applicable, the Company believes each stockholder named in the table below has sole voting and investment power with respect to the shares indicated as beneficially owned.

DIRECTORS AND EXECUTIVE OFFICERS

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage
William Ackman(1)	16,386,835	29.8%

Adam Flatto(2)(3)	20,574	*

Jeffrey Furber(3)	21,383	*

Beth Kaplan(3)	3,582	*

Allen Model(3)	21,297	*

R. Scot Sellers(3)	39,394	*

Steven Shepsman(3)(4)	14,878	*

Mary Ann Tighe(3)(5)	33,689	*

Paul Layne(6)	77,550	*

David O'Reilly(7)	29,865	*

Peter Riley(8)	56,675	*

Saul Scherl(9)	25,562	*

Simon Treacy(10)	6,272	*

David R. Weinreb(11)	3,316,636	5.8%

Grant Herlitz(12)	304,097	*

All directors and executive officers as a group (20 persons)(13)	20,396,801	35.7%

*
Less than 1%.

(1)
Includes 4,189,446 shares underlying forward purchase contracts beneficially owned by Pershing Square Capital Management, L.P., a Delaware limited partnership ("Pershing Square"), PS Management GP, LLC, a Delaware limited liability company ("PS Management"), and Mr. Ackman. Mr. Ackman, who is a director of the Company, may be deemed to be the beneficial owner of the 16,386,835 shares by virtue of his position as Chief Executive Officer of Pershing Square, the investment advisor to the Pershing Square Funds (as defined below) and as managing member of PS Management, the general partner of

20  \  The Howard Hughes Corporation - investor.howardhughes.com

Security Ownership of Management and Certain Beneficial Holders

  Pershing Square. Pershing Square's principal business is to serve as investment advisor to certain affiliated funds, including Pershing Square, L.P., a Delaware limited partnership ("PS"), Pershing Square International, Ltd., a Cayman Islands exempted company ("PS International"), and Pershing Square Holdings, Ltd, a limited liability company incorporated in Guernsey ("PSH" and together with PS and PS International, the "Pershing Square Funds"). Mr. Ackman disclaims beneficial ownership of these except to the extent of his pecuniary interest therein.

(2)
Includes 3,000 shares that are held by AF Services Money Purchase Plan. Mr. Flatto may be deemed to be the beneficial owner of such shares by virtue of his interest in the plan.

(3)
Includes shares of restricted stock for which the following directors have sole voting power, but no dispositive power: Mr. Flatto (1,432), Mr. Furber (2,173), Ms. Kaplan (2,173), Mr. Model (2,173), Mr. Sellers (2,173), Mr. Shepsman (1,432) and Ms. Tighe (2,173). These shares of restricted stock will vest on May 14, 2020.

(4)
Includes 9,005 shares held by Sam De Realty II, L.P. ("Sam De Realty"), a limited partnership for which Mr. Shepsman is the general partner. By virtue of his position as general partner of Sam De Realty, Mr. Shepsman may be deemed to be the beneficial owner of such shares.

(5)
Includes 19,495 shares that were purchased by Ms. Tighe's husband. By virtue of this relationship, Ms. Tighe may be deemed to be the beneficial owner of such shares.

(6)
Includes: (a) 1,086 shares of time-based restricted stock and 1,087 shares of performance-based restricted stock granted to Mr. Layne in February 2016 for which he has sole voting power, but no dispositive power; (b) 514 shares of time-based restricted stock and 1,287 shares of performance-based restricted stock granted to Mr. Layne in February 2017 for which he has sole voting power, but no dispositive power; (c) 739 shares of time-based restricted stock and 1,232 shares of performance-based restricted stock granted to Mr. Layne in February 2018 for which he has sole voting power, but no dispositive power; (d) 1,388 shares of time-based restricted stock and 1,737 shares of performance-based restricted stock granted to Mr. Layne in February 2019 for which he has sole voting power, but no dispositive power; (e) 4,581 shares of time-based restricted stock and 4,582 shares of performance-based restricted stock granted to Mr. Layne in February 2020 for which he has sole voting power, but no dispositive power; and (f) 40,179 options that are currently exercisable.

(7)
Includes: (a) 2,956 shares of time-based restricted stock and 4,927 shares of performance-based restricted stock granted to Mr.O'Reilly in February 2018 for which he has sole voting power, but no dispositive power; (b) 4,168 shares of time-based restricted stock and 5,210 shares of performance-based restricted stock granted to Mr. O'Reilly in February 2019 for which he has sole voting power, but no dispositive power; and (c) 5,258 shares of time-based restricted stock and 5,259 shares of performance-based restricted stock granted to Mr. O'Reilly in February 2020 for which he has sole voting power, but no dispositive power.

(8)
Includes: (a) 4,075 shares of time-based restricted stock and 4,076 shares of performance-based restricted stock granted to Mr. Riley in February 2016 for which he has sole voting power, but no dispositive power; (b) 1,716 shares of time-based restricted stock and 4,290 shares of performance-based restricted stock granted to Mr. Riley in February 2017 for which he has sole voting power, but no dispositive power; (c) 10,000 shares of time-based restricted stock granted to Mr. Riley in November 2017 in connection with entering into his new employment agreement with the Company of which he has sole voting, but no dispositive power; (d) 1,970 shares of time-based restricted stock and 3,285 shares of performance-based restricted stock granted to Mr. Riley in February 2018 for which he has sole voting power, but no dispositive power; (e) 2,778 shares of time-based restricted stock and 3,473 shares of performance-based restricted stock granted to Mr. Riley in February 2019 for which he has sole voting power, but no dispositive power; and (f) 3,187 shares of time-based restricted stock and 3,187 shares of performance-based restricted stock granted to Mr. Riley in February 2020 for which he has sole voting power, but no dispositive power.

Proxy Statement for the 2020 Annual Meeting of Stockholders   /  21

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL HOLDERS

(9)
Includes: (a) 857 shares of time-based restricted stock and 2,145 of performance-based restricted stock granted to Mr. Scherl in February 2017 for which he has sole voting power, but no dispositive power; (b) 1,231 shares of time-based restricted stock and 2,053 shares of performance-based restricted stock granted to Mr.Scherl in February 2018 for which he has sole voting power, but no dispositive power; (c) 1,736 shares of time-based restricted stock and 2,171 shares of performance-based restricted stock granted to Mr. Scherl in February 2019 for which he has sole voting power, but no dispositive power; (d) 8,020 shares of time-based restricted stock granted to Mr. Scherl in February 2019 in connection with his new compensation package for which he has sole voting, but no dispositive power; and (e) 2,390 shares of time-based restricted stock and 2,390 shares of performance-based restricted stock granted to Mr. Scherl in February 2020 for which he has sole voting power, but no dispositive power.

(10)
As of the date of Mr. Treacy's separation from the Company. Following Mr. Treacy's separation from the Company, all of his unvested equity awards from prior years were cancelled.

(11)
Includes: (a) 25,738 shares of performance-based restricted stock granted to Mr. Weinreb in August 2017 in connection with entering into his new employment agreement with the Company for which he has sole voting power, but no dispositive power; (b) 24,636 shares of performance-based restricted stock granted to Mr. Weinreb in February 2018 for which he has sole voting power, but no dispositive power; (c) 26,050 shares of performance-based restricted stock granted to Mr. Weinreb in February 2019 for which he has sole voting power, but no dispositive power; and (d) 1,965,409 shares of common stock issuable upon exercise of a warrant. The percentage beneficially owned is based on 44,760,439 shares of common stock which would be outstanding if Mr. Weinreb exercised the warrant.

(12)
Includes: (a) 13,041 shares of performance-based restricted stock granted to Mr. Herlitz in February 2016 for which he has sole voting power, but no dispositive power; (b) 10,295 shares of performance-based restricted stock granted to Mr. Herlitz in February 2017 for which he has sole voting power, but no dispositive power; (c) 10,779 shares of performance-based restricted stock granted to Mr. Herlitz in February 2018 for which he has sole voting power, but no dispositive power; (d) 11,397 shares of performance-based restricted stock granted to Mr. Herlitz in February 2019 for which he has sole voting power, but no dispositive power; (e) 93,275 shares indirectly held by Mr. Herlitz through a family limited partnership; (f) 13 shares held indirectly by his daughter; and (g) 87,951 shares of common stock issuable upon exercise of a warrant.

(13)
The percentage beneficially owned is based on 57,116,611 shares of common stock outstanding which would be outstanding if each of Messrs. Weinreb and Herlitz exercised their warrants.

22  \  The Howard Hughes Corporation - investor.howardhughes.com

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL HOLDERS

In October 2016, Mr. O'Reilly purchased a warrant from the Company to acquire 50,125 shares in exchange for a fair market value purchase price of $1 million. The purchase price of the warrant and the number of shares issuable upon exercise was determined by the Board based upon the advice of Houlihan Lokey, an independent third party valuation adviser. The exercise price of the warrant and the shares underlying the warrant is $112.08, which was the closing trading price of the Company's common stock on the NYSE on October 6, 2016.

The warrant fully vested at the time of purchase. In accordance with Rule 13d-3 of the Exchange Act, the shares of Company common stock underlying the warrant issued to Mr. O'Reilly in 2016 are not included in the table above because the warrant is not exercisable within 60 days of the date of the information provided in the table.

FIVE PERCENT HOLDERS

The following table sets forth information regarding the number and percentage of shares of common stock held by all persons and entities, other than directors and officers of the Company, known by the Company to beneficially own 5% or more of the Company's outstanding common stock. The information regarding beneficial ownership of common stock by each entity identified below is included in reliance on a report filed by the entity with the SEC, except that the percentage is based upon the Company's calculations made in reliance upon the number of shares reported to be beneficially owned by the entity in such report and the number of shares of common stock outstanding on March 31, 2020.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent
Pershing Square(1) 787 Eleventh Avenue, 9th Floor New York, New York 10019	16,386,835	29.8%

The Vanguard Group(2) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	5,977,727	10.9%

Caledonia (Private) Investments Pty Limited(3) Level 10, 131 Macquarie Street Sydney, NSW, 2000, Australia	2,385,692	4.3%

Principal Global Investors, LLC(4) 801 Grand Avenue Des Moines, lowa 50392	2,231,477	4.1%

(1)
According to a Schedule 13D/A filed by (i) Pershing Square, (ii) PS Management and (iii) William Ackman (collectively, the "Pershing Reporting Persons") with the SEC on March 31, 2020 and a Form 4 filed by the Pershing Reporting Persons with the SEC on March 31, 2020. The Pershing Reporting Persons share voting and investment power with respect to 16,386,835 of these shares. The number also includes 4,189,446 shares underlying forward purchase contracts owned by the Pershing Square Funds. None of the forward purchase contracts give the Reporting Persons direct or indirect voting, investment or dispositive control over any securities of the Company or requires the counterparty thereto to acquire, hold, vote or dispose of any securities of the Company.

(2)
According to a Schedule 13G/A filed by The Vanguard Group, Inc. ("Vanguard") with the SEC on February 11, 2020. Vanguard has sole voting power with respect to 22,151 shares of our common stock, shared voting power with respect to 8,747 shares of our common stock, sole dispositive power with respect to 5,952,033 shares of our common stock and shared dispositive power with respect to 25,694 shares of our common stock.

(3)
According to a Schedule 13G filed by Caledonia (Private) Investments Pty Limited ("Caledonia") with the SEC on February 14, 2020. Caledonia has sole voting power and sole dispositive power with respect to 2,385,692 shares of our common stock.

(4)
According to a Schedule 13G filed by Principal Global Investors, LLC ("Principal") with the SEC on February 14, 2020. Principal has shared voting power with respect to 2,231,477 shares of our common stock and shared dispositive power with respect to 2,231,477 shares of our common stock.

Proxy Statement for the 2020 Annual Meeting of Stockholders   /  23

Section 16(a) Beneficial Ownership Reporting Compliance

Compliance with Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of its equity securities, to file reports of ownership and changes in ownership with the SEC. These reporting persons are required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms furnished to the Company, the Company believes that during 2019 all Section 16(a) filing requirements applicable to its directors, executive officers and greater than 10% stockholders were in compliance with Section 16(a).

Compensation Committee Interlocks and Insider Participation

Messrs. Ackman, Sellers and Tansky (prior to his retirement) and Ms. Tighe served on the compensation committee in 2019. None of the members of the Compensation Committee are or have been an officer or an employee of the Company. In addition, during 2019, none of the Company's executive officers served on the board of directors or compensation committee (or committee performing equivalent functions) of any other company that had one or more executive officers serving on the Board or the Company's compensation committee.

24  \  The Howard Hughes Corporation - investor.howardhughes.com

Related Party Transactions and Certain Relationships

RELATED PARTY TRANSACTIONS POLICY

The Company has adopted a written policy relating to the approval of related party transactions. Under this policy, the Audit Committee reviews certain financial transactions, arrangements and relationships between the Company and any of the following related parties to determine whether any such transaction, arrangement or relationship is a related party transaction:

  •
  any director, director nominee or executive officer of the Company;

  •
  any beneficial owner of more than 5% of the Company's outstanding stock; and

  •
  any immediate family member of any of the foregoing.

Audit Committee review is required for any financial transaction, arrangement or relationship that:

  •
  involves or will involve, directly or indirectly, any related party identified above and is in an amount greater than $120,000;

  •
  would cast doubt on the independence of a director;
  •
  would present the appearance of a conflict of interest between the Company and the related party; or

  •
  is otherwise prohibited by law, rule or regulation.

The Audit Committee reviews each such transaction, arrangement or relationship to determine whether a related party has, has had or expects to have a direct or indirect material interest. Following its review, the Audit Committee will take such action as it deems necessary and appropriate under the circumstances, including approving, disapproving, ratifying, cancelling or recommending to management how to proceed if it determines a related party has a direct or indirect material interest in a transaction, arrangement or relationship with the Company. Any member of the Audit Committee who is a related party with respect to a transaction under review is not permitted to participate in the discussions or evaluations of the transaction; however, the Audit Committee member will provide all material information concerning the transaction to the Audit Committee. The Audit Committee reports its action with respect to any related party transaction to the Board.

TRANSACTIONS IN CONNECTION WITH THE SPIN-OFF

Pursuant to the plan of reorganization of General Growth Properties, Inc. ("GGP"), GGP entered into agreements with each of certain affiliates of Brookfield Asset Management ("Brookfield"), Fairholme Fund and Fairholme Focused Income Fund (collectively, "Fairholme") and Pershing Square pursuant to which these entities purchased an aggregate of $250.0 million of Company common stock at the effective time of the spin-off. At the effective time of the spin-off, the Company also entered into (a) warrant agreements, registration rights agreements and stockholders agreements with each of Brookfield, Fairholme and Pershing Square, (b) a registration rights agreement with General Trust Company and (c) a standstill agreement with Pershing Square. The agreements between the Company and Fairholme terminated in 2012 after the Company purchased its outstanding warrants. The agreements between Brookfield and the Company terminated in 2013 after Brookfield disposed of all of its shares of the Company. The agreement between General Trust Company and the Company terminated in 2015 after General Trust Company disposed of all of its shares of the Company. The stockholder agreement and standstill agreement between Pershing Square and the Company each automatically terminated in 2018 after Pershing Square's beneficial ownership fell below the minimum thresholds set forth in the agreements. The key terms of the registration rights agreement between Pershing Square and the Company that remains effective are summarized below. See "Security Ownership of Management and Certain Beneficial Holders—Five Percent Holders" for the current beneficial ownership of Company common stock held by Pershing Square.

Proxy Statement for the 2020 Annual Meeting of Stockholders   /  25

RELATED PARTY TRANSACTIONS AND CERTAIN RELATIONSHIPS

Registration Rights Agreement

In November 2010, the Company entered into a registration rights agreement with Pershing Square with respect to Company common stock held by Pershing Square. The agreement with Pershing Square requires the Company to maintain a shelf registration statement covering the shares held by Pershing Square. Additionally, Pershing Square may require the Company to:

  •
  register shares of Company common stock held by them having an estimated aggregate fair market value of at least $25 million;

  •
  undertake up to three underwritten offerings, but no more than one underwritten offering during any 12-month period; and
  •
  include shares of Company common stock held by them in any registration statement whenever the Company proposes to register shares of its common stock.

The Company has agreed to pay all expenses, other than underwriting discounts and commissions, in connection with the registration rights agreement, including legal and accounting fees incurred by the Company, printing costs and the fees of one law firm for the selling stockholder. Additionally, the Company has agreed to indemnify these stockholders against certain liabilities, including liabilities under the federal securities laws.

TRANSACTIONS AFTER THE SPIN-OFF

Weinreb Warrant

In June 2017, the Company granted Mr. Weinreb, the Company's former Chief Executive Officer, a warrant to acquire 1,965,409 shares in exchange for a fair market value purchase price of $50.0 million. The purchase price of the warrant and the number of shares issuable upon exercise was determined by the Board based upon the advice of Houlihan Lokey, an independent third party valuation adviser, and the warrant grant was approved by stockholders at the Company's annual meeting on May 18, 2017. The exercise price of the warrant is $124.64, which was the closing trading price of the Company's common stock on the NYSE on June 15, 2017. The warrant became exercisable on October 21, 2019 in connection with Mr. Weinreb's separation from the Company.

Herlitz Warrant

In October 2017, the Company granted Mr. Herlitz, the Company's former President, a warrant to acquire 87,951 shares in exchange for a fair market value purchase price of $2 million. The purchase price of the warrant and the number of shares issuable upon exercise was determined by the Board based upon the advice of Houlihan Lokey, an independent third party valuation adviser, and the warrant grant was approved by stockholders at the Company's annual meeting on May 18, 2017. The exercise price of the warrant is $117.01, which was the closing trading price of the Company's common stock on the NYSE on October 3, 2017. The warrant became exercisable on October 21, 2019 in connection with Mr. Herlitz's separation from the Company.

O'Reilly Warrant

In October 2016, Mr. O'Reilly, the Company's Chief Financial Officer, purchased a warrant from the Company to acquire 50,125 shares in exchange for a fair market value purchase price of $1 million. The purchase price of the warrant and the number of shares issuable upon exercise was determined by the Board based upon the advice of Houlihan Lokey, an independent third party valuation adviser. The exercise price of the warrant is $112.08, which was the closing trading price of the Company's common stock on the NYSE on October 6, 2016.

Condominium Unit Upgrades

On December 7, 2013, Mr. Weinreb, then a director and Chief Executive Officer of the Company, entered into purchase agreements to acquire two condominium units at the Company's Waiea Tower located at Ward Village. The purchase prices for the units were $3,439,200 and $3,963,300 and were at arm's-length on the same terms for similar units offered at the time. Mr. Weinreb intended to combine the two units into a single unit. The Audit Committee reviewed the transaction at the time and determined that there was no conflict of interest.

In 2019, Mr. Weinreb decided to purchase upgrades to his unfinished combined unit through an amended purchase agreement. The amended purchase agreement provides that Mr. Weinreb must bear the risk for potential unit upgrade price increases and pay a

26  \  The Howard Hughes Corporation - investor.howardhughes.com

RELATED PARTY TRANSACTIONS AND CERTAIN RELATIONSHIPS

fee equal to 3% of the total costs of the unit upgrades to cover overhead costs. The Audit Committee reviewed the terms of the amended purchase agreement and determined that they were fair to the Company. Obligations still remain outstanding under the amended purchase agreement and the costs are indeterminable at this time.

Sale of Gulfstream G450 Jet

On December 2, 2019, the Company sold its Gulfstream G450 to Mr. Weinreb on an as-is basis for a purchase price of $9.125 million, which was below the appraisal of $10.0 million received from an aircraft broker. The Audit Committee reviewed the transaction for fairness and determined that it was in the Company's best interest to sell the aircraft to Mr. Weinreb for an amount less than the estimated appraisal because it would likely take at least six months to find another buyer and the Company would have had to pay for the six-month holding costs for hangar space, interest and amortization expenses. The costs would have amounted to approximately $1.3 million. In addition, the Company would have had to pay an additional amount of approximately $390,000 for maintenance/repairs if it were to have sold the aircraft to another party.

Proxy Statement for the 2020 Annual Meeting of Stockholders   /  27

Proposal No. 1 – Election of Directors

The Company's bylaws provide that the number of directors will be determined by the Board from time to time. Currently, the Board consists of nine directors.

Each director nominee identified below is an incumbent director whose nomination to serve on the Board was recommended by the Nominating and Corporate Governance Committee and approved by the Board. The director nominees, if elected, will serve until the 2021 annual meeting of stockholders or until their earlier resignation or removal. Each of the director nominees has indicated a willingness to serve as a director if elected.

The primary qualities and characteristics nominees to the Board should possess are strong business expertise and, in particular, experiences and expertise with regard to real estate development and management, capital markets, retail, marketing, technology, financial reporting, risk management, business strategy and ESG. All nine of the nominees possess these attributes. The specific experiences, qualifications, attributes and skills of each individual which led to his or her nomination are included in the individual discussions below.

The directors will be elected by the affirmative vote of a majority of votes cast "for" or "against" the election of that nominee.

WILLIAM A. ACKMAN Age 53 Chairman and independent director since November 2010 Committees • Compensation

Background

William A. Ackman has served as Chairman of the Board since November 2010. Mr. Ackman is the founder, chief executive officer and portfolio manager of Pershing Square Capital Management, L.P., an SEC registered investment adviser founded in 2003. From June 2009 to March 2010, Mr. Ackman served as a director of General Growth Properties, Inc. Mr. Ackman served as a director of Justice Holdings Limited from April 2011 to June 2012 and as a director of J.C. Penney Company, Inc. from February 2011 to August 2013. Mr. Ackman served as a director of Canadian Pacific Railway Ltd. from May 2012 to September 2016, Bausch Health Companies Inc. from 2016 to May 2017 and Valeant Pharmaceuticals International, Inc. from March 2016 to May 2017. Mr. Ackman is a member of the Investors Advisory Committee on Financial Markets for the Federal

Reserve Bank of New York, a member of the Board of Trustees at The Rockefeller University and a member of the Board of Dean's Advisors of the Harvard Business School.

Qualifications

Mr. Ackman's management experience, his prior service on boards of directors of public companies and his investments in real estate-related public and private companies give him valuable insight that can be applied to the Company and benefit of the Board.

ADAM FLATTO Age 57 Independent director since November 2010 Committees • Nominating and Corporate Governance

Background

Adam Flatto has served as a director since November 2010. Mr. Flatto is the President and Chief Executive Officer of The Georgetown Company, a privately-held

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PROPOSAL NO. 1 – ELECTION OF DIRECTORS

real estate investment and development company based in New York City. Mr. Flatto has been with The Georgetown Company since 1990 and during that time has been involved with the development, acquisition and ownership of over 20 million square feet of commercial and residential real estate projects throughout the United States. These have included a wide array of projects ranging from large-scale office buildings, movie studios, retail shopping malls, arenas, hotels, apartment buildings, mixed-use master planned communities and others. Mr. Flatto is a trustee and board member of several civic and cultural institutions. He is Co-Chairman of the Park Avenue Armory and Co-Chairman of the Robin Hood Housing Advisory Board. He is also a trustee of the Wexner Center for the Arts.

Qualifications

Mr. Flatto's extensive real estate development and management experience provides the Board with key insight into operations and strategic planning matters.

JEFFREY FURBER Age 61 Independent director since November 2010 Committees • Nominating and Corporate Governance (Chair)

Background

Jeffrey Furber has served as a director since November 2010. Mr. Furber is the Chief Executive Officer of AEW Capital Management, L.P. ("AEW") and Chairman of AEW Europe. Mr. Furber joined AEW in 1997. AEW provides real estate investment management services to investors worldwide. AEW and its affiliates manage $75 billion of real estate assets and securities in North America, Europe and Asia on behalf of many of the world's leading institutional and private investors. Mr. Furber has oversight responsibility for all of AEW's operating business units in the United States, Europe and Asia and chairs AEW's Management Committee. He is also a member of AEW's Investment Committees and Investment Policy Groups in North America, Europe and Asia. Since April 2011, Mr. Furber has served as a director and a member of the Compensation and Nominating and Corporate Governance Committees of Stag Industrial, Inc., a publicly traded company. Prior to

1997, Mr. Furber served as managing director of Winthrop Financial Associates, a subsidiary of Apollo Advisors, and as president of Winthrop Management.

Qualifications

Mr. Furber has extensive experience overseeing financial investments in the real estate industry and has held leadership roles within his firm and industry groups alike. His investment and management experience enable him to provide the Board with key insight into real estate matters.

Other current public company boards

•
Stag Industrial

BETH KAPLAN Age 62 Independent director since December 2017 Committees • Audit • Risk

Background

Beth Kaplan was appointed to the Board in December 2017. Ms. Kaplan is the Managing Member of Axcel Partners, LLC, a venture capital firm investing in early stage and growth companies founded and led by women. Ms. Kaplan has served as a director and member of the Compensation Committee and Nominating and Corporate Governance Committee of Crocs, Inc. since January 2020 and as a director and a member of the Audit and Finance Committees of Meredith Corporation since January 2017. Both Crocs, Inc. and Meredith Corporation are publicly traded companies. Ms. Kaplan also serves as the Chairman of the Board of Framebridge, an early stage disrupter in the home design space, and as a member of the Wharton Board of Overseers. Ms. Kaplan served as President and COO at Rent the Runway from 2013 to 2015, and continues to serve on its board. She also served as President and Chief Merchandising and Marketing Officer from 2008 to 2011, and as a director, of General Nutrition Centers, Inc. ("GNC"), where she played an integral role in the company's 2011 initial public offering. Prior to GNC, Ms. Kaplan served as Executive Vice President and General Manager at Bath & Body Works; Executive Vice President of Marketing and Merchandising at Rite Aid Drugstores;

Proxy Statement for the 2020 Annual Meeting of Stockholders   /  29

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

and President and General Manager of the U.S. Cosmetics and Fragrance division at Procter & Gamble.

Qualifications

Ms. Kaplan's valuable industry experience leading top female brands enables her to provide the Board with key insight into operational, marketing and digital matters.

Other current public company boards

•
Meredith Corporation

PAUL LAYNE Age 62 Director Since October 2019 Committees • None

Background

Paul Layne has served as a director and Chief Executive Officer since October 2019. Mr. Layne joined the Company in 2012 and previously served as its President, Central Region. For more than 35 years, Mr. Layne has been a vital leader in Houston's commercial real estate community as well as in national real estate. Prior to joining the Company, Mr. Layne was Executive Vice President at Brookfield Properties Corporation, overseeing a 9.7 million square-foot portfolio in Houston's Central Business District. He was responsible for all of the region's activities including leasing, operations, property management, legal, accounting, development and construction as well as being a member of Brookfield's global partnership task force. Mr. Layne received a B.S. in management from the University of Houston and attended South Texas College of Law.

Qualifications

Mr. Layne's extensive experience in the real estate industry, as well as his executive leadership experience, make him particularly suited to provide guidance to the Board and serve as a bridge between the Board and our executive officers.

ALLEN MODEL Age 74 Independent director since November 2010 Committees • Audit • Nominating and Corporate Governance • Risk (Chair)

Background

Allen Model has served as a director since November 2010. Mr. Model is the Co-Founder of Overseas Strategic Consulting, Ltd. ("OSC") and served as Treasurer and Managing Director of OSC from 1992 until his retirement from those positions in November 2010, at which time he continued to hold a passive interest in OSC and the title of "Founder Emeritus." In the spring of 2017, he resumed an active role as Treasurer and Vice Chairman of OSC. OSC is an international consulting firm that provides public information services to clients worldwide, including the United States Agency for International Development, The World Bank, The Asian Development Bank and host governments. Since 1988, Mr. Model has also been a private investor for Model Entities, which manages personal and family portfolios. Mr. Model currently serves as a director of Q'ligent, a private company that provides software management tools for broadcasting companies. Mr. Model served as a director from October 2010 to April 2017 for NetBoss Technologies, Inc., a company that provides software management tools for telecommunications companies; and served as a director of Anchor Health Properties, a real estate partnership that develops medically related properties, from 1990 until 2015, and Sinewave Energy Technologies, Inc., a company that produced energy saving devices in lighting space, from 1994 until 2011. Mr. Model served as a director of three publicly-traded companies: Blue Ridge Real Estate Company, a land development company, from 1975 to 2002; Big Boulder Corp., a land development company linked to Blue Ridge, from 1975 to 2002; and MetroWest Bank, from 1990 to 2001, in each case serving on (among others) the Audit Committee.

Qualifications

Mr. Model's consulting and investment experience as well as his service on boards of directors of both public and private companies provide him with knowledge in corporate strategy and investment expertise that will benefit the Board.

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PROPOSAL NO. 1 – ELECTION OF DIRECTORS

R. SCOT SELLERS Age 63 Independent director since November 2010 Committees • Compensation (Chair) • Nominating and Corporate Governance • Risk

Background

R. Scot Sellers has served as a director since November 2010. Mr. Sellers served as Chief Executive Officer of Archstone, one of the world's largest apartment companies, from January 1997 until February 2013, and prior to that was Archstone's Chief Investment Officer since 1995. Under his leadership, Archstone moved from being a mid-sized owner of apartments in secondary and tertiary cities, to becoming the largest publicly traded owner of urban high rise apartments in the nation's premier cities. During his 36-plus year career in the apartment business, Mr. Sellers has been responsible for the development, acquisition and operation of over $40 billion of apartment communities in over 50 different cities across the United States. Mr. Sellers served as the Chairman of the National Association of Real Estate Investment Trusts from November 2005 to November 2006. Since June 2013, Mr. Sellers has served on the International Board of Directors of Habitat for Humanity. Mr. Sellers also serves on the Board of Directors of The Irvine Company and Inspirato LLC.

Qualifications

Mr. Sellers' extensive experience in the real estate industry, which coincided with the broad growth of Archstone, and his service on industry committees provide him with insight into operations, development and growth of the real estate industry and make him particularly suited to provide guidance to the Board.

STEVEN SHEPSMAN Age 67 Independent director since November 2010 Committees • Audit (Chair) • Nominating and Corporate Governance • Risk

Background

Steven Shepsman, has served as a director since November 2010. Mr. Shepsman is an executive managing director and founder of New World Realty Advisors, a real estate investment and advisory firm specializing in real estate restructurings, development and finance. Mr. Shepsman has been with New World Realty Advisors since 2009. From May 2018 through December 2019, Mr. Shepsman served as a director of Spirit MTA REIT, a publicly traded real estate investment trust. Upon its election to convert to a non-traded liquidating trust, Mr. Shepsman became a Liquidating Trustee. Previously, as a principal in a real estate fund, Mr. Shepsman had oversight responsibility for the fund's due diligence and acquisition of investment platforms, and with subsequent asset acquisitions, financings and dispositions. Mr. Shepsman served as a director of Rouse Properties, Inc. from January 2012 to May 2013. Earlier in his career, Mr. Shepsman was a managing partner of Kenneth Leventhal and Company and of Ernst & Young's Real Estate Practice. Mr. Shepsman is a trustee of The University of Buffalo Foundation and a member of the Dean's Advisory Council for its School of Management.

Qualifications

Mr. Shepsman's extensive professional accounting and financial expertise, including in the real estate industry, enable him to provide key contributions to the Board on financial, accounting, corporate governance and strategic matters.

Proxy Statement for the 2020 Annual Meeting of Stockholders   /  31

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

MARY ANN TIGHE Age 71 Independent director since October 2011 Committees • Compensation

Background

Mary Ann Tighe has served as a director since October 2011. Ms. Tighe has been credited with transforming New York's skyline during her more than 35 years in the real estate industry. Ms. Tighe has been the Chief Executive Officer of CBRE's New York Tri-State Region since 2002, a region of 2,500 employees, and served as a director of CBRE in 2013. Ms. Tighe's deals have anchored more than 14.4 million square feet of new construction in the New York region. From January 2010 through December

2012, Ms. Tighe served as Chair of the Real Estate Board of New York, the first woman to hold this position in its 114-year history and the first broker in 30 years. Ms. Tighe began her real estate career as a broker at the Edward S. Gordon Company, ultimately rising to the position of Vice Chairman of Insignia/ESG, where she was regularly recognized as being among the firm's top producers. Prior to entering the real estate field, Ms. Tighe served as a Vice President of the American Broadcasting Companies, where she launched the A&E cable channel. Ms. Tighe was also formerly the Deputy Chairman of the National Endowment for the Arts, Arts Advisor to Vice President Walter Mondale, and a staff member of the Smithsonian Institution.

Qualifications

Ms. Tighe's extensive experience with commercial real estate transactions enables her to provide the Board with key insight into the real estate matters.

✓	The Board recommends a vote FOR each of the nine director nominees listed above.

32  \  The Howard Hughes Corporation - investor.howardhughes.com

Proposal No. 2 – Advisory Vote on Executive Compensation

The Company believes that its compensation policies and procedures are centered on a pay-for-performance culture and are strongly aligned with the long-term interests of its stockholders. This advisory, non-binding, stockholder vote, as required under Section 14A of the Exchange Act and commonly known as "say-on-pay" gives you, as a stockholder, the opportunity to vote for or against the Company's executive compensation program as disclosed under the heading "Compensation Discussion and Analysis" of this Proxy Statement. The next advisory vote on executive compensation will occur at the 2021 Annual Meeting of Stockholders.

The vote on this proposal is not intended to address any specific element of compensation. The vote relates to the compensation of the Company's named executive officers ("NEOs"), as disclosed under the heading "Compensation Discussion and Analysis" and "Executive Compensation" in this Proxy Statement disclosed pursuant to the compensation disclosure rules of the SEC. Highlights of our executive compensation program and practices include the following:

  ■
  a compensation recovery policy designed to prevent misconduct by any executive officers;

  ■
  no single-trigger change-in-control arrangements;
  ■
  five-year vesting period for performance-based equity awards;

  ■
  a substantial portion of our long-term equity awards contain meaningful performance hurdles to achieve full vesting;

  ■
  minimum stock ownership guidelines for the Chief Executive Officer; Chief Financial Officer; and Senior Executive Vice President, Secretary and General Counsel;

  ■
  no tax gross-ups in executive employment agreements;

  ■
  a general prohibition against short sales; investing in publicly traded options; hedging; pledging and margin accounts; and limit orders involving Company securities; and

  ■
  a voluntary deferred compensation plan.

Our board is asking stockholders to approve a non-binding advisory vote on the following resolution:

  RESOLVED, that the compensation paid to the company's NEOs, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this Proxy Statement is hereby approved.

✓	The Board recommends a vote FOR the approval of our executive compensation.

Proxy Statement for the 2020 Annual Meeting of Stockholders   /  33

PROPOSAL NO. 3 – APPROVAL OF THE COMPANY'S 2020 EQUITY INCENTIVE PLAN

The Board is asking stockholders to approve the material terms of The Howard Hughes Corporation 2020 Equity Incentive Plan (the "2020 Incentive Plan"). The purpose of the 2020 Incentive Plan is to provide a means for the Company to attract, retain, and motivate officers, employees, non-employee directors, and consultants providing services to the Company or any of its subsidiaries or affiliates and to promote the success of the Company's business by providing the participants in the 2020 Incentive Plan with appropriate incentives. The Company's current equity incentive plan, The Howard Hughes Corporation Amended and Restated 2010 Incentive Plan (the "2010 Plan"), will expire by its terms on November 8, 2020. As of March 23, 2020, there were 1,740,237 shares of the Company's common stock available for issuance under the 2010 Plan, none of which may be subject to new awards under the 2010 Plan following its termination. The 2020 Incentive Plan is intended to replace the 2010 Plan and, therefore, if our stockholders approve the 2020 Incentive Plan at the 2020 Annual Meeting, the Company will not make any further grants under the 2010 Plan following the date of the 2020 Annual Meeting.

The 2020 Incentive Plan includes features that are consistent with our "pay for performance" philosophy and the alignment of our compensation program with stockholder interests, including:

  ■
  No automatic reload or "evergreen" provision;

  ■
  No "repricing" of stock options or stock appreciation rights without stockholder approval;

  ■
  No stock options or stock appreciation rights granted with an exercise or strike price below fair market value;

  ■
  No liberal "change of control" definition;

  ■
  No pledging of equity-based awards; and

  ■
  Forfeiture and clawback of equity compensation in certain circumstances.

The Board believes that a reserve of 1,350,000 shares of the Company's common stock available for issuance under the 2020 Incentive Plan would provide sufficient shares for the Company's equity-based compensation needs for approximately five years following stockholder approval. This estimate is based on our average "burn rate" over the past three years, as more fully described below. The reserve may be sufficient for a longer or shorter period of time, depending on our future equity grant needs, which are related to factors such as our employee population, future award forfeitures and cancellations, the Company's acquisition activity, the Company's stock price, and our retentive needs in a competitive compensation environment.

As described in detail in the "Compensation Discussion and Analysis" section of this Proxy Statement, equity compensation is an integral feature of our total compensation program, and provides employees with long-term exposure to our performance and aligns the interests of our employees with those of our stockholders. If our stockholders do not approve the 2020 Incentive Plan, our future ability to issue appropriate equity compensation to hire and retain talent will be significantly limited, which could have an adverse impact on our ability to retain our workforce and, ultimately, on our business. Additionally, replacing equity compensation with cash-settled awards could increase compensation expense and contribute to greater volatility in our reported earnings. Under current accounting rules, the Company would be required to mark-to-market any cash-settled awards that are indexed to the value of the Company's common stock. This would cause fluctuations in our results and, if the Company's stock price appreciates, an increase in employee compensation expense.

We are asking stockholders to approve the material terms of the 2020 Incentive Plan. A summary of the material terms of the 2020 Incentive Plan is set forth below. The complete text of the 2020 Incentive Plan is provided in Appendix A to this proxy statement, and our summary of the 2020 Incentive Plan is qualified in its entirety by reference to the full text and provisions of the 2020 Incentive Plan in Appendix A.

34  \  The Howard Hughes Corporation - investor.howardhughes.com

PROPOSAL NO. 3 – APPROVAL OF THE COMPANY'S 2020 EQUITY INCENTIVE PLAN

BURN RATE

The "burn rate," or share utilization rate, related to our use of equity compensation awards for the last three fiscal years is shown in the table below:

Fiscal Year	Awards Granted(1)	Diluted Weighted Average Number of Shares of Common Stock Outstanding(2)	Burn Rate
2019	257,645	43,356,000	0.59%

2018	407,332	43,250,000	0.94%

2017	235,708	43,120,000	0.55%

(1)
Includes stock options, time-based restricted stock, and performance-based restricted stock.

(2)
As stated in the Company's Annual Report on Form 10-K for the fiscal years ending December 31, 2019 and December 31, 2018.

The potential dilution resulting from issuing all of the 1,350,000 shares of the Company's common stock available for issuance under the 2020 Incentive Plan, if approved, would be 2.5%, based on our common stock outstanding as of March 31, 2020 (55,063,251 shares).

SUMMARY OF THE 2020 INCENTIVE PLAN

Administration

The 2020 Incentive Plan is administered by the Compensation Committee of our Board (the "Compensation Committee"). The authority of the Compensation Committee includes, among other things, selecting award recipients, establishing award terms and conditions, granting awards, construing any ambiguous provision of the 2020 Incentive Plan or in any award agreement issued thereunder, and adopting modifications and amendments to the 2020 Incentive Plan or any award agreement, subject to the terms of the 2020 Incentive Plan. The Board may also exercise the full power to administer the 2020 Incentive Plan in its discretion.

The Compensation Committee may, subject to applicable law, delegate to one or more of its members or one or more executive officers of the Company such administrative duties or powers as it may deem advisable.

Eligibility

Subject to the terms of the 2020 Incentive Plan, the Compensation Committee may grant awards to any of our employees, directors or any consultant who provides services to us, but incentive stock options may be granted only to our employees. Currently, approximately 600 persons are eligible to receive awards under the 2020 Incentive Plan.

Shares Available for Grants

If the 2020 Incentive Plan is approved by our stockholders, 1,350,000 shares of our common stock are authorized under the 2020 Incentive Plan, subject to adjustment as provided therein (the "Absolute Share Limit"). These shares may be shares of original issuance or treasury shares or a combination of the foregoing. Shares of our common stock issued under any plan assumed by the Company in any corporate transaction will not count against the Absolute Share Limit, nor will any awards granted in substitution for outstanding awards previously granted by an entity directly or indirectly acquired by the Company or with which the Company combines.

If any award expires, is forfeited, canceled or otherwise terminated without the issuance of shares of our common stock, or is otherwise settled for cash, the shares subject to that award, to the extent of the forfeiture, cancellation, expiration, termination or settlement for cash, will again be available for granting of awards under the 2020 Incentive Plan. However, any shares (i) withheld or tendered in payment of an applicable exercise price, grant price, strike price, or taxes relating to any award, or (ii) repurchased by the Company using proceeds from exercise of a stock option, shall be deemed to constitute shares issued to the applicable participant and will not be again available for awards under the 2020 Incentive Plan. In addition, the gross number of shares underlying a stock-settled Stock Appreciation Right shall reduce the Absolute Share Limit when such Stock Appreciation Right is settled in shares.

Director Award Limits

The aggregate awards granted under the 2020 Incentive Plan to any non-employee director during any fiscal year shall not exceed a total value of $675,000 (calculated based on the grant date fair value of such awards for financial reporting purposes). Substitute awards as described above are not counted for purposes of this limitation.

Proxy Statement for the 2020 Annual Meeting of Stockholders  /  35

PROPOSAL NO. 3 – APPROVAL OF THE COMPANY'S 2020 EQUITY INCENTIVE PLAN

Minimum Vesting Requirement

A number of shares equal to no more than 5% of the Absolute Share Limit (as adjusted under the 2020 Incentive Plan) shall be subject to awards with vesting conditions that lapse over a period of less than one year. However, an award to a non-employee director may be granted on or promptly following the Company's annual meeting of stockholders in a given year that vests upon the Company's annual meeting of stockholders in the following year and that occurs at least 50 weeks following such preceding meeting without counting against this limitation.

Types of Awards

The 2020 Incentive Plan provides for grants of stock options, stock appreciation rights, restricted stock, restricted stock units, and other stock-based awards. The Compensation Committee may condition the grant of any award under the 2020 Incentive Plan, or the vesting or exercisability of any such award, on one or more conditions as the Compensation Committee determines (including, without limitation, a requirement that a participant provide continuous services to the Company and its affiliates for a specified period of time and/or that certain subjective or objective performance goals are satisfied). The principal terms and features of the various forms of awards are set forth below:

Stock Options.    Stock options entitle the participant to purchase shares of our common stock at a price not less than the fair market value per share on the grant date. Stock options may be incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified stock options. The Compensation Committee may establish procedures through which the exercise price is payable in cash or by check, by a cashless broker-assisted exercise, by the transfer to the Company of shares of our common stock owned by the participant, by the Company withholding shares of our common stock otherwise deliverable to the participant upon the exercise of the stock option, by a combination of these payment methods, or by any other method that the Compensation Committee may approve. No stock option will be exercisable more than 10 years after the grant date.

Stock Appreciation Rights.    A stock appreciation right is a right to receive from the Company an amount equal to the fair market value of the underlying share on the date of exercise less the grant price (or strike price)

of the stock appreciation right. The amount payable by the Company upon the exercise of a stock appreciation right may be paid in cash, shares of our common stock, other property or any combination thereof.

Stock appreciation rights can be tandem (i.e., granted with stock options to provide an alternative to the exercise of the option rights) or freestanding. Tandem appreciation rights may only be exercised at a time when the related option right is exercisable, and require that the related stock option be surrendered for cancellation. No stock appreciation right will be exercisable more than 10 years after the grant date.

Restricted Stock.    A grant of restricted stock constitutes an immediate transfer to the participant of the ownership of shares of our common stock. Restricted stock generally entitles the holder to voting and dividend rights. However, these rights are generally subject to satisfaction of the same vesting conditions as the underlying restricted stock. While restricted stock remains unvested, the transferability of the restricted stock may be prohibited or restricted in the manner and to the extent prescribed by the Compensation Committee on the grant date.

Grants of restricted stock may require that any or all dividends or other distributions paid during the period of the vesting restrictions be automatically deferred and reinvested in additional shares of restricted stock or paid in cash, which may be subject to the same restrictions as the underlying award.

Restricted Stock Units.    A grant of restricted stock units constitutes an unfunded and unsecured promise to deliver shares of our common stock, cash, other securities, or other property, subject to any vesting restrictions established by the Compensation Committee at the time of grant. Unless otherwise determined by the Compensation Committee in an award agreement, restricted stock units do not entitle the holder to any rights or privileges as a stockholder (e.g., voting or dividend rights with respect to the underlying shares of common stock).

Other Stock-Based Awards.    The Compensation Committee may grant to any participant other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of our common stock. These awards may include, without limitation, deferred stock units and other phantom awards.

36  \  The Howard Hughes Corporation - investor.howardhughes.com

PROPOSAL NO. 3 – APPROVAL OF THE COMPANY'S 2020 EQUITY INCENTIVE PLAN

Adjustments

In the event of any corporate transaction or event involving the Company or any of its affiliates, such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, dividend in kind, amalgamation, or similar corporate event or transaction (including, without limitation, a "change of control"), that the Compensation Committee determines, in its sole discretion, could result in dilution or enlargement of the rights intended to be granted to, or available for, participants, the Compensation Committee shall substitute or adjust, as it deems equitable in its sole discretion: (i) the number and kind of shares or other property that may be issued under the 2020 Incentive Plan (including the number of shares reserved for issuance under the plan) or under particular forms of awards, (ii) the number and kind of shares or other property subject to outstanding awards, (iii) the exercise price, grant price, strike price or purchase price applicable to outstanding awards, (iv) the annual director award limit, and/or (v) other value determinations applicable to the 2020 Incentive Plan or outstanding awards.

Change of Control

Upon the occurrence of a "change of control" (as defined in the 2020 Incentive Plan), unless otherwise stated in an award agreement or an applicable employment agreement the Compensation Committee shall make one or more of the following adjustments to the terms and conditions of outstanding awards:

    (i)  continuation or assumption of such outstanding awards by the Company (if it is the surviving company or corporation) or by the surviving company or corporation or its parent; or

    (ii)  substitution by the surviving company or corporation or its parent of awards with substantially the same value (as determined by the Compensation Committee in its sole discretion, and which may be based on the intrinsic (or "spread") value in the case of options and stock appreciation rights) and vesting terms for such outstanding awards.

However, any options and stock appreciation rights with an exercise price, grant price, or strike price as applicable that is equal to or greater than the per share value to be paid in the transaction to the holders of the Company's common shares (or, if no such consideration is paid, the fair market value of a share at the time of such transaction) shall be canceled for no consideration.

In addition, except as otherwise provided in an applicable employment agreement or award agreement, any unvested portion of such continued, assumed, or substituted awards shall vest in full upon a participant's termination without "cause" (as defined in the 2020 Incentive Plan) that occurs within twelve (12) months following the consummation of the "change of control" transaction, with any applicable performance metrics deemed achieved at a level established by the Compensation Committee in its sole discretion prior to such consummation.

Non-Transferability of Awards

Unless otherwise determined by the Compensation Committee, awards under the 2020 Incentive Plan are generally not assignable or transferable by participants except in the event of death, subject to the applicable laws of descent and distribution. An award exercisable after the death of a participant may be exercised by the participant's heirs, legatees, personal representatives or distributees, subject to the Compensation Committee's being furnished with a written notice of such transfer and a copy of evidence deemed necessary by the Compensation Committee to establish the validity of such transfer.

Dividends and Dividend Equivalents

The Compensation Committee in its sole discretion may provide as part of an award dividends or dividend equivalents, on such terms and conditions as may be determined by the Compensation Committee in its sole discretion consistent with the following: (i) any dividends payable in respect of restricted stock awards that remain subject to vesting conditions shall be retained by the Company and delivered to the participant within 15 days following the date on which such restrictions on such restricted stock awards lapse and, if such restricted stock is forfeited, the participant shall have no right to such dividends and (ii) the extent provided in an award agreement, dividends attributable to any other type of award shall be distributed to the participant in cash or, in the sole discretion of the Compensation Committee, in shares of our common stock having a fair market value equal to the amount of such dividends, upon the settlement of such award and, if such award is forfeited, the participant shall have no right to such dividends.

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PROPOSAL NO. 3 – APPROVAL OF THE COMPANY'S 2020 EQUITY INCENTIVE PLAN

Clawback/Repayment

All awards are subject to reduction, cancellation, forfeiture, or recoupment to the extent necessary to comply with (i) any clawback, forfeiture, or other similar policy adopted by the Board or the Compensation Committee and as in effect from time to time and (ii) applicable law. Unless otherwise determined by the Compensation Committee, to the extent that a participant receives any amount in excess of the amount that the participant should otherwise have received under the terms of the award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations, or other administrative error), the participant will be required to repay the Company any such excess amount.

Detrimental Activity

If a participant has engaged in any "detrimental activity," as defined in the 2020 Incentive Plan, as determined by the Compensation Committee, the Compensation Committee may, in its sole discretion, provide for one or more of the following: (i) cancellation of any or all of such participant's outstanding awards or (ii) forfeiture and repayment to the Company on any gain realized on the vesting, exercise, or settlement of any awards previously granted to such participant.

Amendment and Termination

The Compensation Committee may at any time amend, alter, suspend, discontinue or terminate the 2020 Incentive Plan, in whole or in part, or any award granted thereunder. Except as necessary to comply with applicable law, no amendment may materially diminish the rights of any participant with respect to an outstanding award without his or her consent.

In addition, except in connection with certain corporate transactions or a "change of control," the Compensation Committee may not alter the 2020 Incentive Plan without stockholder approval if: (i) the approval is necessary to comply with applicable law; (ii) the action increases the shares of our common stock available for issuance under the 2020 Incentive Plan; (iii) the action materially increases certain benefits under the 2020 Incentive Plan or changes its eligibility requirements; or (iv) the action (x) reduces the exercise price of outstanding stock options or grant price/strike price of outstanding stock appreciation rights, (y) cancels outstanding stock options or stock appreciation rights in exchange for cash, other awards or stock options or stock appreciation rights with an exercise price or grant price/strike price, as applicable, that is less than the exercise price of the original stock options or grant price/strike price of the original stock appreciation rights, as applicable, in each case with greater intrinsic value (if any) than the canceled option or stock appreciation right, or (z) results in a "repricing" for purposes of the stockholder approval rules of any securities exchange or inter-dealer quotation system on which our common stock is listed or quoted.

No grant will be made under the 2020 Incentive Plan after May 14, 2030, but all grants made on or prior to that date (or the earlier termination thereof) will continue in effect subject to the terms of the applicable award agreement and the 2020 Incentive Plan.

Material U.S. Federal Income Tax Consequences Related to Awards Granted under the 2020 Incentive Plan

The following is a brief summary of certain material U.S. federal income tax consequences related to awards under the 2020 Incentive Plan. This summary is not intended to be complete and does not purport to cover federal employment tax or other federal tax consequences, or any state, local, or non-U.S. taxes.

Tax Consequences to Participants

Incentive Stock Options.    No income generally will be recognized by a participant upon the grant or exercise of an incentive stock option. The exercise of an incentive stock option, however, may result in alternative minimum tax liability. If shares of our common stock are issued to the participant pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such participant within two years after the date of grant or within one year after the transfer of such shares to the participant, then upon sale of such shares, any amount realized in excess of the exercise price will be taxed to the participant as a long-term capital gain and any loss sustained will be a long-term capital loss.

If shares of our common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the participant generally will recognize ordinary income in the year of disposition in an amount equal to the excess, if any, of the market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the exercise price. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

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PROPOSAL NO. 3 – APPROVAL OF THE COMPANY'S 2020 EQUITY INCENTIVE PLAN

Non-Qualified Stock Options.    In general, no income will be recognized by a participant at the time a non-qualified stock option is granted. Upon exercise of a non-qualified stock option, ordinary income will be recognized by the participant in an amount equal to the difference between the exercise price and the market value of the shares, if unrestricted, on the date of exercise. At the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Stock Appreciation Rights.    No income will be recognized by a participant in connection with the grant of a stock appreciation right. When the stock appreciation right is exercised, the participant generally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the market value of any unrestricted shares of our common stock received on the exercise.

Restricted Stock.    The recipient of restricted stock generally will be subject to tax at ordinary income rates on the market value of the restricted stock (reduced by any amount paid by the participant for such restricted stock) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code. However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of grant of the shares will have taxable ordinary income on the date of grant of the shares equal to the excess of the market value of such shares (determined without regard to any such restrictions) over the purchase price, if any, of such restricted stock.

Restricted Stock Units.    A participant does not recognize taxable income at the time a restricted stock unit is granted. When the restricted stock unit vests and is settled for cash or shares of our common stock, the participant generally will be required to recognize ordinary income equal to the fair market value of the shares (or the amount of cash received) on the date of vesting. Any gain or loss recognized upon a subsequent sale or exchange of any shares received in settlement of a restricted stock unit will generally be treated as a capital gain or loss to the participant.

Tax Consequences to the Company

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company will generally be entitled to a corresponding deduction, subject to applicable limitations under the Code (including Section 162(m) of the Code). The Company is not entitled to a corresponding deduction where a participant recognizes capital gain (or loss) in the circumstances described above.

Section 409A of the Code

Certain types of awards under the 2020 Incentive Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest, penalties and additional state taxes). To the extent applicable, the 2020 Incentive Plan and awards granted under the 2020 Incentive Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the Compensation Committee, the 2020 Incentive Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.

New Plan Benefits

Because benefits under the 2020 Incentive Plan are at the discretion of the Compensation Committee, it is not possible to determine the value of benefits that will be received by participants in the 2020 Incentive Plan with respect to any awards made in the future. Benefits under the 2020 Incentive Plan, however, will be subject in any event to the limits described under "—Director Award Limits" above.

Vote Required for Approval

Approval of the 2020 Incentive Plan requires the affirmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting and entitled to vote on the matter. In accordance with NYSE rules, abstentions will be treated as a vote against approval of the 2020 Incentive Plan. Assuming a valid quorum is otherwise established, broker non-votes will have no effect on the outcome of any vote on the proposal to approve the 2020 Incentive Plan.

Proxy Statement for the 2020 Annual Meeting of Stockholders  /  39

PROPOSAL NO. 3 – APPROVAL OF THE COMPANY'S 2020 EQUITY INCENTIVE PLAN

Recommendation of the Board

The Board unanimously recommends a vote FOR the approval of the 2020 Incentive Plan. The Board believes it is in the best interests of the Company and its stockholders to enable the Company to implement incentive compensation arrangements that are able to appropriately incentivize and retain our employees, consultants, and non-employee directors, and align the interests of participants with the interests of our stockholders. If our stockholders do not approve the 2020 Incentive Plan, our future ability to issue appropriate equity compensation to hire and retain talent will be significantly limited, which could have an adverse impact on our ability to retain our workforce and, ultimately, on our business.

✓	The Board unanimously recommends that stockholders vote FOR approval of the 2020 Incentive Plan.

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Proposal No. 4 – Ratification of the Appointment of Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm for Fiscal 2020

The Audit Committee has selected Ernst & Young LLP ("EY") as the Company's independent registered public accounting firm for fiscal 2020. SEC regulations and the NYSE corporate governance standards require that the Company's independent registered public accounting firm be engaged, retained and supervised by the Audit Committee. Although approval or ratification by stockholders of such engagement is not required, the Company is seeking the stockholders'

ratification of the Audit Committee's selection of EY because we believe that allowing stockholders to express their view on the matter is good corporate governance. Any failure of the stockholders to ratify the Audit Committee's selection of EY as the Company's independent registered public accounting firm would be considered by the Audit Committee in determining whether to engage EY.

✓	The Board recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal 2020.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company's independent registered public accounting firm. As described above, the Audit Committee has selected EY as the Company's independent registered public accounting firm for fiscal 2020.

A representative of EY is expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they so desire and to respond to appropriate questions from stockholders.

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PROPOSAL NO. 4 – RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2020

INDEPENDENT REGISTERED ACCOUNTING FIRM FEES

The following table presents fees incurred for professional services rendered by EY, the Company's independent registered public accounting firm for the fiscal years ended December 31, 2019 and December 31, 2018.

	December 31,
	2019	2018
Audit Fees(1)	$2,357,500	$2,495,000

Audit-Related Fees(2)	$170,000	$105,000

Tax Fees(3)	$5,150	$44,554

All Other Fees	–	–

Total Fees(4)	$2,532,650	$2,644,554

(1)
Includes fees and expenses incurred for services related to the annual audit of the consolidated financial statements, required statutory audits, reviews of the Company's quarterly reports on Form 10-Q, the registered public accounting firm's report on the Company's internal control over financial reporting, as required under Section 404 of the Sarbanes-Oxley Act of 2002, comfort letters and consents during the respective periods.

(2)
Includes fees for the audits of the December 31, 2019 and 2018 financial statements of DLV/HHPI Summerlin, LLC, Discovery Property Company, LLC, and 110 N. Wacker Development LLC, all joint ventures of the Company.

(3)
Includes fees for services related to tax compliance, tax advice and tax planning.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee's policy is to require the pre-approval of all audit and non-audit services provided to the Company by its independent registered public accounting firm (except for items exempt from pre-approval requirements under applicable laws and rules) to assure that the provision of such services does not impair the firm's independence. All audit and non-audit services were pre-approved by our Audit Committee in accordance with the pre-approval requirements set forth in its charter.

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Audit Committee Report

The Audit Committee is comprised entirely of independent directors (as defined for members of an audit committee in SEC rules and the NYSE listing standards) and assists the Board in a number of duties. These duties include oversight of the following matters: the integrity of the Company's financial statements; compliance with legal and certain regulatory requirements; the performance of the internal audit function; and the financial reporting process. In addition, the Audit Committee is directly responsible for the appointment, compensation (including negotiation and approval of the audit fee), retention and oversight of the Company's independent registered public accounting firm. The Audit Committee appointed EY as its independent registered public accounting firm for fiscal 2020. The Audit Committee operates pursuant to a written charter adopted by the Board and reviewed annually by the Audit Committee. A copy of the charter is available on our website at www.howardhughes.com under the Investors tab. The Audit Committee has the resources and authority it deems appropriate to discharge its responsibilities.

The Audit Committee has engaged EY to serve as the Company's independent accounting firm since 2013. In accordance with SEC rules, the lead audit partner on the Company engagement serves no more than five consecutive years in that role. The current lead partner was appointed in 2018. The Audit Committee and management have direct input into the selection of the lead audit partner. The Audit Committee periodically considers whether the annual audit of the Company's financial statements should be conducted by another firm.

In determining whether to reappoint EY as the Company's independent registered public accounting firm for 2020, subject to stockholder ratification, the Audit Committee took into consideration a number of factors. These factors included:

  ■
  the length of time the firm has been engaged by the Company;

  ■
  EY's familiarity with the Company's operations and industry, accounting policies, financial reporting process, and internal control over financial reporting;

  ■
  EY's skills, expertise and independence;

  ■
  the quality of the Audit Committee's ongoing discussions with EY;

  ■
  a review of external data related to EY's legal risks and proceedings, audit quality and recent public portions of Public Company Accounting Oversight Board (United States) (the "PCAOB") reports;

  ■
  an assessment of the professional qualifications of EY, the performance of the lead audit partner and the other professionals on the Company account;

  ■
  the reasonableness of EY's fees for the services provided to the Company;

  ■
  management's relationship with EY and its assessment of EY's performance; and

  ■
  the impact of changing auditors, including the significant time requirement that could distract from management's focus on reporting and internal controls.

Based on this evaluation, the Audit Committee believes that it is in the best interest of the Company and our stockholders to retain EY as our independent registered public accounting firm for fiscal 2020.

Each member of the Audit Committee is considered financially literate, as defined by the NYSE, and the Board has determined that Mr. Shepsman has the necessary experience to qualify as an "audit committee financial expert" under SEC rules. As determined by the SEC, a person designated as an audit committee financial expert will not be deemed an "expert" for purposes of the federal securities laws. In addition, this designation does not impose on a person any duties, obligations or liabilities that are greater than those otherwise imposed on the person as a member of the Audit Committee and the Board, and does not affect the duties, obligations or liabilities of the Board.

Proxy Statement for the 2020 Annual Meeting of Stockholders   /  43

AUDIT COMMITTEE REPORT

Management is responsible for the Company's system of internal control over financial reporting and for preparing its consolidated financial statements. EY was responsible for performing independent audits of the Company's internal control over financial reporting as of December 31, 2019 and its consolidated financial statements as of December 31, 2019 and for the year then ended, both in accordance with the standards of the PCAOB, and to issue reports thereon. The Audit Committee is responsible for overseeing management's conduct of the financial reporting process and system of internal control.

The Audit Committee reviewed and discussed with both management and EY the results of the independent audits of the Company's internal control over financial reporting as of December 31, 2019 and its consolidated financial statements as of December 31, 2019 and for the year ended prior to their issuance. During 2019, management advised the Audit Committee that the set of financial statements had been prepared in accordance with accounting principles generally accepted in the United States of America, and reviewed significant accounting and disclosure matters with the Audit Committee. This included discussion with EY of matters required to be discussed by Statement on Auditing Standards No. 16, as amended, as adopted by the PCAOB and SEC

Regulation S-X Rule 2-07, Communication with Audit Committees, as currently in effect, including the quality of the Company's accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also discussed with its independent registered public accounting firm matters relating to its independence and received the written disclosures and letter from EY required by the applicable requirements of PCAOB regarding the independent accountant's communications with the Audit Committee concerning independence.

Taking all of these reviews and discussions into account, all of the Audit Committee members, whose names are listed below, recommended to the Board that it approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the SEC.

Members of the Audit Committee

Steven Shepsman, Chair
Beth Kaplan
Allen Model

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Executive Officers

The following table sets forth certain information with respect to the Company's current executive officers:

PAUL LAYNE CHIEF EXECUTIVE OFFICER AND A DIRECTOR Age 62

Background

Paul Layne has served as a director and Chief Executive Officer since October 2019. Mr. Layne joined the Company in 2012 and previously served as its President, Central Region. For more than 35 years, Mr. Layne has been a vital leader in Houston's commercial real estate community as well as in national real estate. Prior to joining the Company, Mr. Layne was Executive Vice President at Brookfield Properties Corporation, overseeing a 9.7 million square-foot portfolio in Houston's Central Business District. He was responsible for all of the region's activities including leasing, operations, property management, legal, accounting, development and construction as well as being a member of Brookfield's global partnership task force. Mr. Layne received a B.S. in Management from the University of Houston and attended South Texas College of Law.

Qualifications

Mr. Layne's extensive experience in the real estate industry, as well as his executive leadership experience, make him particularly suited to provide guidance to the Board and serve as a bridge between the Board and our executive officers.

DAVID O'REILLY CHIEF FINANCIAL OFFICER Age 45

Background

David O'Reilly joined the Company in October 2016 as the Chief Financial Officer. He is responsible for managing the company's investment and financial strategy, working with the executive team to unlock meaningful long-term value across the company's portfolio.

Prior to joining the Company, Mr. O'Reilly served as Executive Vice President, Chief Investment Officer of Parkway Properties, Inc., a NYSE-traded real estate investment trust focused on office properties. He served in the position from November 2011 through October 2014 and was appointed Chief Financial Officer in August 2012. He also served as the company's Interim Chief Financial Officer from May 2012 through August 2012. Previously, Mr. O'Reilly served as Executive Vice President of Banyan Street Capital and as Director of Capital Markets for Eola Capital LLC. He served in the investment banking industry as Senior Vice President of Barclays Capital Inc. and in a similar capacity for Lehman Brothers. During his career, Mr. O'Reilly has been involved in a broad range of financial advisory and merger and acquisition activities, including leveraged buyouts, initial public offerings and single asset and pooled CMBS transactions. Mr. O'Reilly currently serves as a director of Kite Realty Group Trust.

Mr. O'Reilly graduated from Tufts University with a B.S. in Civil Engineering and received his M.B.A. from Columbia University.

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EXECUTIVE OFFICERS

PETER RILEY SENIOR EXECUTIVE VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL Age 64

Background

Peter Riley serves as Senior Executive Vice President, Secretary and General Counsel and joined the Company in May 2011. Mr. Riley is responsible for overseeing all legal matters for the Company. Mr. Riley has over 30 years of experience, working in both the public and private sector. Mr. Riley was a partner at K&L Gates LLP between 2004 and 2011 with a significant focus on the tax aspects of fund formation, joint ventures and the acquisition, disposition, operation and financing of real estate assets. Previously, Mr. Riley led the tax department at Kelly, Hart and Hallman, and was Senior Tax Counsel at Simpson Thacher and Bartlett.

Before earning his law degree, Mr. Riley worked for Amerada Hess Corporation (NYSE: AHC) where he became Chief Financial Officer of its Abu Dhabi subsidiary. Mr. Riley received his L.L.M. in Taxation from New York University School of Law, his J.D. from Boston College Law School and his B.B.A. from The University of Notre Dame.

SAUL SCHERL PRESIDENT, NEW YORK TRI-STATE REGION Age 54

Background

Saul Scherl serves as President, New York Tri-State Region and joined the Company in December 2015. Mr. Scherl is responsible for overseeing the Company's New York Tri-State Region, which notably includes the Seaport District that is currently undergoing redevelopment.

Mr. Scherl has more than 20 years of retail, residential, hospitality and mixed-use real estate experience. Additionally, he is both a licensed attorney and CPA. Prior to joining The Howard Hughes Corporation, he was a Principal at Blackpoint Partners where he managed the company's real estate assets as well as mergers and acquisitions. Previously, he served in a similar capacity at Loeb Partners Realty as the Managing Director and with Nomura Asset Capital, where he was responsible for liquidating the company's multi-billion-dollar real estate portfolio. Earlier in his career, Mr. Scherl was with Piper Rudnick and Shaw Pittman as well as Arthur Young and Company. Throughout his career, he has been involved in a broad range of acquisitions, dispositions, redevelopments and financings for real estate properties across the U.S.

Mr. Scherl graduated from Emory University with a B.B.A. in Accounting and received his J.D. from George Washington University.

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EXECUTIVE OFFICERS

KEVIN ORROCK PRESIDENT, SUMMERLIN Age 69

Background

Kevin Orrock serves as President, Summerlin. Mr. Orrock's long-term career with the Company began more than 40 years ago and he helped shape Summerlin from its inception more than 25 years ago. He brings to the Company a deep understanding of the Summerlin community and the development process as well as a keen business and financial acumen that has contributed to Summerlin's ongoing success as one of Southern Nevada's premier community for more than two decades.

Mr. Orrock began his career with the company when he joined the accounting department at the famed Desert Inn Hotel in Las Vegas in 1974, then owned by Summa Corporation, predecessor to the Company. He held numerous accounting and finance positions before being named Treasurer in 1991. As President of Summerlin, Mr. Orrock oversees all functions of the Summerlin community, which led the nation in home sales for more than a decade during the 1990s and early 2000s.

Mr. Orrock earned a B.A. in Business Administration from Wittenberg University and an M.B.A from the University of Nevada Las Vegas. Active in the community, Mr. Orrock is past chair of the Las Vegas Chamber of Commerce and serves on the executive board of Las Vegas Economic Global Alliance. He is a member of the advisory board of directors for University of Nevada Las Vegas Foundation and the Lee College of Business.

GREG FITCHITT PRESIDENT, COLUMBIA Age 50

Greg Fitchitt is President, Columbia and joined the Company in 2013. He leads the development efforts for the 14-million-square-foot, mixed-use plan to transform Downtown Columbia into the Center of Culture and Commerce for central Maryland.

Mr. Fitchitt has over 20 years of real estate experience including development, planning, entitlements, community and government relations, leasing, and design and construction management. Before joining HHC in 2013, Mr. Fitchitt completed nine shopping center redevelopments in Washington State and Southern California. Mr. Fitchitt led the development of Westfield UTC in La Jolla, CA, obtaining entitlements for a $1.0 billion LEED-ND Gold mixed-use revitalization and completing the $180 million first phase in 2012. Together the Westfield projects completed under his direction represented over $500 million in investment.

Mr. Fitchitt holds a M.B.A. from UCLA and a B.A. in Philosophy from Pomona College. Mr. Fitchitt chairs the Downtown Columbia Partnership board, and serves on the Greater Baltimore Committee's Board of Directors, and the ULI Transit Oriented Development Council for the ULI Baltimore and Washington District Councils. He also previously served for five years on the Howard County Chamber Board of Directors and for ten years on the boards of non-profit affordable housing developers in California.

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EXECUTIVE OFFICERS

JIM CARMAN PRESIDENT, HOUSTON REGION Age 42

Background

Jim Carman is President of the Houston Region. Previously, he served as Senior Vice President of MPC Commercial Development. He joined the company in August 2012 to oversee vertical development on projects located within The Woodlands and Bridgeland, both master planned communities in the Houston area. Mr. Carman was responsible for leading multiple teams in the development of the first phase of Hughes Landing, Houston's premier mixed-use urban center on Lake Woodlands, taking the 66-acre project from conception to completion within three years.

Prior to joining the Company, Mr. Carman worked on mixed-use developments in Las Vegas, including Tivoli Village at Queensridge as well as projects located within the 70-acre Hughes Center. Previously, Mr. Carman served as Project Manager for the Ritz-Carlton, Grand Cayman, a $500 million resort complex consisting of seven restaurants, 365 keys, 85 luxury condominiums, and a golf course designed by Greg Norman. Before moving overseas to manage the Ritz-Carlton project, he worked with The Haskell Company, a design-build contractor based in Jacksonville, Florida. Mr. Carman was part of the joint-venture team that constructed the Adrienne Arsht Center for the Performing Arts, a $370 million performance complex in the heart of downtown Miami.

Mr. Carman received his Bachelor of Science in Civil Engineering as well as Master of Engineering in Construction from Texas A&M University.

DOUG JOHNSTONE REGIONAL PRESIDENT, HAWAII Age 37

Background

Doug Johnstone is Regional President, Hawai'i. He is responsible for leading the development, sales and operations of Ward Village, a 60-acre master planned community in the heart of Honolulu.

Doug was recruited in 2012 to join the Ward Village team, where he most recently served as Senior Vice President of Development, playing a key leadership role in all aspects of entitlement, project management, construction, sales, and financing, and was responsible for implementing the mixed-use developments that comprise Ward Village.

Prior to joining the Company, Doug managed value-add redevelopment efforts for the $3 billion commercial real estate portfolio of Kamehameha Schools-Bishop Estate. Before that, he served as Vice President of the Los Angeles-based boutique firm Cyburt Hall Partners, focused on opportunistic investments and developments with institutional joint venture partners.

Born and raised in Honolulu, Doug attended Stanford University, where he obtained a Bachelor's degree in Economics with honors. He has always maintained a deep commitment to the local community, serving as a board member of several local nonprofits including the U.S.S. Missouri Memorial Foundation, Outrigger Duke Kahanamoku Foundation, and HomeAidHawai'i.

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Compensation Discussion and Analysis

EXECUTIVE COMPENSATION

This Compensation Discussion and Analysis provides information on our executive compensation program and the amounts shown in the executive compensation tables that follow. In this proxy statement, the term "NEOs" means Named Executive Officers. The seven executive officers listed below are our NEOs for fiscal 2019. Following the previously announced review of strategic alternatives, we announced that we will execute a transformation plan, led by new executive leadership, comprised of three pillars: (1) a $45-$50 million reduction in annual overhead expenses; (2) the sale of approximately $2 billion of non-core assets; and (3) accelerated growth in our master planned community assets.

In connection with the transformation plan, Paul Layne was promoted to Chief Executive Officer on October 21, 2019, and entered into a new employment agreement with the Company (as further described under "Employment Agreements with the NEOs—Paul Layne"). On the same date, Mr. Weinreb and Mr. Herlitz stepped down from their roles as Chief Executive Officer and President of the Company, respectively. In connection with their respective terminations of employment, each of Mr. Weinreb and Mr. Herlitz entered into a Separation and Release Agreement with the Company, pursuant to which each of Mr. Weinreb and Mr. Herlitz were entitled to certain payments and benefits, and entered into a mutual release of claims with the Company. For further information regarding Mr. Weinreb's and Mr. Herlitz's separation payments and benefits, please refer to the "All Other Compensation" column of the Summary Compensation Table and the discussion under "Employment Agreements with the NEOs—David Weinreb —Separation Agreement "—Grant Herlitz—Separation Agreement," and "Severance and Change in Control Benefits—David Weinreb" and "—Grant Herlitz".

In addition to the resignations of Messrs. Weinreb and Herlitz, Mr. Treacy stepped down from his role as President, Hawaii on February 5, 2020. The Company and Mr. Treacy agreed to treat his separation from employment as a separation without "cause" under The Howard Hughes Management Co., LLC Separation Benefits Plan. Mr. Treacy became eligible to receive severance benefits under that plan upon his execution of a release of claims in favor of the Company. For further information, please refer to the discussion under "Severance and Change in Control Benefits—Simon Treacy".

Named Executive Officer	Position
Paul Layne	Chief Executive Officer ("CEO")

David O'Reilly	Chief Financial Officer ("CFO")

Peter Riley	Senior Executive Vice President, Secretary and General Counsel

Saul Scherl	President, New York Tri-State Region

Simon Treacy	Former President, Hawaii

David Weinreb	Former Chief Executive Officer

Grant Herlitz	Former President

EXECUTIVE SUMMARY

Our success depends, in large part, on our ability to successfully attract, motivate and retain a qualified management team. The executive compensation program designed and implemented by the Compensation Committee is intended to attract, retain and motivate the key people necessary to enable us to maximize operational efficiency and profitability over the long term. The Compensation Committee believes that executive compensation should align the interests of our executives and other key employees with those of the Company and its stockholders. Our executive

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Compensation Discussion and Analysis

compensation program also is designed to differentiate compensation based upon individual contribution, performance and experience.

In establishing compensation, the Compensation Committee provides our NEOs with a competitive compensation package, using a holistic evaluation of each element of our NEOs' compensation together with an assessment of each NEO's ownership position in the Company (inclusive of stock, warrants to purchase stock, and equity awards). The Compensation Committee sets compensation in this manner to ensure that our compensation practices do not disadvantage the Company in attracting and retaining executives and other key employees, while also managing a competitive compensation expense structure for the Company.

Stockholders should note that, although the Compensation Committee considers the compensation paid to executives by our peer group companies in making compensation decisions, the Compensation Committee also considers the compensation that real estate private equity firms, private real estate development companies and real estate opportunity funds are paying their executives as it believes that the Company is competing more with these types of organizations for top-tier talent than it is with our peer group companies.

Financial and Operational Highlights

The Company delivered strong results in 2019. We increased operating assets net operating income by 20.2% over 2018 levels to $216.6 million, increased master planned community earnings before taxes by 26.9% over 2018 levels to $257.6 million and contracted to sell 467 condominiums at Ward Village, representing $334.3 million of gross sales. We also completed construction on several projects, including: (i) Las Vegas Ballpark, home of the Las Vegas Aviators, our Triple A baseball team; (ii) 100 Fellowship Drive, a 203,257 square foot build-to-suit project in The Woodlands; (iii) 6100 Merriweather, a 318,545 square foot office building in Columbia; (iv) Tanager Apartments, a 267-unit apartment complex in Downtown Summerlin; and (v) Lakeside Row, a 312-unit multi-family development in Bridgeland. We also made significant progress on our transformation plan by executing sales of three non-core assets, acquiring two Class AAA office towers in The Woodlands and by reducing run-rate overhead expenses that will materialize throughout 2020.

The charts below summarize our growth in key financial metrics from fiscal 2018 to fiscal 2019:

Dollar amounts below are in thousands.

Operating Assets Net Operating Income ("Operating Assets NOI")	Master Planned Community Segment Earnings Before Taxes ("MPC EBT")
*
Annex A includes a reconciliation of non-GAAP Operating Assets NOI to Operating Assets Segment Earnings Before Taxes.

**
Annex A includes a reconciliation of non-GAAP MPC EBT to Net Income.

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Compensation Discussion and Analysis

Financial Results Under Incentive Plans

The charts below compare fiscal 2019, 2018 and 2017 metrics that the Compensation Committee uses to determine annual incentive payouts and long-term equity incentives. Note that these financial measures differ from the comparable GAAP and Non-GAAP measures reported above and in our financial statements.

NEO PERFORMANCE MEASURES

Dollar amounts below are in thousands.

Annual Contracted Condominium Sales	Operating Assets Net Operating Income*	MPC Net Operating Income**
*
Annex B includes a reconciliation of Operating Assets NOI for NEO Goals to Operating Assets NOI.

**
Annex C includes a reconciliation of MPC Net Operating Income to MPC EBT.

2019 Compensation Highlights

Our 2019 financial performance, along with the individual performance of our NEOs, served as key factors in determining compensation for 2019 and executing on other compensation practice initiatives, including as follows:

Compensation Practice	Rationale for Practice

•

We granted annual long-term equity incentive awards, 50% of which are performance-based (except that Mr. Weinreb, our former CEO, received 100% performance-based equity awards).

•

Payouts based on interpolation between performance targets for the performance-based equity awards.

•

Majority of annual compensation for our NEOs is tied to incentive compensation.

•

We tie a significant portion of compensation to long-term performance.

•

By using linear interpolation rather than the "step" approach for the performance targets for the performance-based equity awards, we are able to achieve finer calibration between pay and performance. Interpolation mitigates the risk that management will act improperly to either increase payout to the next higher step or avoid falling to a lower step.

•

Our NEOs have an annual performance-based incentive compensation opportunity that is recalibrated each year to ensure alignment with our compensation objectives.

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COMPENSATION DISCUSSION AND ANALYSIS

Prior to the 2019 annual meeting of stockholders, at which approximately 72.3% of the votes cast were in favor of our "say-on-pay" stockholder advisory vote in support of executive compensation, our management engaged with stockholders holding a majority of our outstanding shares to discuss our executive compensation program. We undertook this engagement to inform the Compensation Committee's discussions and better assess stockholder views on our executive compensation program. Although we received positive feedback regarding our use of specific, predetermined financial goals to determine annual incentive payouts, certain stockholders and proxy advisors expressed concerned regarding the dollar value of the CEO's target annual incentive award, which was 5 times base salary, relative to the value of the CEO's annual long-term equity awards.

In connection with the transformation plan and the resulting management changes, the Compensation Committee, in consultation with Meridian Compensation Partners, LLC ("Meridian"), took into account our prior "say-on-pay" stockholder advisory vote results and feedback from our stockholders on our executive compensation program in negotiating Mr. Layne's employment agreement (as further described under "Employment Agreements with the NEOs—Paul Layne") and compensation structure. The Compensation Committee believes that Mr. Layne's employment agreement, including the compensation mix reflected in his base salary, annual bonus target, and annual long-term incentive targeted grant value, reflects our Company's pay for performance philosophy, and together with the changes to our annual bonus program beginning in 2018 (in particular, our annual establishment of specific, predetermined financial goals for key components of our business that substantially drive long-term performance and value creation), provides an attractive and competitive compensation opportunity while appropriately aligning Mr. Layne's incentives with our stockholder's interests. Notably, Mr. Layne's aggregate target compensation is 22% lower than the median of our peer group, and while our Compensation Committee does not specifically target compensation to a benchmark compensation, the Compensation Committee felt that it was important to re-evaluate how our compensation aligned with that of our peers in light of feedback from our stockholders.

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation and Governance Best Practices

The Compensation Committee regularly reviews best practices in governance and executive compensation. The Company's current best practices and policies include the following:

What We Do
✓	Align Executive Compensation with Company Performance. We tie a majority of executive pay to fully at risk, performance-based cash awards and long-term equity awards.
✓

Apply Multi-Year Vesting to Equity Incentive Awards.

Under our long-term equity incentive program, time-based awards vest ratably over a five-year period following the date of grant and performance-based awards vest at the end of five years, subject to the satisfaction of total stockholder return thresholds.

✓

Provide Double-Trigger Severance Benefits.

In the event of a change of control, equity award vesting is provided to our NEOs only in the event of a qualifying termination following a change of control. Equity awards do not vest solely in connection with a change of control.

✓

Allow Clawbacks.

Our Board has adopted a policy regarding recovery of incentive awards for fiscal years for which financial results are later restated, which may include reimbursement of any bonuses paid and recovery of profits received during the applicable period under any equity compensation awards.

✓

Impose Stock Ownership Guidelines.

Our Compensation Committee has adopted stock ownership guidelines for our CEO, CFO and Senior Executive Vice President, Secretary and General Counsel, which require such executive officers to accumulate and hold a meaningful level of stock in the Company.

✓

Conduct Annual Risk Review.

Our Compensation Committee conducts an annual review of the Company's compensation programs to confirm that there are no compensation-related risks that are reasonably likely to have a material adverse effect on the Company.

✓	Retain an Independent Compensation Consultant. Our Compensation Committee retains an independent compensation consultant to advise on our executive compensation programs.
✓	Provide Limited Perquisites. We provide limited perquisites to our NEOs.
✓	Offer Broad-Based Benefits. Our NEOs are eligible for the same health and retirement benefits as other full-time employees.
✓	Use Peer Group Evaluation. We evaluate our compensation peer groups periodically to align with investor expectations and changes in the Company's business.
✓	Conduct an Annual Say-on-Pay Vote. We conduct an annual say-on-pay vote to better understand investor sentiment of our executive compensation program.

What We Don't Do
No Excise Tax Gross-Ups. We do not make tax gross-up payments to executive officers.
No Supplemental Retirement Benefits. We do not provide supplemental executive officer retirement benefits.
No Hedging or Pledging. We do not permit hedging or pledging of equity by our executive officers or directors.
No Repricing. Our equity plan prohibits repricing or the buyout of underwater stock options without stockholder approval.
No Discount Options. Our equity plan prohibits granting stock options with a grant price less than fair market value of our common stock on the date of the grant.

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives

We Strive to Attract, Incentivize and Retain Talented Individuals.	We pay competitively.

It is imperative that we attract, incentivize and retain individuals in executive positions whose skills, business experience and acumen are critical to the current and long-term success of the Company.

We pay competitively to provide a target compensation opportunity that will attract, motivate and retain our talented core of executives who drive our success. The compensation program is designed to give the Company a competitive advantage relative to the compensation provided by peer group companies with which we compete for qualified executive talent. The Compensation Committee also seeks to retain executives through the phases of the cycle of the real estate market by keeping compensation competitive during times of growth as well as contraction, reflecting the long-term nature of successful real estate development businesses.

While peer group companies and competitive survey data provide a beginning reference point and inform decisions on the range of compensation opportunities, it is just one of many factors the Compensation Committee considers in setting pay. For example, the Compensation Committee recognizes that real talent competitors for our NEOs include high-paying private real estate development companies, high paying private equity firms and real estate opportunity funds, in addition to our more conventional public company peers.

In particular, the Compensation Committee believes that the mix of Mr. Layne's compensation package – in particular his target annual incentive award of $1,000,000, equal to approximately 133% of his base salary – represents an attractive and competitive compensation opportunity while specifically responding to our investors' concerns regarding the mix of our former CEO's compensation package (specifically, the size of his target annual incentive award relative to his annual long-term equity awards).

Also, several of our peers are REITs whose operations directly compare to our operating assets segment only and not to our master planned community segment or strategic development segment. Ultimately, the Compensation Committee retains flexibility to adjust executive compensation based on our objectives of building our Company and creating stockholder value.

Retention is a key objective of the compensation program.
Because the implementation of the Company's business strategy requires long-term commitments on the part of our NEOs, and because competition for top talent is intense in the Company's industry, retention of our talented core of executives is a key objective of the compensation program.

We Pay for Performance.	We reward attainment of established goals.
We firmly believe that pay should be tied to performance. Superior performance enhances stockholder value and is a fundamental objective of the Company's compensation program.	The compensation program is designed to reward our NEOs for attaining established goals that require the dedication of their time, effort, skills and business experience to drive the success of the Company and the maximization of stockholder value.

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COMPENSATION DISCUSSION AND ANALYSIS

Performance-based annual incentive compensation is a key component of our compensation program.
For fiscal 2019, annual performance is rewarded through annual incentive awards and is based on the Company's operational performance and financial results and the individual NEO's contribution to those results. NEO performance is judged against specific, predetermined financial goals established by the Compensation Committee in the first quarter of the performance year. The predetermined financial goals are based on the Company's annual budget for the performance year, which is approved by the Board. In addition, 25% of the annual incentive award is based a subjective performance evaluation.

We Align Pay to Business Objectives and Long-Term Strategy.	We grant long-term equity incentive awards under our equity incentive program.

The compensation program is designed to reward and motivate our NEOs' Company-wide performance and, as described below, individual performance in attaining business objectives and maximizing stockholder value. Compensation decisions are based on the principle that the long-term interests of our NEOs should be aligned with those of our stockholders.

We use equity incentive awards as a recruitment and retention incentive and to align the interests of our NEOs with stockholder interests. In fiscal, 2019, the Compensation Committee granted awards under the annual long-term equity incentive program that was adopted in 2010. (As further described in Proposal 3, the Company is requesting that our stockholders approve at the 2020 Annual Meeting the 2020 Incentive Plan, a new long-term equity incentive plan under which the Company intends to make grants of equity and equity-based compensation following such approval.) Performance is a key component of our long-term equity incentive program.

The Compensation Committee uses absolute cumulative total stockholder return as the sole metric for the performance-based component of the long-term equity awards because it believes that the NEOs should receive value in respect of the performance-based awards only if the Company provides our stockholders with meaningful increases in our stock price and not because the Company outperformed its peers.

NEO PERSONAL INVESTMENT IN HOWARD HUGHES

In addition to aligning the interests of our NEOs with stockholder interests through awards under our annual long-term equity incentive program, Messrs. Layne and O'Reilly are aligned with our stockholders through their substantial personal investment in the Company. Since his appointment as CEO, Mr. Layne has purchased 9,759 shares of our common stock for an aggregate purchase price of approximately $850,000. In 2016, Mr. O'Reilly invested $1 million in the Company to acquire a warrant to purchase 50,125 shares of our common stock at an exercise price of $112.08 per share. Not only does the per share price of our common stock need to exceed the exercise price for the warrant to have value, the per share price of our common stock needs to exceed approximately $132 for the warrant to have enough value to recoup the $1 million that Mr. O'Reilly paid for his warrant. Because Mr. O'Reilly's warrant is generally not exercisable until April 2022, unless there is an intervening change of control or qualifying termination event prior to such date, the "break-even" price encourages Mr. O'Reilly to create significant and sustainable growth in the value of the Company in excess of the incentive provided by our long-term equity incentive award program.

Messrs. Riley and Scherl also have a significant ownership stake in our common stock (through both ownership of unrestricted shares and awards of equity incentive grants), as described above under "—Security Ownership of Management and Certain Beneficial Holders." Messrs. Layne, O'Reilly and Riley are also subject to the stock ownership requirements described below under "Other Components of Compensation—Stock Ownership Guidelines" to further encourage the alignment of their interests with our stockholders.

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COMPENSATION DISCUSSION AND ANALYSIS

ROLES AND RESPONSIBILITIES

Role of Compensation Committee

The Compensation Committee administers our executive compensation programs. The role of the Compensation Committee is to review and approve the compensation paid to our NEOs and certain other executive officers of the Company, and to review the compensation policies and practices for all of our employees to verify that the policies and practices do not create unreasonable risks for the Company.

In establishing compensation for NEOs, the Compensation Committee considers, among other things, recommendations by our CEO and our compensation consultant, and the compensation of similarly situated executives of peer companies. In addition, the Compensation Committee, with the assistance of management, reviews total compensation paid to certain other executive officers annually, including long-term equity awards.

In 2019, the Compensation Committee reviewed the internal evaluations of the NEOs and certain other executive officers, and market data provided by management and our compensation consultant, Meridian. The Compensation Committee believes that NEO compensation for 2019 reflects appropriate allocation of compensation between salary, annual incentive compensation and equity compensation.

The Compensation Committee reviews and approves corporate goals and objectives relevant to the CEO's compensation, evaluates his performance in light of those goals and objectives and determines and approves his compensation level based on this evaluation.

Role of Executive Officers

Our CEO makes compensation recommendations for the other NEOs to the Compensation Committee. Additionally, management provides financial and compensation data to the Compensation Committee for its review in setting compensation and gives guidance as to how the data impacts performance goals set by the Compensation Committee. This data includes:

  •
  our financial performance for the current year compared to the preceding year;

  •
  performance evaluations of the NEOs (other than CEO) including experience, prior performance and anticipated future performance;

  •
  industry-wide business conditions; and

  •
  total compensation provided to the NEOs in previous years.

Role of Compensation Consultant

The scope of Meridian's work includes the following items in connection with 2019 compensation:

  •
  providing the Compensation Committee with relevant market data;

  •
  updating the Compensation Committee on related trends and developments;

  •
  advising the Compensation Committee on program design; and

  •
  providing input on compensation decisions for NEOs.

Meridian is independent and provides no services directly to the Company and no conflicts of interest exist between the Company and Meridian.

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COMPENSATION DISCUSSION AND ANALYSIS

RISK ASSESSMENT

The Compensation Committee's annual review and approval of the Company's compensation strategy includes a review of compensation-related risk. In this regard, the Compensation Committee annually considers the relationship between the Company's overall compensation policies and practices for employees, including executive officers, and risk, including whether such policies and practices (a) encourage imprudent risk taking, and (b) would be reasonably likely to have a material adverse effect on the Company. Based on this review in 2019, the Compensation Committee concluded that there are no compensation-related risks that are reasonably likely to have a materially adverse effect on the Company.

MARKET REVIEW AND COMPENSATION PEER GROUP

For 2019 NEO performance, the Compensation Committee compared our executive compensation program with competitive market information regarding salary and incentive awards and programs. The purpose of this analysis is to provide a beginning reference point in evaluating the reasonableness and competitiveness of our executive compensation within the real estate development and operating industry and to ensure that our compensation program is generally comparable to companies of similar size and scope of operations.

Market pay levels are obtained from various sources, including published compensation surveys and information taken from SEC filings of 13 public companies recommended by Meridian and approved by the Compensation Committee. The peer group consists of the same companies reviewed in 2018 with the exception of Forest City Realty Trust, Inc., which was removed due to its acquisition by Brookfield Asset Management Inc. The Compensation Committee also considers compensation paid at private real estate and investment companies and larger real estate and hotel companies as additional context, but does not benchmark NEO compensation. The following companies comprised the peer group for purposes of reviewing and considering the 2019 compensation decisions approved for our NEOs:

Peer Group

• Beazer Homes USA, Inc.	• Kilroy Realty Corporation	• Taubman Center, Inc.

• Camden Property Trust	• Meritage Homes Corporation	• Toll Brothers, Inc.

• Duke Realty Corporation	• Mid-America Apartment Communities, Inc.	• Vail Resorts, Inc.

• Federal Realty Investment Trust	• Pebblebrook Hotel Trust	• Weingarten Realty Investors

• Regency Centers Corporation

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COMPENSATION DISCUSSION AND ANALYSIS

The following Three-Year and One-Year Performance Total Stockholder Return tables show where we ranked among the following pure real estate development companies: Meritage Homes Corporation; Toll Brothers, Inc.; and Beazer Homes USA, Inc.

The Compensation Committee considers the Company total stockholder return ("TSR") and TSR performance relative to other real estate development companies as relevant context in determining compensation levels for our NEOs. Our TSR performance is reflected in the value of each NEOs' long-term incentive compensation. Fifty percent of the restricted stock granted to our NEOs is eligible to cliff-vest after five years only if the Company achieves specified cumulative TSR growth percentages over a five-year period (100% of our former CEO's 2019 equity award was subject to a performance condition). At an 11% cumulative TSR growth rate over a five-year period, only 30% of the restricted stock granted that is subject to performance-based vesting would vest. No restricted stock subject to performance-based vesting would vest if TSR growth rate is below 11% over a five-year period.

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COMPENSATION DISCUSSION AND ANALYSIS

EMPLOYMENT AGREEMENTS

Each of Messrs. Layne, O'Reilly and Riley have employment agreements with the Company. These agreements provide for a minimum annual base salary, target annual incentive compensation under plans approved by the Compensation Committee, as well as severance and other benefits. The Compensation Committee approved the terms of the employment agreements based upon (a) its assessment of the terms necessary to retain highly qualified executives, and (b) arm's length negotiations with each of these executives. For a description of the material terms of these employment agreements, see "Executive Compensation – Employment Agreements with the NEOs."

Key Elements of Executive Compensation Program

The following table outlines certain information regarding the key elements of our executive program:

Element	Form	Objectives and Basis
Base Salary	Cash	• Attract and retain highly qualified executives to drive our success

Annual Incentive	Cash	• Drive Company and segment results

Compensation

•

Actual payout determined by the Compensation Committee based on the achievement of specific financial and operational goals and objectives established by the Compensation Committee during the first quarter of each calendar year

Long-Term Equity	Restricted Stock (time-based	• Drive Company performance

Incentive	and performance-based vesting)	• Align interests of executives with those of our stockholders

• Retain executives through long-term vesting

• Provide stockholder aligned wealth accumulation opportunities

Deferred Compensation	401(k) plan, non-qualified deferred compensation plan	• Provide tax-deferred methods for general savings and retirement

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COMPENSATION DISCUSSION AND ANALYSIS

We also provide other general benefits and limited perquisites, which are described below.

2019 ANNUAL COMPENSATION MIX

Consistent with the Compensation Committee's compensation philosophy and objectives, the following sets forth the 2019 compensation decisions that were approved for our NEOs as a result of Company and individual performance achievements and the total mix of variable compensation paid or granted to NEOs as reflected in the Summary Compensation Table under the header "Executive Compensation" and elsewhere in this Proxy Statement.

	Key Responsibilities			2019 Annual Compensation Mix*
Paul Layne Chief Executive Officer
Our CEO is responsible for managing our business operations and overseeing the senior members of our management team. He leads the implementation of corporate strategy and is the primary liaison between our Board and the management of our firm. He also serves as the primary public figure of the Company.

Key 2019 Performance Achievements

•

Successful transition to the CEO role in a short period of time without significant disruption to our operations.

•

Integrally involved with the development and execution of the Company's transformation plan.

•

Continued the development of the Company's vision for The Woodlands, Bridgeland and The Woodlands Hills

•

Led the acquisition of two Class AAA office towers in The Woodlands

•

Led the Company's development and leasing efforts for 110 North Wacker.

	Compensation Decisions
		Base Salary	$543,269
		Annual Bonus	$840,000
		Long-Term Equity Incentive	$297,711
	*	Mr. Layne's base salary was prorated between $500,000, his base salary prior to his promotion to CEO on October 21, 2019, and $750,000, his base salary as CEO. For more information, see "Employment Agreements with the NEOs – Paul Layne"

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COMPENSATION DISCUSSION AND ANALYSIS

	Key Responsibilities		2019 Annual Compensation Mix
David O'Reilly Chief Financial Officer
Our CFO is responsible for managing the Company's overall financial position, including our cash flow and liquidity profile. He is also responsible for financial analysis and reporting, as well as our information technology function. He is our primary liaison to our investors.

Key 2019 Performance Achievements

•

Integrally involved with the development and execution of the Company's transformation plan.

•

Integrally involved in subjects of critical significance to the Company, including cash flow, capital liquidity and reputational matters.

•

Led the acquisition financing of two Class AAA office towers in The Woodlands

•

Continued to refine our investor communication and relations strategy.

	Compensation Decisions
	Base Salary	$500,000
	Annual Incentive Compensation	$990,000
	Long-Term Equity Incentive	$893,307

	Key Responsibilities		2019 Annual Compensation Mix
Peter F. Riley Senior Executive Vice President, Secretary and General Counsel
Our Senior Executive Vice President, Secretary and General Counsel manages business and legal aspects of complex transactions, particularly in the negotiation of critical contracts. He participates in the development of corporate policies, procedures and programs, and provides counsel and guidance on legal matters.

Key 2019 Performance Achievements

•

Continued to lead the Company's Legal Department in drafting, negotiating and finalizing contracts on a timely basis.

•

Continued to excel by providing the Company with sound legal advice and strategies.

	Compensation Decisions
	Base Salary	$550,000
	Annual Incentive Compensation	$800,000
	Long-Term Equity Incentive	$595,481

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COMPENSATION DISCUSSION AND ANALYSIS

	Key Responsibilities			2019 Annual Compensation Mix*
Saul Scherl President, New York Tri-State Region
Our President, New York Tri-State Region is primarily responsible for overseeing the Seaport District, which notably includes Pier 17, the Tin Building and 250 Water Street.

Key 2019 Performance Achievements

•

Oversaw the successful completion and opening of The Fulton by Jean-Georges and Malibu Farm

•

Completed and delivered the Nike office space and Pier 17 office lobby.

•

Increased the number of shows of the Summer Concert Series from 20 to 42.

•

Continued to make significant progress on the design, operation and functionality of the Tin Building. [REVISE PIE CHART TO ROUND TO $1,522,107 for long-term equity]

	Compensation Decisions
		Base Salary	$600,000
		Annual Bonus	$600,000
		Long-term Equity Incentive	$372,125
		Past-Performance Equity Award	$1,149,982
	*	Mr. Scherl does not participate in the other NEOs' annual incentive compensation program. For more information, see "2019 Annual Compensation – Annual Incentive Compensation." Note also that the Past-Performance Equity Award was a one-time award in 2019, which was outside of the Company's annual equity grant program. Excluding the Past-Performance Equity Award from Mr. Scherl's 2019 compensation, approximately 61% of Mr. Scherl's compensation was variable compensation.

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COMPENSATION DISCUSSION AND ANALYSIS

 Fiscal Year 2019 CEO Total At-Risk Compensation Mix

BASE SALARY

The annual base salary for each NEO is set forth in his employment agreement (with the exception of Messrs. Scherl and Treacy, who do not have an employment agreement with us). Any increases in base salary are expected to be determined on the basis of scope of responsibilities, level of experience and sustained performance with the Company, as well as internal and market comparisons. In setting base salaries for the NEOs, the Compensation Committee seeks to provide a reasonable level of fixed compensation that is competitive with base salaries for comparable positions at similar companies. The base salaries of our NEOs as of December 31, 2018 and 2019 were as follows:

Name	Title	2018 Base Salary ($)	2019 Base Salary ($)	Base Salary Change
Paul Layne	Chief Executive Officer	500,000	750,000	$250,000*

David O'Reilly	Chief Financial Officer	500,000	500,000	No Change

Peter F. Riley	Senior Executive Vice President, Secretary and General Counsel	550,000	550,000	No Change

Saul Scherl	President, New York Tri-State Region	500,000	600,000	$100,000**

Simon Treacy	Former President, Hawaii	500,000	500,000	No Change

David Weinreb	Former Chief Executive Officer	1,000,000	1,000,000	No Change

Grant Herlitz	Former President	750,000	750,000	No Change

*
Mr. Layne's base salary increased effective October 21, 2019 in connection with his promotion to Chief Executive Officer. For more information see "Employment Agreements with the NEOs—Paul Layne."

**
The Company increased Mr. Scherl's salary in 2019 following a total review of Mr. Scherl's compensation to keep Mr Scherl's total compensation package competitive and attractive. For more information see "Employment Agreements with the NEOs—Saul Scherl."

ANNUAL INCENTIVE COMPENSATION

The Compensation Committee believes that annual incentive compensation is a key element of the total compensation for our NEOs. The Compensation Committee also believes that placing a significant portion of

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COMPENSATION DISCUSSION AND ANALYSIS

executive compensation at risk each year, subject to the results of established performance measures and objectives, appropriately motivates the NEOs to achieve the Company's financial and operational objectives, thereby enhancing stockholder value.

The employment agreements for our NEOs (other than for Messrs. Scherl and Treacy) provide that each officer is eligible to receive an annual incentive award. The amount of each annual incentive award is within a range set forth in the applicable NEO's employment agreement and is determined by the Compensation Committee based on the achievement of specific goals and objectives established by the Compensation Committee during the first quarter of each calendar year. For 2019, Mr. Layne's employment agreement provides that he is eligible to participate in the Company's general annual incentive plan, in which all corporate employees are eligible to participate. Mr. Layne's employment agreement further provides that his annual incentive award for fiscal 2019 shall be prorated between $1,000,000, the target bonus amount in his employment agreement, and $460,000, the target bonus in effect prior to the effective date of his employment agreement. Beginning in 2020, Mr. Layne will be eligible to receive an annual incentive award within a range set forth in his employment agreement determined by the Compensation Committee (at least 80% of his target bonus, but no more than 120% of his target bonus) based on the achievement of specific goals and objectives established by the Compensation Committee during the first quarter of each calendar year. Messrs. Scherl and Treacy do not have employment agreements and instead participate in the Company's general annual incentive plan. The annual incentive compensation opportunity for Messrs. O'Reilly and Riley is set forth below.

David O'Reilly

  •
  At least 60% (threshold), but not more than 140% (maximum), of a target annual incentive award of $900,000.

Peter F. Riley

  •
  At least 60% (threshold), but not more than 140% (maximum), of a target annual incentive award of $800,000

The annual incentive awards for the eligible NEOs are contingent upon the achievement of an objective minimum financial performance measure (the "Overall Goal") and the results of the Compensation Committee's evaluation of the achievement of other operational and real estate development objectives (as further described below). If the Company achieves the Overall Goal, then a bonus pool for the eligible NEOs is available for distribution in accordance with the threshold, target and maximum annual incentive awards set forth in their employment agreements as described above and the Compensation Committee's evaluation of Company and NEO performance as described in further detail below.

The Compensation Committee established the Overall Goal for the 2019 annual incentive compensation plan of at least $500 million of consolidated gross revenues. The Company's consolidated gross revenues for 2019 were approximately $1.3 billion, which substantially exceeded the $500 million Overall Goal, and a bonus pool was therefore available for distribution to the eligible NEOs. The Compensation Committee selected consolidated gross revenues as the Overall Goal because it believes that our revenues are a strong indicator of the growth and performance of the Company in this stage of its development; however, achievement of the Overall Goal is only the threshold for availability of the eligible NEOs' bonus pool. It is not the sole factor in determining NEO annual incentive payouts. If the Overall Goal is achieved, the Compensation Committee determines actual annual incentive payouts based primarily on the specific, predetermined financial and operational goals that it approves in the first quarter of each year within the framework of the eligible NEOs' employment agreements. The Compensation Committee also uses subjective evaluations as a component of its review of NEO performance.

As the Company and its businesses have evolved, the Compensation Committee has increasingly evaluated NEO performance for purposes of annual incentive compensation payouts against specific, predetermined financial and

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COMPENSATION DISCUSSION AND ANALYSIS

operational goals. For fiscal 2019, annual incentive payouts were equally based on the achievement of the following objective performance goals, plus a subjective evaluation of NEO performance:

  •
  Annual contracted condominium sales;

  •
  Operating Assets NOI; and

  •
  MPC net operating income ("MPC NOI").

We chose these measures because we believe that they motivate our NEOs to drive Company growth and to execute on our business plan.

To reflect performance above or below performance targets, the goals above have sliding scales that provide for annual incentive payouts greater than the target level if results are greater than target performance (up to a maximum payout of 140% of the target bonus for Messrs. O'Reilly and Riley) or less than target bonus if results are lower than the performance target (down to a threshold of 60% of target bonus for Messrs. O'Reilly and Riley) below which the annual incentive payout would equal the threshold bonus amount set forth in each NEO contract.

The fiscal 2019 performance targets were designed to be challenging and were set at levels above fiscal 2018 performance targets for Operating Assets NOI and MPC NOI. The Company's actual performance exceeded all of the performance targets.

The actual results for the annual contracted condominium sales target are as follows:

PERFORMANCE MEASURE	THRESHOLD	TARGET	MAXIMUM	ACTUAL	POTENTIAL PAYOUT
Annual Contracted Condominium Sales (O'Reilly and Riley)	$198,037,810	$330,063,017	$462,088,224	$334,312,409	101%

The actual results for the Operating Assets NOI target are as follows:

PERFORMANCE MEASURE(1)	THRESHOLD	TARGET	MAXIMUM	ACTUAL	POTENTIAL PAYOUT
Operating Assets NOI (O'Reilly and Riley)	$126,515,913	$210,859,855	$295,203,797	$214,135,624	102%

(1)
Operating Assets NOI exclude the Seaport District segment. The components of Operating Assets NOI include the following: (i) net operating income from retail operations; (ii) net operating income from office operations; (iii) net operating income from multifamily operations; (iv) net operating income from hospitality operations; and (v) net operating income from other operations. See Annex B for a reconciliation of the Operating Assets NOI for NEO Goals to Operating Assets NOI.

The actual results for the MPC NOI target are as follows:

PERFORMANCE MEASURE	THRESHOLD	TARGET	MAXIMUM	ACTUAL	POTENTIAL PAYOUT
MPC NOI (O'Reilly and Riley)	$99,128,281	$165,213,801	$231,299,321	$192,679,604	117%

Before determining the actual annual incentive payouts for the NEOs other than Messrs. Scherl and Treacy, the Compensation Committee also considered each NEO's individual performance. The Compensation Committee generally judged the individual performance of each NEO taking into consideration the performance highlights of each NEO as described in "2019 Annual Compensation Mix." In evaluating individual NEO performance, the Compensation Committee did not apply any formula or performance target.

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COMPENSATION DISCUSSION AND ANALYSIS

After the end of fiscal 2019, the Compensation Committee determined the extent to which the performance goals were achieved. The tables below show the fiscal 2019 payout levels for Messrs. O'Reilly and Riley. The Compensation Committee determined that performances above target level for the objective performance goals were not significant enough to warrant payment above the target level for the objective performance goals of Mr. O'Reilly and the target level for the objective performance goals and subjective evaluation of Mr. Riley. The Compensation Committee determined that Mr. O'Reilly's integral involvement with the development and execution of the Company's transformation plan warranted payment at the maximum level for his subjective evaluation. The Compensation Committee elected to pay annual incentives as disclosed in the "Non-Equity Incentive Compensation Plan" column of the Summary Compensation Table. Mr. O'Reilly received an annual incentive payout of $990,000 and Mr. Riley received an annual incentive payout of $800,000.

O'Reilly	Threshold	Target	Maximum	Payout Level	Bonus Payout($)
Annual Contracted Condominium Sales	$135,000	$225,000	$315,000	Target	$225,000

Operating Assets NOI	$135,000	$225,000	$315,000	Target	$225,000

MPC NOI	$135,000	$225,000	$315,000	Target	$225,000

Subjective	$135,000	$225,000	$315,000	Maximum	$315,000

TOTAL					$990,000

Riley	Threshold	Target	Maximum	Payout Level	Bonus Payout($)
Annual Contracted Condominium Sales	$120,000	$200,000	$280,000	Target	$200,000

Operating Assets NOI	$120,000	$200,000	$280,000	Target	$200,000

MPC NOI	$120,000	$200,000	$280,000	Target	$200,000

Subjective	$120,000	$200,000	$280,000	Target	$200,000

TOTAL					$800,000

Pursuant to his employment agreement, Mr. Layne was eligible to receive a bonus payout prorated between $1,000,000, the target bonus amount in his employment agreement, and $460,000, the target bonus in effect prior to the effective date of his employment agreement. This prorated target amount equaled approximately $566,520. Due to Mr. Layne's superior performance, including his: (1) successful transition to the CEO role in a short period of time without significant disruption to our operations; (2) integral involvement with the development and execution of the Company's transformation plan; and (3) his leadership in connection with the Company's acquisition of two class AAA office buildings in The Woodlands, the Compensation Committee decided to award Mr. Layne an annual bonus of $840,000 for 2019 performance, which was $273,480 greater than the prorated target amount.

Messrs. Scherl and Treacy do not have employment agreements with the Company and do not participate in the annual cash bonus pool as described above. Messrs. Scherl and Treacy participate in the Company's general annual incentive plan in which all corporate employees are eligible. Their annual cash bonuses are based upon their performance against objective and subjective performance goals that were established by Grant Herlitz (the former President of the Company) in consultation with each of Mr. Scherl and Mr. Treacy. The cash bonus amount is ratified by the Compensation Committee upon recommendation from the CEO.

Messrs. Weinreb's and Herlitz's annual bonuses in respect of fiscal 2019 were paid out at the target level, consistent with their separation agreements and prior employment agreements with us. For further information regarding Mr. Weinreb's and Mr. Herlitz's separation payments and benefits, please refer to the "All Other Compensation" column of the Summary Compensation Table and the discussion under "Employment Agreements with the NEOs—David Weinreb—Separation Agreement," "— Grant Herlitz—Separation Agreement," and "Severance and Change in Control Benefits—David Weinreb" and "—Grant Herlitz".

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COMPENSATION DISCUSSION AND ANALYSIS

LONG-TERM EQUITY INCENTIVE

The 2010 Incentive Plan is designed to attract, retain and motivate officers, employees, non-management directors and consultants of the Company and its subsidiaries, as well as promote the success of the Company's business by providing participants with appropriate incentives. (As further described in Proposal 3, the Company is requesting that our stockholders approve at the 2020 Annual Meeting the 2020 Equity Incentive Plan, a new long-term equity incentive plan under which the Company intends to make grants of equity and equity-based compensation following such approval.)

The Company believes that restricted stock grants provide a long-term equity opportunity that is both competitive in the real estate industry and serves as a retention tool. In addition, 50% of the restricted stock granted to each NEO (and 100% of the restricted stock granted to Mr. Weinreb, our former CEO) is eligible to cliff-vest after five years only upon the achievement of specified cumulative total stockholder return growth percentages over the same period. At an 11% cumulative total stockholder return growth over a five-year period, only 30% of the restricted stock granted that is subject to performance based vesting would vest. No restricted stock subject to performance-based vesting would vest if TSR growth rate is below 11% over a five-year period. The 11% minimum cumulative total stockholder return is a challenging target. The Company believes that the long-term vesting component of the restricted stock aligns management's interest with the long-term performance of the Company.

Restricted stock granted in 2019 is based on fiscal 2018 performance. Based on the actual achievement of the 2018 goals described below (which were approved by the Compensation Committee in the first quarter of 2018) and the Compensation Committee's overall evaluation of the individual 2018 performance of each eligible NEO, the Compensation Committee determined that each of Messrs. Weinreb, Herlitz, O'Reilly, and Riley should receive a long-term equity incentive in an amount equal to the target amounts set forth in their employment agreements.

Performance Measure (2018)	Target ($)	Actual ($)	Target Exceeded
Cumulative Contracted Condominium Sales	1,941,500,000	2,043,936,983	✓

MPC NOI	138,838,783	151,040,539	✓

Operating Assets NOI	180,492,060	181,032,432	✓

The restricted stock grants for each of Messrs. Layne, Scherl and Treacy were determined by the Compensation Committee in consultation with Mr. Weinreb (the former CEO of the Company), based upon their performance against objective and subjective performance goals that were established by Grant Herlitz (the former President of the Company) in consultation with each of Messrs. Layne, Scherl and Treacy. The achievement of such goals was ratified by the Compensation Committee.

The table below provides a breakdown of the restricted stock awarded to our NEOs in 2019 pursuant to the regular annual grant program.

Name Executive Officer	Performance- Based Shares (#)	Time- Based Shares (#)	Total 2019 Shares Granted (#)
David Weinreb	26,050	N/A	26,050

Grant Herlitz	11,397	11,397	22,794

David O'Reilly	5,210	5,210	10,420

Peter Riley	3,473	3,473	6,946

Paul Layne	1,737	1,736	3,473

Simon Treacy	2,171	2,170	4,341

Saul Scherl	2,171	2,170	4,341

Proxy Statement for the 2020 Annual Meeting of Stockholders   /  67

COMPENSATION DISCUSSION AND ANALYSIS

The performance-based shares granted in 2019 are eligible to cliff-vest as shown in the table below on December 31, 2023. Vesting is based on the cumulative total stockholder return ("TSR") of the Company over a five-year term. $102.41, the volume weighted average share price of the Company for the last 30 trading days of 2018, will be used as the beginning price for calculating TSR. The ending price will be the volume weighted average share price of the Company for the last 30 trading days of 2023.

A TSR target is deemed satisfied if the TSR meets or exceeds one of the corresponding thresholds below. If the TSR achieved is between two of the thresholds set forth below, the percentage of the award that vests will be interpolated between the two thresholds. Share price will be based on the daily closing price of the Company's common stock as reported in the consolidated transaction reporting system.

Total Stockholder Return	Stock Price End	Vesting %
0.00% to 10.99%	$172.56 or below	0%

11.00% to 11.99%	$172.57	30%

12.00% to 12.99%	$180.48	60%

13.00% to 13.99%	$188.68	90%

14.00% to 14.99%	$197.18	120%

15.00%	$205.98+	150%

The time-based shares granted in 2019 vest ratably over a five-year period. The first 20% tranche vested on December 31, 2019, and the remaining 20% tranches vest on December 31, 2020; December 31, 2021; December 31, 2022; and December 31, 2023 (in each case, generally subject to continued employment on the applicable vesting date).

The Compensation Committee granted to Mr. Weinreb (our former CEO) restricted stock that is eligible to cliff-vest after five years only upon the achievement of a minimum cumulative total stockholder return over the same period. A TSR target is deemed satisfied if the TSR meets or exceeds one of the corresponding thresholds below. If the TSR achieved is between two of the thresholds set forth below, the percentage of the award that vests will be interpolated between the two thresholds. Share price will be based on the daily closing price of the Company's common stock as reported in the consolidated transaction reporting system.

Total Stockholder Return	Stock Price End	Vesting %
0.00% to 10.99%	$172.56 or below	0%

11.00% to 11.99%	$172.57	30%

12.00% to 12.99%	$180.48	60%

13.00% to 13.99%	$188.68	90%

14.00% to 14.99%	$197.18	120%

15.00% to 15.99%	$205.98	150%

16.00% to 16.99%	$215.10	160%

17.00% to 17.99%	$224.53	170%

18.00% to 18.99%	$234.29	180%

19.00% to 19.99%	$244.39	190%

20.00%+	$254.83+	200%

Mr. Scherl also received a one-time award of restricted stock with a value of $1.15 million (calculated based on our closing stock price on February 21, 2019), which will vest in equal annual installments over a five-year period. The Company granted the one-time award to Mr. Scherl in recognition of his achievements in advancing the redevelopment plan of the Seaport District. Mr. Scherl received 10,026 restricted shares in connection with this one-time award.

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COMPENSATION DISCUSSION AND ANALYSIS

Long-term equity is an at-risk component of NEO compensation. Fifty percent of the annual long-term equity award granted to our NEOs (and 100% of the award granted to Mr. Weinreb, our former CEO) will not vest unless the Company produces meaningful TSR for our stockholders. The charts below show the grant date value of long-term equity against the realized and realizable value such awards as of December 31, 2019 for all of our 2019 NEOs that remain employed with the Company. The grant date value in the charts below is determined by multiplying the closing share price on the date of grant by the number of shares granted without discounting for any performance-based or service-based vesting conditions. We used $126.80, the closing share price of the Company's common stock as of December 31, 2019, to calculate the realized and realizable value of each NEO's long-term equity.

REALIZED AND REALIZABLE VALUE OF EQUITY-BASED COMPENSATION

Paul Layne

David O'Reilly

Proxy Statement for the 2020 Annual Meeting of Stockholders   /  69

COMPENSATION DISCUSSION AND ANALYSIS

Peter F. Riley

Saul Scherl

OTHER COMPONENTS OF COMPENSATION

Deferred Compensation Plan.

The Company provides a deferred compensation plan to the NEOs and other highly-compensated employees to provide tax-deferred methods for general savings and retirement. Although the Company has the flexibility to make discretionary contributions to the deferred compensation plan, it has not made any such contributions.

Employee Benefits.

The Company provides health, life, and other insurance benefits to its NEOs on the same basis as its other full-time employees. The Company does not provide its executives and other employees with defined benefit pension benefits, supplemental retirement benefits, or post-retirement welfare benefits.

Severance Benefits.

We provide certain severance benefits to our NEOs, other than Messrs. Scherl and Treacy, under their employment agreements, and for Mr. Scherl and Treacy under The Howard Hughes Management Co. LLC Separation Benefits Plan (as amended and restated, the "Separation Benefits Plan"). For more information, see "Employment Agreements with the NEOs."

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COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee believes that these benefits are necessary and appropriate to attract and retain qualified NEOs insofar as these benefits are generally made available by other companies. Additionally, the change in control benefits are intended to ensure that the Company's NEOs are able, as a practical matter, to evaluate any potential change in control transaction objectively and to encourage NEOs to remain employed by the Company in the event a change in control becomes a real possibility. For additional information regarding the employment agreements with the Company's NEOs, see "Executive Compensation—Employment Agreements with the NEOs" and "Potential Payments Upon Termination or Change in Control."

Perquisites and Other Personal Benefits.

The Company provided Mr. Weinreb, its former CEO, with certain perquisites and other personal benefits, such as the use of the corporate aircraft. The Company sold the aircraft on December 2, 2019. See "Related Party Transactions and Certain Relationships" for more information.

No Tax "Gross-Up" Payments.

The Company does not provide, and no NEO is entitled to receive, any tax "gross-up" payments in connection with compensation, severance or other benefits provided by the Company.

Executive Compensation Recoupment Policy.

The Board has adopted a policy regarding recovery of incentive awards for fiscal years for which financial results are later restated. In the event of a material restatement of the Company's financial results due to misconduct, the Compensation Committee shall review the facts and circumstances and take the actions it considers appropriate with respect to any executive officer whose fraud or willful misconduct contributed to the need for such restatement. Such actions may include, without limitation, (a) seeking reimbursement of any bonus paid to such officer exceeding the amount that, in the judgment of the Compensation Committee, would have been paid had the financial results been properly reported, and (b) seeking to recover profits received by such officer during the 12 months after the restated period under any equity compensation awards. All determinations made by the Compensation Committee with respect to this policy shall be final and binding on all interested parties.

Deductibility of Compensation.

Section 162(m) of the IRC places a limit of $1 million on the amount of compensation a public company may deduct for federal income tax purposes in any one year paid to certain "covered employees". For taxable years ending December 31, 2017 and earlier, "covered employees" generally referred to the company's chief executive officer and its next three most highly compensated executive officers (other than the chief financial officer). However, for taxable years after December 31, 2017, chief financial officers are included in the definition of "covered employees," and the definition additionally extends to any individual who is (or was) a covered employee for any taxable year beginning after December 31, 2016.

For taxable years prior to December 31, 2017, this limitation did not apply to compensation that was considered "qualified performance-based compensation" under the rules of Section 162(m). This exemption was repealed by recent legislation, such that compensation paid to our covered executive officers in excess of $1 million per officer per year will generally not be deductible.

The deductibility of compensation is only one factor that the Compensation Committee considers when establishing executive compensation. Because the Compensation Committee believes that it needs to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals and to appropriately retain and incentivize our executive officers, the Compensation Committee will not necessarily limit executive compensation to that which is deductible under Section 162(m) and has not adopted a policy requiring that all compensation be deductible.

Proxy Statement for the 2020 Annual Meeting of Stockholders  /  71

COMPENSATION DISCUSSION AND ANALYSIS

Stock Ownership Guidelines.

The Company recently revised its stock ownership requirements for our CEO, President, CFO and Senior Executive Vice President, Secretary and General Counsel to encourage such executives to hold a meaningful stake in the Company and thereby demonstrate the alignment of their interests with those of the stockholders. The Company uses the following methodology for the purpose of determining the level of stock ownership: (1) vested and unvested time-based restricted stock is valued at its current fair market price; (2) unvested performance-based restricted stock is valued at the current fair market price of the threshold vesting level; and (3) stock options granted by the Company are not valued (whether or not currently exercisable or in the money/out-of-the-money). The requirements also provide that until an executive has met the required level of ownership, such executive is required to retain the after-tax value of shares received on the exercise of options or warrants and the lapsing of restrictions on restricted shares. In addition, the Company allows a five-year grace period to reach the ownership requirement. As of March 31, 2020, our NEOs that are subject to the policy have satisfied their stock ownership requirement or are within the grace period for doing so. The requirements are expressed as a multiple of base salary as follows:

Position	Multiple of Salary
• Chief Executive Officer	• 5x

• Chief Financial Officer	• 3x

• Senior Executive Vice President, Secretary and General Counsel	• 2x

Hedging/Pledging Policy.

The Company's insider trading policy includes a prohibition on hedging or pledging our securities. Executive officers are not permitted to be a party to hedging transactions to ensure their objectives and risk remain aligned with those of our stockholders. In addition, executive officers may not pledge as collateral any securities of the Company.

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Compensation Committee Report on Executive Compensation

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

R. Scot Sellers, Chair
William Ackman
Mary Ann Tighe

Proxy Statement for the 2020 Annual Meeting of Stockholders  /  73

Executive Compensation

The following tables, narrative and footnotes discuss the compensation of our Chief Executive Officer, Chief Financial Officer, the three other most highly compensated executive officers during 2019, and our former Chief Executive Officer and former Chief Financial Officer, who are referred to as the NEOs. The following tables and related information should be read together with the disclosure regarding the executive compensation program presented under the caption "Compensation Discussion and Analysis" above.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation(5) ($)	Total ($)
Paul Layne	2019	543,269	840,000	297,711	–	–	14,000	1,694,980
Chief Executive Officer	2018	500,000	470,000	216,378	4,621,000	–	13,750	5,821,128
	2017	500,000	400,000	194,177	–	–	13,500	1,107,677

David O'Reilly	2019	500,000	–	893,307	–	990,000	14,000	2,397,307
Chief Financial Officer	2018	500,000	–	865,822	–	900,000	13,750	2,279,572
	2017	500,000	–	–	–	900,000	13,500	1,413,500

Peter F. Riley	2019	550,000	–	595,481	–	800,000	14,000	1,959,481
Senior Executive Vice	2018	550,000	–	577,151	–	800,000	13,750	1,940,901
President, Secretary and General Counsel	2017	506,731	–	1,856,830	–	800,000	13,500	3,177,061

Saul Scherl	2019	600,000	600,000	1,522,107	–	–	14,000	2,736,107
President, New York Tri-State	2018	500,000	780,000	360,774	–	–	13,750	1,654,524
Region	2017	500,000	500,000	323,607	–	–	13,500	1,337,107

Simon Treacy	2019	500,000	450,000	372,125	–	–	14,000	1,336,125
President, Hawaii	2018	500,000	500,000	–	4,558,500	–	13,750	5,572,250

David R. Weinreb	2019	1,000,000	–	1,466,615	–	–	11,122,725	13,589,340
Former Chief Executive Officer	2018	1,000,000	–	1,329,359	–	5,000,000	13,750	7,343,109
	2017	1,000,000	–	1,136,075	–	5,000,000	59,800	7,195,875

Grant Herlitz	2019	750,000	–	1,954,130	–	–	9,394,000	12,098,130
Former President	2018	750,000	–	1,894,072	–	2,625,000	13,750	5,282,822
	2017	750,000	–	6,553,688	–	2,625,000	13,500	9,942,188

(1)
The amounts reported in the "Bonus" column for Messrs. Layne, Scherl and Treacy refer to the discretionary annual bonus amounts that were awarded to Messrs. Scherl and Treacy for their 2019 performance. As described above under "—Annual Incentive Compensation," Messrs. Layne, Scherl and Treacy do not have employment agreements with us and do not participate in the annual bonus pool program applicable to the other NEOs, and Mr. Layne did not participate in the annual bonus pool program in fiscal 2019.

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EXECUTIVE COMPENSATION

(2)
The amounts reported in the "Stock Awards" column represent the aggregate grant date fair value of stock awards in the form of restricted stock (time-based vesting and performance-based vesting) granted in the years shown, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification 718, Compensation—Stock Compensation ("ASC Topic 718"). The amounts include annual long-term equity incentive awards. Pursuant to SEC rules, the amounts shown in this column exclude the impact of estimated forfeitures related to service-based vesting conditions. With respect to the performance-based restricted stock awards, the grant date fair value reflects the most probable outcome of the performance conditions as of the grant date, which, for the 2019 performance-based awards granted to the NEOs was 48.9% of the target number of shares granted (58.5% of the target number of shares granted to Mr. Weinreb). If the maximum level of performance of 200% of target number of shares granted in the case of Mr. Weinreb and 150% of target number of shares granted in the case of the other NEOs was achieved with respect to the performance-based restricted stock granted in 2019 to Messrs. Layne, O'Reilly, Riley, Scherl, Treacy, Weinreb and Herlitz, the grant date values would be, respectively, $299,992, $899,975, $599,868, $374,961, $374,961, $5,999,836 and $1,968,718. With respect to the performance-based restricted stock granted in 2018 and 2017, if the maximum level of performance was achieved, the grant date value of the awards would be as follows: for Mr. Layne $225,031 in 2018 and $224,961 in 2017; for Mr. O'Reilly $899,880 in 2018; for Mr. Riley $599,961 in 2018 and 750,064 in 2017; for Mr. Scherl 374,930 in 2018 and $374,974 in 2017; for Mr. Weinreb $5,999,851 in 2018 and $5,961,436 in 2017; and for Mr. Herlitz $1,968,777 in 2018 and $1,799,920 in 2017. Following Mr. Weinreb's separation from the Company and per the terms of his employment agreement, all 76,424 shares of performance-based restricted stock issued to Mr. Weinreb will continue to vest per the terms of the applicable award agreement. Following Mr. Herlitz' separation from the Company and per the terms of his employment agreement, all 55,633 shares of performance-based restricted stock issued to Mr. Herlitz will continue to vest per the terms of the applicable award agreement and 70,740 shares of time-based restricted stock immediately vested in connection with his termination of employment. Please refer to the discussion under "Employment Agreements with the NEOs—David Weinreb—Separation Agreement," "—Grant Herlitz—Separation Agreement" and "Severance and Change in Control Benefits—David Weinreb" and "—Grant Herlitz". Following his separation of employment from the Company, all Mr. Treacy's outstanding unvested restricted shares from prior years were forfeited. See Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019 for further information regarding equity awards under our 2010 Incentive Plan, including the assumptions made in determining these values. Additional information on all outstanding stock awards is reflected in the 2019 Outstanding Equity Awards at Fiscal Year-End table beginning on page [Insert Page].

(3)
The amount reported in the "Option Awards" column represents the grant date fair value of stock option awards granted to Messrs. Layne and Treacy in 2018, calculated in accordance with ASC Topic 718. Pursuant to SEC rules, the amount shown in this column excludes the impact of estimated forfeitures related to service-based vesting conditions. See Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019 for information regarding the assumptions made in determining this value. The stock option award granted to Mr. Layne is subject to time-based vesting, with 50,000 options becoming exercisable on the fifth anniversary of the date of grant and 50,000 options becoming exercisable on the tenth anniversary of the date of grant. Following his separation of employment from the Company, Mr. Treacy's stock option award was forfeited in its entirety.

(4)
The amounts reported in the "Non-Equity Incentive Plan Compensation" column reflect the amounts paid to certain of the NEOs under our annual incentive compensation plan for performance in the listed fiscal year. For additional information on annual incentive compensation, see "Compensation Discussion and Analysis—Annual Incentive Compensation."

(5)
The amounts reported in the "All Other Compensation" column reflect, for each NEO, the amounts contributed by the Company to the Company's 401(k) plan. For Messrs. Weinreb and Herlitz, the "All Other Compensation" column also includes the amounts to which they were entitled in connection with their respective terminations of employment. For further information regarding Mr. Weinreb's and Mr. Herlitz's separation payments and benefits, please refer to the discussion under "Employment Agreements with the NEOs—David Weinreb—Separation Agreement," "—Grant Herlitz—Separation Agreement" and "Severance and Change in Control Benefits—David Weinreb" and "—Grant Herlitz." For Mr. Weinreb, the "All Other Compensation" columm also includes the sum of the incremental costs to the Company for personal use of the corporate aircraft, less any reimbursement to the Company from Mr. Weinreb. Details of the amounts included in "All Other Compensation" for 2019 are provided in the table below.

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EXECUTIVE COMPENSATION

2019 All Other Compensation

Name	Personal Use of Corporate Aircraft(a) ($)	Severance(b) ($)	401(k) Matching Contributions ($)	Total ($)
Paul Layne	—	—	14,000	14,000

David O'Reilly	—	—	14,000	14,000

Peter F. Riley	—	—	14,000	14,000

Saul Scherl	—	—	14,000	14,000

Simon Treacy	—	—	14,000	14,000

David R. Weinreb	108,725	11,000,000	14,000	11,122,725

Grant Herlitz	—	9,380,000	14,000	9,394,000

(a)
The aggregate incremental cost to the Company for personal use of our aircraft is calculated based on our average variable operating costs. Variable operating costs include fuel, engine reserves, maintenance, crew lodging, on-board catering, landing/ramp fees and other miscellaneous variable costs. The total annual variable costs are divided by the annual number of hours our aircraft flew to determine an average variable cost per hour. This average variable cost per hour is then multiplied by the hours flown for personal use to determine the incremental cost. The methodology excludes fixed costs that do not change based on usage, such as pilots' and other employees' salaries, purchase costs of the aircraft and non-trip related hangar expenses. The Company does not reimburse executives for the personal tax liability attributable to personal air travel.

(b)
Includes a reimbursement of $5,000 of Mr. Herlitz' legal fees in connection with negotiating the separation and release agreement.

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EXECUTIVE COMPENSATION

2019 GRANTS OF PLAN-BASED AWARDS

The following table provides information regarding the plan-based awards granted to the NEOs in 2019.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock

Name	Type of Award(1)	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Awards: Number of Shares of Stock or Units (#)(4) (Time- based)	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base of Option Awards	Grant Date Fair Value of Stock Awards and Option Awards ($)(5)
Paul Layne(6)
	PBRS	02/20/2019	—	—	—	521	1,737	2,605	—	—	—	97,793

	TBRS	02/20/2019	—	—	—	—	—	—	1,736	—	—	199,918

David O'Reilly
	AICA	—	540,000	900,000	1,260,000	—	—	—	—			—

	PBRS	02/20/2019	—	—	—	1,563	5,210	7,815		—	—	293,323

	TBRS	02/20/2019	—	—	—	—	—	—	5,210	—	—	599,984

Peter F. Riley
	AICA	—	480,000	800,000	1,120,000	—	—	—	—	—	—	—

	PBRS	02/20/2019	—	—	—	1,041	3,473	5,209	—	—	—	195,530

	TBRS	02/20/2019	—	—	—	—	—	—	3,473	—	—	399,951

Saul Scherl(6)
	PBRS	02/20/2019	—	—	—	651	2,171	3,256	—	—	—	122,227

	TBRS	02/20/2019	—	—	—	—	—	—	2,170	—	—	249,897

	TBRS	02/21/2019	—	—	—	—	—	—	10,026	—	—	1,149,982

Simon Treacy(6)
	PBRS	02/20/2019	—	—	—	651	2,171	3,256	—	—	—	122,227

	TBRS	02/20/2019	—	—	—	—	—	—	2,170	—	—	249,897

David Weinreb
	AICA	—	3,250,000	5,000,000	6,000,000	—	—	—	—	—	—	—

	PBRS	02/20/2019	—	—	—	7,815	26,050	52,100	—	—	—	1,755,770

Grant Herlitz
	AICA	—	1,706,250	2,625,000	3,150,000	—	—	—	—	—	—	—

	PBRS	02/20/2019	—	—	—	3,419	11,397	17,095	—	—	—	641,651

	TBRS	02/20/2019	—	—	—	—	—	—	11,397	—	—	1,312,479

(1)
Type of Award:

AICA	Annual Incentive Compensation Award
PBRS	Performance-Based Restricted Stock
TBRS	Time-Based Restricted Stock
(2)
These columns represent the annual incentive compensation awards that could have been earned based on performance for the 2019 fiscal year. The amounts shown reflect the awards that were possible at the threshold, target and maximum levels of performance. If the Company achieves the Overall Goal, then a bonus pool for the eligible NEOs is available for distribution in accordance with the threshold, target and maximum annual incentive awards set forth in their employment agreements. The annual incentive award amounts actually paid to each NEO are reported in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table. For more information regarding the annual incentive compensation program, see "Compensation Discussion and Analysis—Annual Incentive Compensation."

(3)
The awards represent the performance-based restricted stock granted in 2019 and vest based on the Company's achievement of specified TSR levels over a five-year period. The vesting schedule for each award has a specified threshold performance level such that performance below threshold results in no shares vesting. If at least the threshold performance goal is attained, the number of shares that will vest range from 30% to 150% (or 200% in the case of Mr. Weinreb) of the target number of shares granted. For additional information regarding the vesting of the performance-based restricted stock, see "Compensation Discussion and Analysis—Long-Term Equity Incentive."

(4)
The awards represent the time-based restricted stock granted in 2019.

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EXECUTIVE COMPENSATION

(5)
Represents the grant date fair value determined pursuant to ASC Topic 718, based on the closing price per share of our common stock on the NYSE on the grant date for time-based restricted stock. With respect to performance-based restricted stock, the amounts reflect the value of the probable payout percentage for the awards calculated by multiplying the per share value of the award ($115.16) by the number of shares corresponding to the most probable outcome of the performance conditions as of the grant date, which, for the 2019 performance-based awards granted to the NEOs was at 48.9% of the target number of shares granted (58.5% of the target number of shares granted to Mr. Weinreb). The per share value is based on the closing price per share of our common stock on the NYSE on the grant date for performance-based restricted stock. The aggregate grant date fair value of all stock awards granted in 2019 are reported in the "Stock Awards" column of the Summary Compensation Table.

(6)
Messrs. Layne, Scherl and Simon did not participate in the NEOs' annual incentive compensation program. For more information, see "Compensation Discussion and Analysis—Annual Incentive Compensation."

EMPLOYMENT AGREEMENTS WITH THE NEOS

Paul Layne

On October 21, 2019, the Company entered into an employment agreement with Mr. Layne to serve as the Company's Chief Executive Officer. Mr. Layne's employment agreement has an initial term of five years, expiring on October 21, 2024, subject to earlier termination events described below. Upon the expiration of the initial term of five years, his employment agreement will automatically renew for additional one-year periods, unless either party provides the other party with at least 60 days' prior written notice that it does not wish to automatically renew the term.

Under his employment agreement, Mr. Layne is entitled to an annual base salary of $750,000 and, subject to achievement of certain performance goals that will be established annually by the Compensation Committee, eligible to earn an annual cash bonus that ranges from 80% to 120% of a target amount of $1,000,000.

Mr. Layne is also eligible to receive an annual equity award, which will be awarded each year by the Compensation Committee based upon its evaluation of performance measures and objectives established by the Compensation Committee from time to time following good faith consultation with Mr. Layne. The annual equity award will be a long-term equity or equity-based incentive award with an aggregate grant value (based on the achievement of the applicable performance metrics that cause the award to vest at the level of 100%) on the date of grant equal to $2,250,000, with the number of shares of the Company's common stock subject to such annual equity award determined by dividing the aggregate grant value by the closing price per share of the common stock on the date of grant. Fifty percent of each annual award granted to Mr. Layne will provide for pro rata time vesting over five years ("Time Vesting Equity Awards") and the other 50% of such award will provide for performance-based vesting ("Performance Vesting Equity Awards"), in each case subject to the terms and conditions of the Incentive Plan (or a successor plan) and the applicable award agreement.

SEVERANCE AND CHANGE IN CONTROL BENEFITS

Termination Without Cause or for Good Reason

Pursuant to the employment agreement, in the event that Mr. Layne terminates his employment for "good reason" or is terminated by the Company without "cause" (other than due to non-renewal, death or disability), the Company will pay and provide Mr. Layne, in addition to his previously accrued benefits and compensation, the following:

  (1)
  a prorated portion of the target annual cash bonus, based upon the number of days elapsed during the applicable calendar year in which he was employed;

  (2)
  an amount equal to the sum of Mr. Layne's annual base salary and target annual cash bonus; and

  (3)
  all outstanding and unvested Time Vesting Equity Awards, if any, will fully vest and all outstanding Performance Vesting Equity Awards will remain outstanding and continue to vest based on the achievement of the performance metrics.

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EXECUTIVE COMPENSATION

Non-Renewal of Employment Agreement

Pursuant to the employment agreement, in the event that Mr. Layne's employment terminates due to the Company's non-renewal of his employment agreement after the expiration of the initial five-year term or any subsequent one-year renewal period, the Company will pay and provide Mr. Layne, in addition to his previously accrued benefits and compensation, the following:

  (1)
  a prorated portion of the target annual cash bonus based upon the number of days elapsed during the applicable calendar year in which he was employed; and

  (2)
  all outstanding and unvested Time Vesting Equity Awards, if any, will fully vest and all outstanding Performance Vesting Equity Awards will remain outstanding and continue to vest based on the achievement of the performance metrics.

Death or Disability

Pursuant to the employment agreement, in the event that Mr. Layne's employment terminates by reason of his death or as a result of disability, the Company will pay and provide Mr. Layne (or his estate), in addition to his previously accrued benefits and compensation, the following:

  (1)
  a prorated portion of the target annual cash bonus, based upon the number of days elapsed in the calendar year that Mr. Layne was employed; and

  (2)
  all outstanding Performance Vesting Equity Awards will remain outstanding and continue to vest based on the achievement of the performance metrics.

Change in Control Termination

Pursuant to the employment agreement, in the event that Mr. Layne terminates his employment for "good reason" or is terminated by the Company without "cause," in either case, in connection with, or within 12 months following, a change in control, the Company will pay and provide Mr. Layne, in addition to his previously accrued benefits and compensation, the following:

  (1)
  a prorated portion of the target annual cash bonus based upon the number of days elapsed during the applicable calendar year in which he was employed;

  (2)
  an amount equal to two times (2x) the sum of Mr. Layne's annual base salary and the target annual cash bonus; and

  (3)
  all outstanding and unvested Time Vesting Equity Awards, if any, will fully and immediately vest and all outstanding Performance Vesting Equity Awards will vest at the greater of (a) 100% of the number of shares of common stock granted pursuant to each such award and (b) the performance level achieved as of the termination date.

Receipt of the severance payments and benefits set forth above is contingent upon Mr. Layne executing and not revoking a release of claims in favor of the Company.

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EXECUTIVE COMPENSATION

Under the employment agreement, Mr. Layne is also subject to certain restrictive covenants regarding confidentiality, non-disparagement, non-solicitation and non-competition. The non-solicitation and non-competition covenants apply during the term of Mr. Weinreb's employment and for the 12-month period following his termination for any reason.

David O'Reilly

On February 21, 2018, the Company entered into an amended and restated employment agreement with Mr. O'Reilly (the "Amended Employment Agreement"). The Company and Mr. O'Reilly entered into the Amended Employment Agreement to effect certain amendments to his previous employment agreement, which was executed on October 17, 2016. Mr. O'Reilly's Amended Employment Agreement expires on December 31, 2022, unless earlier terminated. Under the Amended Employment Agreement, Mr. O'Reilly is entitled to an annual base salary of $500,000 and, subject to the achievement of certain performance goals that will be established annually by the Compensation Committee, eligible to earn an annual cash bonus that ranges from 60% to 140% of the target amount of $900,000.

Under the Amended Employment Agreement, Mr. O'Reilly is eligible to receive an annual equity award, which will be awarded each year by the Compensation Committee based upon its evaluation of performance measures and objectives established by the Compensation Committee from time to time. The annual equity award will be a long-term equity or equity-based incentive award with an aggregate grant value (with respect to the portion of the annual equity award that is subject to performance metrics, based on the achievement of the applicable performance metrics that cause the award to vest at the level of 100%) on the date of grant equal to $1,200,000, with the number of shares of common stock subject to such annual equity award determined by dividing the aggregate grant value by the closing price per share of the Company's common stock or as otherwise provided for in the Company's equity incentive plan on the date of grant. Fifty percent of the annual equity award provides for pro rata time vesting over five years and the other 50% of such award will provide for performance-based vesting, and in each case will be subject to the terms and conditions of the Company's equity incentive plan and the applicable award agreement.

SEVERANCE AND CHANGE IN CONTROL BENEFITS

Pursuant to the Amended Employment Agreement, in the event that Mr. O'Reilly terminates his employment for "good reason" or is terminated by the Company without "cause," in either case, within four months prior and in connection with, or within 12 months following, a change in control, the Company will pay and provide Mr. O'Reilly, in addition to his previously accrued benefits and compensation, the following:

  (1)
  a lump sum cash amount equal to the sum of (A) 200% of the annual base salary plus (B) $1,000,000; and

  (2)
  outstanding compensatory awards, if any, that are subject to forfeiture will vest and become non-forfeitable.

Under the Amended Employment Agreement, Mr. O'Reilly is also subject to certain restrictive covenants regarding confidentiality, non-disparagement, non-solicitation and non-competition. The non-solicitation and non-competition covenants apply during the term of Mr. O'Reilly's employment and for the 24-month and 12-month period, respectively, following his termination for any reason.

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EXECUTIVE COMPENSATION

WARRANT AGREEMENT

In connection with entering into his employment agreement, the Company entered into a warrant purchase agreement with Mr. O'Reilly pursuant to which Mr. O'Reilly purchased for $1.0 million the right to acquire 50,125 shares of Company common stock at an exercise price of $112.08 per share. The warrant was fully vested at the time of purchase and becomes exercisable on April 6, 2022, unless earlier in the event of a "change in control," termination of Mr. O'Reilly's employment with the Company without "cause," or the separation of Mr. O'Reilly from the Company for "good reason." The warrant will expire on October 2, 2022. The Company will have the right to repurchase all or a portion of the shares issuable upon exercise of the warrant if Mr. O'Reilly's employment with the Company is terminated for any reason prior to October 2, 2022. The warrant is subject to anti-dilution adjustments in connection with stock splits, tender offers and certain other events.

Peter F. Riley

On November 13, 2019, the Company entered into a letter agreement (the "Letter Agreement") with Mr. Riley, amending certain provisions of his employment agreement (as further described below) with the Company in connection with the Company's relocation of its headquarters from Dallas, Texas to The Woodlands, Texas. The Letter Agreement provides that the term of Mr. Riley's employment will be extended from its current expiration date of November 6, 2022 until December 31, 2025. In connection with the relocation of his principal residence to the Houston, Texas metropolitan area (which Mr. Riley has acknowledged will not constitute a "good reason" event under his employment agreement), the Letter Agreement provides that Mr. Riley will be treated as a member of the most senior group of Company employees to whom relocation benefits have been offered in connection with the Company's relocation of its headquarters. In addition, (i) if Mr. Riley remains employed with the Company through November 6, 2022, his annual base salary and annual target bonus will each increase by five percent, to $577,500 and $840,000, respectively (with the annual target bonus for calendar year 2022 prorated among the target in effect for January 1 through November 5 of such year and the new target bonus in effect for the remainder of such year), and (ii) if Mr. Riley voluntarily retires from employment with the Company on or after December 31, 2025, he will continue to be eligible to vest in his outstanding equity awards on their regularly scheduled vesting dates (with vesting of any performance-based awards subject to achievement of the applicable performance goals). Finally, if Mr. Riley is terminated by the Company without "cause" prior to December 31, 2025, then Mr. Riley's severance package in the employment agreement will also include (i) a repurchase of Mr. Riley's principal residence in Houston, Texas by the Company for fair market value, and (ii) reimbursement of Mr. Riley's reasonable, documented, and out-of-pocket costs for relocating back to the Dallas, Texas metropolitan area.

On November 6, 2017, the Company entered into a new employment agreement with Mr. Riley to continue to serve in his current role as the Company's Senior Executive Vice President, Secretary and General Counsel. Mr. Riley's employment agreement had an initial term of five years, expiring on November 6, 2022 and which was extended pursuant to the Letter Agreement as described above, subject to earlier termination events described below. Upon expiration of such extended term, the employment agreement will automatically renew for additional one-year periods, unless either party provides the other party with at least 60 days' prior written notice that it does not wish to automatically renew the term.

Under the employment agreement, Mr. Riley is entitled to an annual base salary of $550,000 and, subject to achievement of certain performance goals that will be established annually by the Compensation Committee, eligible to earn an annual cash bonus that ranges from 60% to 140% of a target amount of $800,000. These amounts are subject to future increase under the Letter Agreements as further described above.

Mr. Riley is also eligible to receive an annual equity award, which will be awarded each year by the Compensation Committee based upon its evaluation of performance measures and objectives established by the Compensation Committee from time to time. The annual equity award will be a long-term equity or equity-based incentive award with an aggregate grant value (with respect to the portion of the annual equity award that is subject to performance metrics, based on the achievement of the applicable performance metrics that cause the award to vest at the level of 100%) on the date of grant equal to $800,000, with the number of shares of common stock subject to such annual

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EXECUTIVE COMPENSATION

equity award determined by dividing the aggregate grant value by the closing price per share of the Company's common stock or as otherwise provided for in the Incentive Plan on the date of grant. Fifty percent of the annual equity award provides for pro rata time vesting over five years ("Time Vesting LTIP Awards") and the other 50% of such award will provide for performance-based vesting ("Performance Vesting LTIP Awards"), and in each case will be subject to the terms and conditions of the Incentive Plan and the applicable award agreement.

INITIAL EQUITY AWARD

In connection with entering into the employment agreement, on November 8, 2017, the Company granted to Mr. Riley an initial one-time restricted share award of 10,000 shares of common stock (the "Initial LTIP Award"). The Initial LTIP Award provides for 100% vesting on the fifth anniversary of the grant date of such award, subject to Mr. Riley continuing to be an employee of the Company through the vesting date and subject to the terms of Mr. Riley's employment agreement. The Initial LTIP Award is also subject to the terms and conditions of the Incentive Plan and the applicable restricted stock award agreement.

SEVERANCE AND CHANGE IN CONTROL BENEFITS

Termination Without Cause or for Good Reason

Pursuant to the employment agreement, in the event that Mr. Riley terminates his employment for "good reason" or is terminated by the Company without "cause," the Company will pay and provide Mr. Riley, in addition to his previously accrued benefits and compensation, the following:

  (1)
  a prorated portion of the target annual cash bonus, subject to the achievement of the applicable minimum performance goals and based upon the number of days elapsed during the applicable calendar year in which he was employed;

  (2)
  an amount equal to one times (1x) the sum of Mr. Riley's annual base salary and target annual cash bonus;

  (3)
  (a) if the termination date is prior to the third anniversary of the grant date of the Initial LTIP Award, 60% of the common stock subject to the Initial LTIP Award will fully vest or (b) if the termination date is on or after the third anniversary of the grant date of the Initial LTIP Award, 100% of the common stock subject to the Initial LTIP Award will fully vest; and

  (4)
  all outstanding and unvested Time Vesting LTIP Awards, if any, will fully vest and all outstanding Performance Vesting LTIP Awards will remain outstanding and continue to vest based on the achievement of the performance metrics.

Non-Renewal of Employment Agreement

Pursuant to the employment agreement, in the event that Mr. Riley's employment terminates due to the Company's non-renewal of his employment agreement after the expiration of the initial five year term or any subsequent one-year renewal period, the Company will pay and provide Mr. Riley, in addition to his previously accrued benefits and compensation, the following:

  (1)
  a prorated portion of the target annual cash bonus, subject to the achievement of the applicable minimum performance goals and based upon the number of days elapsed during the applicable calendar year in which he was employed;

  (2)
  to the extent not fully vested as of the termination date, the Initial LTIP Award will fully and immediately vest; and

  (3)
  all outstanding and unvested Time Vesting LTIP Awards, if any, will fully vest and all outstanding Performance Vesting LTIP Awards will remain outstanding and continue to vest based on the achievement of the performance metrics.

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EXECUTIVE COMPENSATION

Death or Disability

Pursuant to the employment agreement, in the event that Mr. Riley's employment terminates by reason of his death or as a result of disability, the Company will pay and provide Mr. Riley (or his estate), in addition to his previously accrued benefits and compensation, the following:

  (1)
  a prorated portion of the target annual cash bonus, based upon the number of days elapsed in the calendar year that Mr. Riley was employed;

  (2)
  a prorated portion of the Initial LTIP Award that is subject to forfeiture on the termination date will vest based on the number of full years that have elapsed since the beginning of the vesting period through the termination date divided by five; and

  (3)
  all outstanding Performance Vesting LTIP Awards will remain outstanding and continue to vest based on the achievement of the performance metrics.

Change in Control Termination

Pursuant to the employment agreement, in the event that Mr. Riley terminates his employment for "good reason" or is terminated by the Company without "cause," in either case, in connection with, or within 12 months following, a change in control, the Company will pay and provide Mr. Riley, in addition to his previously accrued benefits and compensation, the following:

  (1)
  a prorated portion of the target annual cash bonus, based upon the number of days elapsed during the applicable calendar year in which he was employed;

  (2)
  an amount equal to two times (2x) the sum of Mr. Riley's annual base salary and the target annual cash bonus;

  (3)
  to the extent not fully vested as of the termination date, the Initial LTIP Award will fully and immediately vest; and

  (4)
  all outstanding and unvested Time Vesting LTIP Awards, if any, will fully and immediately vest and all outstanding Performance Vesting LTIP Awards will vest at the greater of (a) 100% of the number of shares of common stock granted pursuant to each such award and (b) the performance level achieved as of the termination date.

Receipt of the severance payments and benefits set forth above is contingent upon Mr. Riley executing and not revoking a release of claims in favor of the Company.

Under the employment agreement, Mr. Riley is also subject to certain restrictive covenants regarding confidentiality, non-disparagement, non-solicitation and non-competition. The non-solicitation and non-competition covenants apply during the term of Mr. Riley's employment and for the 12-month period following his termination for any reason.

Saul Scherl

On February 21, 2019, the Company entered into a new offer letter (the "Original Offer Letter") with Saul Scherl, our President – New York Tri-State Region. Pursuant to the Offer Letter, Mr. Scherl will continue to serve in such capacity and to report to our Chief Executive Officer. Mr. Scherl's base salary will be $600,000 with an annual target bonus of $600,000, subject to satisfaction of overall Company and individual performance goals. In addition, for the completed 2018 performance year, Mr. Scherl received a one-time annual bonus of $780,000 in recognition of his achievements in advancing the redevelopment plan of the Seaport District during 2018.

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EXECUTIVE COMPENSATION

Under the Offer Letter, Mr. Scherl will be entitled to an annual restricted stock award under the 2010 Incentive Plan with an annual target equal to 100% of his base salary, subject to his performance. One-half of each such award will be eligible to vest at the end of a five-year performance period, subject to achievement of applicable performance goals, and the remaining one-half of each such award will vest in equal annual installments over a five-year period, in each case subject to approval of the Compensation Committee.

On February 21, 2019, the Company's Compensation Committee approved two long-term incentive awards for Mr. Scherl. The first long-term incentive award is a one-time grant of restricted stock under the Plan with a value of $1.15 million (calculated based on our closing stock price on February 21, 2019), which will vest in equal annual installments over a five-year period. The second long-term incentive award (the "Future Performance Award") is a one-time award of restricted stock under the 2010 Incentive Plan with a value of $1.0 million to be granted to Mr. Scherl only upon the achievement of one or more performance goals that will be approved by the Compensation Committee. If granted, the shares of restricted stock will vest in equal annual installments over a five-year period.

On February 12, 2020, the Company entered into a revised offer letter (the "Revised Offer Letter") with Mr. Scherl. Pursuant to the Revised Offer Letter, Mr. Scherl will continue to serve as President – New York Tri-State Region and to report to our Chief Executive Officer. Mr. Scherl will also receive the same base salary and bonus described above; however, (i) any time-based restricted stock issued in 2020 shall vest at a rate of 50% per year over a two-year period and any performance-based restricted stock issued in 2020 shall cliff vest after two years; and (ii) any time-based restricted stock issued in 2021 shall cliff vest after a one-year period and any performance-based restricted stock issued in 2020 shall cliff vest after a one-year period. In addition, for the 2021 performance year, Mr. Scherl will be eligible to receive an additional cash incentive of up to $600,000 in lieu of any equity awards. The Revised Offer Letter also changed the terms of the Future Performance Award, which now provides for a restricted stock award with a value of $1.5 million with a cliff vest on December 31, 2021, contingent upon the achievement of one or more performance goals that will be approved by the Compensation Committee.

SEVERANCE BENEFITS

Mr. Scherl is a participant under the Separation Benefits Plan. In connection with an involuntary termination by the Company, subject to the execution and non-revocation of a release of claims in favor of the Company, Mr. Scherl is entitled to a lump sum payment equal to 12 weeks of continued base salary payments plus an additional four weeks of continued base salary payments for each year of employment with the Company. The maximum severance payment under this plan was $600,000 in 2019. The Separation Benefits Plan also provides that if any of the payments or benefits provided or to be provided by the Company to Mr. Scherl, pursuant to the Separation Benefits Plan or otherwise, would be subject to the excise tax imposed under Section 4999 of the IRC, the separation benefit will be reduced to the minimum extent necessary to ensure that no portion of the separation benefit is subject to the excise tax.

The Revised Offer Letter provides that if Mr. Scherl's employment is terminated by the Company for any reason, other than for cause or due to his death or disability, or by him for good reason: (i) Mr. Scherl shall receive a cash payment equal to the market value of all of his outstanding time-based restricted stock, determined by using the fair market value of the shares on the date of forfeiture; and (ii) all of Mr. Scherl's performance-based restricted stock shall remain outstanding and vest or forfeit, as the case may be, based on, and in accordance with, the terms of the applicable award; and (iii) all of Mr. Scherl's unvested stock options shall fully vest.

Simon Treacy

On December 1, 2017, the Company entered into an offer letter for Mr. Treacy's employment with the Company. Mr. Treacy commenced his employment with the Company on January 8, 2018. Mr. Treacy is employed on an at-will basis. Under the offer letter, Mr. Treacy is entitled to an annual base salary of $500,000 and an annual discretionary bonus at a target of 100% of his base salary, which is to be determined by the Company based on Mr. Treacy's performance.

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EXECUTIVE COMPENSATION

SEVERANCE BENEFITS

Mr. Treacy was a participant under the Separation Benefits Plan. In connection with an involuntary termination by the Company, subject to the execution and non-revocation of a release of claims in favor of the Company, Mr. Treacy was entitled to a lump sum payment equal to 12 weeks of continued base salary payments plus an additional four weeks of continued base salary payments for each year of employment with the Company. The maximum severance payment under this plan was $500,000 in 2019. The Separation Benefits Plan also provides that if any of the payments or benefits provided or to be provided by the Company to Mr. Treacy, pursuant to the Separation Benefits Plan or otherwise, would be subject to the excise tax imposed under Section 4999 of the IRC, the separation benefit will be reduced to the minimum extent necessary to ensure that no portion of the separation benefit is subject to the excise tax.

As described above, the Company and Mr. Treacy agreed to treat his February 2020 separation from employment as a separation without "cause" under the Separation Benefits Plan, and Mr. Treacy received $192,308 in severance benefits under such plan.

David Weinreb

SEPARATION AGREEMENT

On October 21, 2019, in connection with his departure from the Company, Mr. Weinreb and the Company entered into a separation and release agreement, which supersedes some of the terms of Mr. Weinreb's employment agreement described below. In lieu of a 60-day notice period required under the terms of the employment agreement, the Company paid Mr. Weinreb his base salary and permitted him to continue to participate in the Company's health, medical, and dental plans through December 31, 2019. In accordance with his employment agreement, Mr. Weinreb was entitled to receive a severance payment consisting of a lump sum amount equal to: (i) the sum of his annual base salary and target annual cash bonus; and (ii) a prorated target bonus for calendar year 2019. In addition, all outstanding shares of performance-based restricted stock will remain outstanding and eligible to vest in accordance with their terms. The separation and release agreement evidences the above and provides for, among other things, a mutual release of claims.

GENERAL

On August 29, 2017, the Company entered into a new employment agreement with Mr. Weinreb to continue to serve in the role as the Company's Chief Executive Officer. Mr. Weinreb's employment agreement had an initial term of ten years, expiring on August 29, 2027, subject to earlier termination events described below. Upon the expiration of the initial term of ten years, his employment agreement would have automatically renewed for additional one-year periods, unless either party provided the other party with at least 60 days' prior written notice that it did not wish to automatically renew the term.

Under his employment agreement, Mr. Weinreb was entitled to an annual base salary of $1,000,000 and, subject to achievement of certain performance goals that were to be established annually by the Compensation Committee, eligible to earn an annual cash bonus that ranged from 65% to 120% of a target amount of $5,000,000.

Mr. Weinreb was also eligible to receive an annual equity award, which was to be awarded each year by the Compensation Committee based upon its evaluation of performance measures and objectives established by the Compensation Committee from time to time following good faith consultation with Mr. Weinreb. The annual equity award would have been a long-term equity or equity-based incentive award with an aggregate grant value (based on the achievement of the applicable performance metrics that cause the award to vest at the level of 100%) on the date of grant equal to $3,000,000, with the number of shares of the Company's common stock subject to such annual equity award determined by dividing the aggregate grant value by the closing price per share of the common stock on the date of grant. All annual equity awards granted to Mr. Weinreb provided or would have provided for performance-based vesting and a maximum vesting of 200% (assuming the grant is made based on the achievement of the

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EXECUTIVE COMPENSATION

applicable performance metrics at the 100% level), and were and would have been subject to the terms and conditions of the Incentive Plan and the applicable award agreement.

SEVERANCE AND CHANGE IN CONTROL BENEFITS

Termination Without Cause or for Good Reason

Pursuant to the employment agreement, in the event that Mr. Weinreb terminated his employment for "good reason" or were to be terminated by the Company without "cause" (other than due to non-renewal, death or disability), the Company would have paid and provided Mr. Weinreb, in addition to his previously accrued benefits and compensation, the following:

  (1)
  a prorated portion of the target annual cash bonus, subject to the achievement of the applicable minimum performance goals and based upon the number of days elapsed during the applicable calendar year in which he was employed;

  (2)
  an amount equal to the sum of Mr. Weinreb's annual base salary and target annual cash bonus; and

  (3)
  all outstanding equity awards that are subject to forfeiture on the termination date will remain outstanding and continue to vest based on the achievement of the performance metrics.

As described above, Mr. Weinreb was provided these benefits under his October 2019 separation and release agreement.

Non-Renewal of Employment Agreement

Pursuant to the employment agreement, in the event that Mr. Weinreb's employment terminated due to the Company's non-renewal of his employment agreement after the expiration of the initial ten-year term or any subsequent one-year renewal period, the Company would have paid and provided Mr. Weinreb, in addition to his previously accrued benefits and compensation, the following:

  (1)
  a prorated portion of the target annual cash bonus, subject to the achievement of the applicable minimum performance goals and based upon the number of days elapsed during the applicable calendar year in which he was employed; and

  (2)
  all outstanding equity awards that are subject to forfeiture on the termination date will remain outstanding and continue to vest based on the achievement of the performance metrics.

Death or Disability

Pursuant to the employment agreement, in the event that Mr. Weinreb's employment terminated by reason of his death or as a result of disability, the Company would have paid and provided Mr. Weinreb (or his estate), in addition to his previously accrued benefits and compensation, the following:

  (1)
  a prorated portion of the target annual cash bonus, based upon the number of days elapsed in the calendar year that Mr. Weinreb was employed; and

  (2)
  all outstanding equity awards that are subject to forfeiture on the termination date will remain outstanding and continue to vest based on the achievement of the performance metrics.

Change in Control Termination

Pursuant to the employment agreement, in the event that Mr. Weinreb terminated his employment for "good reason" or was terminated by the Company without "cause," in either case, in connection with, or within 12 months following,

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EXECUTIVE COMPENSATION

a change in control, the Company would have paid and provided Mr. Weinreb, in addition to his previously accrued benefits and compensation, the following:

  (1)
  a prorated portion of the target annual cash bonus based upon the number of days elapsed during the applicable calendar year in which he was employed;

  (2)
  an amount equal to the sum of Mr. Weinreb's annual base salary and the target annual cash bonus; and

  (3)
  all outstanding equity awards that are subject to forfeiture on the termination date will fully and immediately vest, with any awards that vest based on the achievement of performance metrics vesting at the greater of (a) 100% of the number of shares of common stock granted pursuant to each such award and (b) the performance level achieved as of the termination date.

Receipt of the severance payments and benefits set forth above would have been contingent upon Mr. Weinreb executing and not revoking a release of claims in favor of the Company.

Under the employment agreement, Mr. Weinreb was also subject to certain restrictive covenants regarding confidentiality, non-disparagement, non-solicitation and non-competition. The non-solicitation and non-competition covenants applied during the term of Mr. Weinreb's employment and for the 12-month period following his termination for any reason.

FUTURE WARRANT

Under Mr. Weinreb's employment agreement, the Company agreed to include a proposal in its 2022 proxy materials (and use commercially reasonable efforts to obtain stockholder approval of such proposal) for Mr. Weinreb to purchase a fair market value warrant from the Company exercisable for a number of shares of common stock as Mr. Weinreb may have determined in his discretion up to an amount not to exceed 2,500,000 shares of common stock (such amount as may be adjusted for stock dividends, stock splits, reverse stock splits and other similar transactions) (the "Future Weinreb Warrant"). The Future Weinreb Warrant would have had substantially similar terms, and be subject to the same conditions, as the Warrant Grant Agreement previously entered into by Mr. Weinreb and the Company on June 16, 2017 (the "June 2017 Warrant"). If stockholder approval would have been obtained at the 2022 annual meeting, Mr. Weinreb would have had the right, but not the obligation to, purchase the Future Weinreb Warrant.

JUNE 2017 WARRANT

Under the terms of the June 2017 Warrant, Mr. Weinreb has the right to acquire 1,965,409 shares of common stock upon exercise of the warrant, including any additional shares of common stock issuable as a result of the anti-dilution provisions of the warrant. The June 2017 Warrant was granted to Mr. Weinreb in exchange for a fair market value purchase price of $50 million. The purchase price of the June 2017 Warrant and the number of shares issuable upon exercise was determined by the board of directors based upon the advice of Houlihan Lokey, an independent third party valuation adviser, and the June 2017 Warrant grant was approved by stockholders at the Company's annual meeting on May 18, 2017. The exercise price of the June 2017 Warrant is $124.64, which was the closing trading price of the Company's common stock on the NYSE on June 15, 2017.

The June 2017 Warrant was fully vested on the date of the grant and became immediately exercisable and transferable on October 21, 2019, following the termination of Mr. Weinreb's employment by the Company without "cause." The June 2017 Warrant will expire on June 15, 2023.

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EXECUTIVE COMPENSATION

Grant Herlitz

SEPARATION AGREEMENT

On October 21, 2019, in connection with his departure from the Company, Mr. Herlitz and the Company entered into a separation and release agreement, which supersedes some of the terms of Mr. Herlitz' employment described below. In lieu of a 60-day notice period required under the terms of the employment agreement, the Company paid Mr. Herlitz his base salary and permitted him to continue to participate in the Company's health, medical, and dental plans through December 31, 2019. In accordance with his employment agreement, Mr. Herlitz was entitled to receive a severance payment consisting of a lump sum amount equal to: (i) two times the sum of his annual base salary and target annual cash bonus; and (ii) a prorated target bonus for calendar year 2019. In addition, all outstanding shares of performance-based restricted stock will remain outstanding and eligible to vest in accordance with their terms; 50% of his time-based restricted stock award granted on October 2, 2017, vested; and all other outstanding time-based restricted stock awards vested. The separation and release agreement evidences the above and provides for, among other things, a mutual release of claims and a reimbursement of $5,000 of Mr. Herlitz' legal fees in connection with negotiating the separation and release agreement.

GENERAL

On October 2, 2017, the Company entered into a new employment agreement with Mr. Herlitz to continue to serve in the role as the Company's President. Mr. Herlitz' employment agreement had an initial term of ten years, expiring on October 2, 2027, subject to earlier termination events described below. Upon the expiration of the initial term of ten years, the employment agreement would have automatically renewed for additional one-year periods, unless either party provided the other party with at least 60 days' prior written notice that it does not wish to automatically renew the term.

Under his employment agreement, Mr. Herlitz was entitled to an annual base salary of $750,000 and, subject to achievement of certain performance goals that would have been established annually by the Compensation Committee, eligible to earn an annual cash bonus that ranges from 65% to 120% of a target amount of $2,625,000.

Mr. Herlitz was also eligible to receive an annual equity award, which would have been awarded each year by the Compensation Committee based upon its evaluation of performance measures and objectives established by the Compensation Committee from time to time. This annual award would have been a long-term equity or equity-based incentive award with an aggregate grant value (with respect to the portion of the award that was based on the achievement of the applicable performance metrics that cause the award to vest at the level of 100%) on the date of grant equal to $2,625,000, with the number of shares of common stock subject to such award determined by dividing the aggregate grant value by the closing price per share of common stock or as otherwise provided for in the Incentive Plan on the date of grant. Fifty percent of each annual award granted to Mr. Herlitz would have provided for pro rata time vesting over five years ("Time Vesting Equity Awards") and the other 50% of such award would have provided for performance-based vesting ("Performance Vesting Equity Awards"), in each case subject to the terms and conditions of the Incentive Plan (or a successor plan) and the applicable award agreement.

INITIAL EQUITY AWARD

In connection with entering into the employment agreement, on October 2, 2017, the Company granted to Mr. Herlitz an initial one-time equity award of 42,764 shares of restricted stock (the "Initial Equity Award"). The Initial Equity Award provided for 50% of the restricted stock to fully vest on the fifth anniversary of the grant date of such award, and the remaining 50% will fully vest on the tenth anniversary of such grant date, in each case, subject to Mr. Herlitz continuing to be an employee of the Company through each vesting date and subject to the terms of the employment agreement and the applicable restricted stock award agreement. Fifty percent of the restricted stock vested and 50% of the restricted stock was forfeited in connection with Mr. Herlitz' departure from the Company.

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SEVERANCE AND CHANGE IN CONTROL BENEFITS

Termination Without Cause or for Good Reason

Pursuant to the employment agreement, in the event that Mr. Herlitz terminated his employment for "good reason" or was terminated by the Company without "cause," the Company would have paid and provided Mr. Herlitz, in addition to his previously accrued benefits and compensation, the following:

  (1)
  a prorated portion of the target annual cash bonus, subject to the achievement of the applicable minimum performance goals and based upon the number of days elapsed during the applicable calendar year in which he was employed;

  (2)
  an amount equal to two times (2x) the sum of Mr. Herlitz's annual base salary and target annual cash bonus;

  (3)
  (a) if the termination date is prior to the fifth anniversary of the grant date of the Initial Equity Award, 50% of the common stock subject to the Initial Equity Award will fully vest or (b) if the termination date is on or after the fifth anniversary of the grant date of the Initial Equity award, 100% of the common stock subject to the Initial Equity Award will fully vest; and

  (4)
  all outstanding and unvested Time Vesting Equity Awards, if any, will fully vest and all outstanding Performance Vesting Equity Awards will remain outstanding and continue to vest based on the achievement of the performance metrics.

As described above, Mr. Herlitz was provided these benefits under his October 2019 separation and release agreement.

Non-Renewal of Employment Agreement

Pursuant to the employment agreement, in the event that Mr. Herlitz' employment terminated due to the Company's non-renewal of his employment agreement after the expiration of the initial ten-year term or any subsequent one-year renewal period, the Company would have paid and provided Mr. Herlitz, in addition to his previously accrued benefits and compensation, the following:

  (1)
  a prorated portion of the target annual cash bonus, subject to the achievement of the applicable minimum performance goals and based upon the number of days elapsed during the applicable calendar year in which he was employed;

  (2)
  to the extent not fully vested as of the termination date, the Initial Equity Award will fully and immediately vest; and

  (3)
  all outstanding and unvested Time Vesting Equity Awards, if any, will fully vest and all outstanding Performance Vesting Equity Awards will remain outstanding and continue to vest based on the achievement of the performance metrics.

Death or Disability

Pursuant to the employment agreement, in the event that Mr. Herlitz' employment terminated by reason of his death or as a result of disability, the Company would have paid and provided Mr. Herlitz (or his estate), in addition to his previously accrued benefits and compensation, the following:

  (1)
  a prorated portion of the target annual cash bonus, based upon the number of days elapsed in the calendar year that Mr. Herlitz was employed;

  (2)
  a prorated portion of the Initial Equity Award that is subject to forfeiture on the termination date will vest based on the number of full years that have elapsed since the beginning of the vesting period through the

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EXECUTIVE COMPENSATION

    termination date divided by ten (without taking into account any shares of restricted stock issued in connection with the Initial Equity Award that may have vested on the fifth anniversary of the grant date); and

  (3)
  all outstanding Performance Vesting Equity Awards will remain outstanding and continue to vest based on the achievement of the performance metrics.

Change in Control Termination

Pursuant to the employment agreement, in the event that Mr. Herlitz terminated his employment for "good reason" or is terminated by the Company without "cause," in either case, in connection with, or within 12 months following, a change in control, the Company would have paid and provided Mr. Herlitz, in addition to his previously accrued benefits and compensation, the following:

  (1)
  a prorated portion of the target annual cash bonus, based upon the number of days elapsed during the applicable calendar year in which he was employed;

  (2)
  an amount equal to two times (2x) the sum of Mr. Herlitz's annual base salary and the target annual cash bonus;

  (3)
  to the extent not fully vested as of the termination date, the Initial Equity Award will fully and immediately vest; and

  (4)
  all outstanding and unvested Time Vesting Equity Awards, if any, will fully and immediately vest and all outstanding Performance Vesting Equity Awards will vest at the greater of (a) 100% of the number of shares of common stock granted pursuant to each such award and (b) the performance level achieved as of the termination date.

Receipt of the severance payments and benefits set forth above would have been contingent upon Mr. Herlitz executing and not revoking a release of claims in favor of the Company.

Under the employment agreement, Mr. Herlitz was also subject to certain restrictive covenants regarding confidentiality, non-disparagement, non-solicitation and non-competition. The non-solicitation and non-competition covenants applied during the term of Mr. Herlitz' employment and for the 12-month period following his termination for any reason.

FUTURE WARRANT

Under Mr. Herlitz's employment agreement, the Company agreed to include a proposal in its 2022 proxy materials (and use commercially reasonable efforts to obtain stockholder approval of such proposal) for Mr. Herlitz to purchase a fair market value warrant exercisable for a number of shares of common stock as Mr. Herlitz may have determined in his discretion up to an amount not to exceed 250,000 shares of common stock (such amount as may be adjusted for stock dividends, stock splits, reverse stock splits and other similar transactions) (the "Future Herlitz Warrant"). The Future Herlitz Warrant would have had substantially similar terms, and be subject to the same conditions, as the Warrant Grant Agreement previously entered into by Mr. Herlitz and the Company on October 4, 2017 (the "October 2017 Warrant"). If stockholder approval would have been obtained at the 2022 annual meeting, Mr. Herlitz would have had the right, but not the obligation, to purchase the Future Herlitz Warrant.

OCTOBER 2017 WARRANT

Under the terms of the October 2017 Warrant, Mr. Herlitz has the right to acquire 87,951 shares of common stock upon exercise of the warrant, including any additional shares of common stock issuable as a result of the anti-dilution provisions of the warrant. The October 2017 Warrant was granted to Mr. Herlitz in exchange for a fair market value purchase price of $2 million. The purchase price of the October 2017 Warrant and the number of shares issuable upon exercise was determined by the board of directors based upon the advice of Houlihan Lokey, an independent third party valuation adviser, and the October 2017 Warrant grant was approved by stockholders at the Company's

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annual meeting on May 18, 2017. The exercise price of the October 2017 Warrant is $117.01, which was the closing trading price of the Company's common stock on the NYSE on October 3, 2017.

The October 2017 Warrant was fully vested on the date of the grant and became immediately exercisable and transferable on October 21, 2019, following the termination of Mr. Herlitz employment by the Company without "cause." The October 2017 Warrant will expire on October 3, 2023.

Employment Agreements – Definitions

The following defined terms generally apply to the employment agreements of the NEOs and the warrant grant agreements for Messrs. Weinreb, Herlitz, O'Reilly and Riley.

  ■
  "Cause" generally means, as determined in good faith by the board of directors, and where the NEO and the NEO's counsel had an opportunity (on at least 15 days prior notice) to be heard before the board of directors, the NEO's: (i) conviction, plea of guilty or no contest to any felony; (ii) gross negligence or willful misconduct in the performance of his duties; (iii) drug addiction or habitual intoxication; (iv) commission of fraud, embezzlement, misappropriation of funds, breach of fiduciary duty, material violation of law, or a material act of dishonesty against the Company, in each case that the board of directors determines was willful; (v) material and continued breach of the employment agreement, after notice for substantial performance is delivered by the Company in writing that identifies in reasonable detail the manner in which the Company believes the NEO is in breach of this employment agreement; (vi) willful material breach of Company policy or code of conduct; or (vii) willful and continued failure to substantially perform the NEO's duties under the employment agreement (other than such failure resulting from the NEO's incapacity due to physical or mental illness), in each case, subject to certain cure periods by the NEO.

  ■
  "Change in Control" generally means the occurrence of any of the following events: (i) the date that any one person, or more than one person acting as a group (in the case of the warrants and Mr. Layne's employment agreement, excluding Pershing Square Management, L.P. and its affiliates), acquires ownership of stock in the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company, subject to certain exceptions; (ii) the date that either (A) any one person, or more than one person acting as a group (in the case of the warrants and Mr. Layne's employment agreement, excluding Pershing Square Management, L.P. and its affiliates), acquires ownership of stock of the Company possessing 35% or more of the total voting power of the stock of the Company, subject to certain exceptions,or (B) a majority of the Board is replaced in a 12-month period (which is not endorsed by a majority of the Board); (iii) the occurrence of any of the transactions contemplated by (i) or (ii) above in which the common stock of the Company ceases to be publicly traded on a national securities exchange; or (iv) the date that any one person, or more than one person acting as a group (in the case of the warrants and Mr. Layne's employment agreement, excluding Pershing Square Management, L.P. and its affiliates), acquires assets of the Company that have a total gross fair market value equal to or more than 60% of the total gross fair market value of all the assets of the Company immediately prior to such acquisition or acquisitions.

  ■
  "Good Reason" generally means the occurrence of any of the following events without the NEO's written consent: (i) a material diminution in the NEO's base compensation; (ii) a material diminution in the NEO's authority, duties or responsibilities or change in the NEO's reporting relationship; (iii) any other action or inaction that constitutes a material breach by the Company of the employment agreement; or (iv) for Messrs. Weinreb, Herlitz and Layne, any requirement that the NEO relocate more than 50 miles from Dallas, Texas (or in the case of Mr. Layne, Houston, Texas following the relocation of the Company's headquarters; Mr. Riley has waived any right to Good Reason that may have existed as a result of his relocation to Houston, Texas); provided that, in each case, the NEO must provide a notice of termination to the Company within 60 days of the initial occurrence of the event constituting Good Reason, and the Company shall have the opportunity to cure such event within 30 days of receiving such notice.

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EXECUTIVE COMPENSATION

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information on the outstanding equity awards held by the NEOs at December 31, 2019.

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested* ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested* ($)
Paul Layne
02/20/2019	—	—		—	—	1,388(3)	175,998	—	—

02/20/2019	—	—		—	—	—	—	521	66,063

02/16/2018	—	—		—	—	739(4)	93,705	—	—

02/16/2018	—	—		—	—	—	—	370	46,865

02/16/2018	—	100,000(5)		121.77	02/16/2028	—	—	—	—

02/23/2017	—	—		—	—	514(6)	65,226	—	—

02/23/2017	—	—		—	—	—	—	386	48,957

02/25/2016	—	—		—	—	1,086(7)	137,705	—	—

02/25/2016	—	—		—	—	—	—	272	34,458

David O'Reilly
02/20/2019	—	—		—	—	4,168(3)	528,502	—	—

02/20/2019	—	—		—	—	—	—	1,563	198,188

02/16/2018	—	—		—	—	2,956(4)	374,846	—	—

02/16/2018	—	—		—	—	—	—	1,478	187,423

Peter F. Riley
02/20/2019	—	—		—	—	2,778(3)	352,301	—	—

02/20/2019						—	—	1,041	131,999

02/16/2018	—	—		—	—	1,970(4)	249,847	—	—

02/16/2018	—	—		—	—	—	—	986	124,961

11/08/2017	—	—		—	—	10,000(8)	1,268,000	—	—

02/23/2017	—	—		—	—	1,716(6)	217,589	—	—

02/23/2017	—	—		—	—	—	—	1,287	163,192

02/25/2016	—	—		—	—	4,076(7)	516,837	—	—

02/25/2016	—	—		—	—	—	—	1,019	129,209

Saul Scherl
02/21/2019	—	—		—	—	8,020	1,016,936	—	—

02/20/2019	—	—		—	—	1,736(3)	220,125	—	—

02/20/2019	—	—		—	—	—	—	651	82,585

02/16/2018	—	—		—	—	1,231(4)	156,091	—	—

02/16/2018	—	—		—	—	—	—	615	77,982

02/23/2017	—	—		—	—	857(6)	108,668	—	—

02/23/2017	—	—		—	—	—	—	643	81,532

01/25/2016		100,000(9)		112.64	01/25/2026	—	—

Simon Treacy
02/20/2019	—	—		—	—	1,736(3)	220,125	—	—

02/20/2019	—	—		—	—	—	—	651	82,585

01/08/2018	—	100,000	(10)	127.62	01/08/2018	—	—	—	—

David Weinreb
02/20/2019	—	—		—	—	—	—	7,815	990,942

02/16/2018	—	—		—	—	—	—	7,391	937,153

08/29/2017	—	—		—	—	—	—	7,721	979,023

Grant Herlitz
02/20/2019	—	—		—	—	—	—	3,419	433,542

02/16/2018	—	—		—	—	—	—	3,234	410,033

02/23/2017	—	—		—	—	—	—	3,088	391,558

02/25/2016	—	—		—	—	—	—	3,260	413,368

*
Pursuant to SEC rules, market value in these columns was determined by multiplying the number of shares of stock by $126.80, the closing price of our common stock on December 31, 2019, the last trading day of the year.

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(1)
This column reflects outstanding grants of restricted stock (time-based vesting).

(2)
This column reflects the total amount of restricted stock (performance-based vesting) that vest depending upon the attainment of specified levels of TSR. The amount and value of restricted stock (performance-based vesting) reported are based on achieving the threshold performance level. See Footnote 3 of the 2019 Grants of Plan-Based Awards table for additional information regarding the vesting of performance-based restricted stock.

(3)
These shares of restricted stock vest in five equal installments with 20% vested on December 31, 2019, and 20% vesting on each of December 31, 2020, December 31, 2021, December 31, 2022 and December 31, 2023.

(4)
The shares of restricted stock subject to this grant vest in five equal installments. Twenty percent vested on each of December 31, 2018 and December 31, 2019, and 20% will vest on each of December 31, 2020, December 31, 2021 and December 31, 2022.

(5)
Mr. Layne was granted an option to purchase 100,000 shares of common stock on February 16, 2018. Fifty percent will vest and become exercisable on February 16, 2023 and the remaining 50% will vest and become exercisable on February 16, 2028. Upon death or disability, the options will immediately vest and become exercisable.

(6)
The shares of restricted stock subject to this grant vest in five equal installments. Twenty percent vested on each of December 31, 2017, December 31, 2018 and December 31, 2019, and 20% will vest on each of December 31, 2020 and December 31, 2021.

(7)
The shares of restricted stock granted on February 25, 2016 vest 100% on December 31, 2020.

(8)
These shares of restricted stock vest 100% on November 8, 2022.

(9)
Mr. Scherl was granted an option to purchase 100,000 shares of common stock on January 25, 2016 and generally vest and become exercisable on December 15, 2020.

(10)
Mr. Treacy was granted an option to purchase 100,000 shares of common stock on January 8, 2018. Fifty percent would have vested and become exercisable on January 8, 2023 and the remaining 50% would have vested and become exercisable on January 8, 2028. Upon death or disability, the options would have immediately vested and become exercisable. Mr. Treacy forfeited these options in connection with his February 2020 termination of employment with the Company.

2019 OPTION EXERCISES AND STOCK VESTED

The following table sets forth information regarding options exercised and stock awards vested during fiscal year 2019 with respect to our NEOs.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Paul Layne	—	—	1,519	192,609(1)

David O'Reilly	—	—	2,027	257,024(2)

Peter Riley	—	—	5,582	707,798(3)

Saul Scherl	—	—	3,279	415,777(4)

Simon Treacy	—	—	434	55,031(5)

David Weinreb	—	—	—	—

Grant Herlitz	—	—	70,740	9,081,601(6)

(1)
Represents the total vested amount and value of restricted shares. The Company withheld 367 shares to cover Mr. Layne's tax liability from the vesting.

(2)
Represents the total vested amount and value of restricted shares. The Company withheld 684 shares to cover Mr. O'Reilly's tax liability from the vesting.

(3)
Represents the total vested amount and value of restricted shares. The Company withheld 1,827 shares to cover Mr. Riley's tax liability from the vesting.

(4)
Represents the total vested amount and value of restricted shares. The Company withheld 1,350 shares to cover Mr. Scherl's tax liability from the vesting.

(5)
Represents the total vested amount and value of restricted shares. The Company withheld 139 shares to cover Mr. Treacy's tax liability from the vesting.

(6)
Represents the total vested amount and value of restricted shares. The Company withheld 22,882 shares to cover Mr. Herlitz' tax liability from the vesting. The shares reflected are time-based restricted shares that accelerated upon Mr. Herlitz' separation from the Company on October 21, 2019. See the discussion under "Employment Agreements with the NEOs – Grant Herlitz Separation Agreements" and "Severance and Change in Control Benefits – Grant Herlitz."

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EXECUTIVE COMPENSATION

NONQUALIFIED DEFERRED COMPENSATION

The following table sets forth information regarding the earnings credited to the accounts of the NEOs under nonqualified deferred compensation plans and plan balances as of December 31, 2019. The nonqualified deferred compensation plan was established in 2015. Although the Company has the flexibility to make discretionary contributions to the nonqualified deferred compensation plan, it has not made any such contributions. Each participant's deferral account in the plan is credited or debited for gains and losses associated with his or her account's notional (not actual) investment in investment options selected by the participant from a menu established from time to time by the Board (or a committee thereof). Participants are not provided with above-market or preferential earnings on their deferral accounts, and are only entitled to receive distributions of their account balances in accordance with their deferral elections in effect from time to time and the terms of the plan.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
David R. Weinreb	—	—	—	—	—

Grant Herlitz	—	—	162,768	—	941,204

David O'Reilly	—	—		—	—

Peter F. Riley	120,000	—	113,988	—	636,436

Paul Layne	—	—	—	—	—

Simon Treacy	—	—	—	—	—

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table reflects the estimated compensation and other benefits payable to each NEO (other than Mr. Weinreb, Mr. Herlitz and Mr. Treacy, whose terminations are discussed below the table) upon termination of employment, including in connection with a "change in control" of the Company. The amounts shown in the table assume that the triggering event was effective as of December 31, 2019 and that the price of our common stock on which certain of the calculations are based was the closing price of $126.80 per share on December 31, 2019. These amounts are estimates of the incremental amounts and benefits that would be payable to each NEO upon each triggering event. The actual amounts to be paid out can only be determined at the time of the triggering event, if any. The table does not include amounts that would be payable to Messrs. Layne, O'Reilly and Riley under each of their employment agreements in the event of termination due to the Company's non-renewal of such employment

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EXECUTIVE COMPENSATION

agreements after the expiration of the initial term because none of the employment agreements had expired as of December 31, 2019. For additional information, see "Employment Agreements with the NEOs".

Name and Benefit	Termination Without Cause or for Good Reason ($)	Death or Disability ($)	Termination Without Cause or for Good Reason in connection with Change in Control(6) ($)
Paul Layne

Cash Severance	1,882,500	566,250	3,198,750

Equity Awards	1,653,203(2)	1,106,680(2)	1,653,203(3)

Total estimated value	3,535,703	1,672,930	4,851,953

David O'Reilly

Cash Severance	900,000(4)	—	2,900,000

Equity Awards(1)	—	903,323	2,177,283(3)

Total estimated value	900,000	903,323	5,077,283

Peter Riley

Cash Severance	2,150,000(4)	800,000	3,500,000

Equity Awards(1)	4,014,868(2)	2,990,958(2)	4,522,195(3)

Total estimated value	6,164,868	3,790,958	8,022,068

Saul Scherl

Cash Severance(5)	323,077	—	323,077

Equity Awards(1)	1,016,936(2)	3,442,208(2)	1,016,936

Total estimated value	1,340,013	3,442,208	1,340,013

(1)
Amounts shown represent the intrinsic value of unvested stock options and restricted stock awards (time-based vesting and performance-based vesting) whose vesting would be accelerated or continued due to the termination event. Intrinsic value is based upon the price of our common stock (minus the exercise price in the case of stock options). In the case of performance-based restricted stock awards, the amounts shown assume achievement at the target (or 100%) performance level.

(2)
For Messrs. Layne and Riley, includes amounts that would be realized from the continued vesting of performance-based restricted stock awards. In the event of a termination without "cause" or for "good reason" or termination due to death or disability each of Messrs. Layne and Riley's employment agreements provides for a waiver of the service vesting condition and the continued vesting of all outstanding performance-based awards, with the number of shares that vest determined at the end of the performance period, based on actual performance results. Mr. Scherl's award ageements for performance-based awards provides that the target number of shares will immediately vest upon death or disability. The value shown reflects the target number (or 100%) of shares granted for awards that have not completed their performance period. For additional information on the unvested restricted stock held by each NEO, please refer to the Outstanding Equity Awards at Fiscal Year End table above.

(3)
For Messrs. Layne and Riley, each of their employment agreements provides that in the event of a termination without "cause" or for "good reason" in connection with a "change in control," all outstanding performance-based restricted stock awards will vest at the greater of 100% of the number of shares granted and the performance level achieved as of the termination date. The amounts shown for Messrs. Layne and Riley include 100% of the number of shares granted with respect to outstanding performance-based restricted stock, assuming that target performance is achieved for each grant. For Mr. O'Reilly, his employment agreement provides that in the event of termination without "cause" or for "good reason," in either case, within four months prior and in connection with, or within 12 months following a "change in control," all outstanding equity awards that are subject to forfeiture will vest and become non-forfeitable.

(4)
Amount includes annual target bonus for 2019.

Proxy Statement for the 2020 Annual Meeting of Stockholders  /  95

EXECUTIVE COMPENSATION

(5)
For Mr. Scherl, the amounts in this row represent cash severance payable in connection with an involuntary termination by the Company pursuant to the Separation Benefits Plan.

(6)
For Messrs. Layne, O'Reilly and Riley, each of their employment agreements provides that if the NEO becomes entitled to receive or if he receives any payments and benefits that would become subject to the excise tax under Section 4999 of the IRC, the payments and benefits will be reduced such that the excise tax does not apply, unless he would be better off on an after-tax basis receiving all of the payments and benefits. For Mr. Scherl, the Separation Benefits Plan provides that if any of the payments or benefits provided or to be provided by the Company to Mr. Scherl, pursuant to the Separation Benefits Plan or otherwise, would be subject to the excise tax imposed under Section 4999 of the IRC, the separation benefit will be reduced to the minimum extent necessary to ensure that no portion of the separation benefit is subject to the excise tax. The figures in the table above disregard the potential impact of any potential reductions in connection with these provisions.

On October 21, 2019, Mr. Weinreb and Mr. Herlitz stepped down from their roles as Chief Executive Officer and President of the Company, respectively, and ceased to be employees of the Company. The Company and each of Mr. Weinreb and Mr. Herlitz agreed to treat their terminations of employment as terminations without "cause" under their respective employment agreements with the Company and the outstanding warrants to purchase company common stock that each of Mr. Weinreb and Mr. Herlitz hold. In lieu of a 60-day notice period required under the terms of each Employment Agreement, the Company paid each of Mr. Weinreb and Mr. Herlitz his respective base salary, and permitted each to participate in the Company's health, medical, and dental plans, through December 31, 2019.

In accordance with his employment agreement with the Company, Mr. Weinreb received a severance payment of $11 million, which consisted of a lump sum amount equal to: (i) the sum of his annual base salary of $1 million and target annual cash bonus of $5 million; and (ii) a prorated target bonus for calendar year 2019 of $5 million. In addition, all outstanding shares of performance-based restricted stock will remain outstanding and eligible to vest in accordance with their terms. As of October 21, 2019, the Company had not obtained the threshold level of performance under each performance-based restricted stock agreement causing the shares to have no value at that time.

In accordance with his employment agreement with the Company, Mr. Herlitz received a severance payment of $9.375 million, which consisted of a lump sum amount equal to: (i) two times the sum of his annual base salary of $750,000 and target annual cash bonus of $2.625 million; and (ii) a prorated target bonus for calendar year 2019 of $2.625 million. In addition, 70,740 time-based restricted shares vested on October 21, 2019, and all outstanding shares of performance-based restricted stock will remain outstanding and eligible to vest in accordance with their terms. The value of the time-based restricted stock at the time of vesting was $9,081,601. As of October 21, 2019, the Company had not obtained the threshold level of performance under each performance-based restricted stock agreement causing the shares to have no value at that time.

Mr. Treacy was paid a severance of $192,308 upon the separation of his employment from the Company on February 5, 2020.

PAY RATIO DISCLOSURE

We determined that the 2019 annual total compensation of the median of all our employees who were employed as of December 31, 2019, other than our CEO, Paul Layne, was $47,395; Mr. Layne's 2019 annualized annual total compensation was $2,061,711; and the ratio of these amounts was 1:43.

As both Mr. Weinreb and Mr. Layne served in the role of CEO for 2019, the SEC provides that the CEO pay ratio may be calculated by annualizing Mr. Layne's annual total compensation to reflect an amount which he would have received has he been in the role of CEO for full fiscal 2019. Thus, the number shown above differs from the annual total compensation number in the Summary Compensation Table to reflect inclusion of an annualized base salary of $750,000 and an annualized bonus of $1,000,000.

To identify the median compensated employee, we used Box 5, W2 data for all individuals employed as of December 31, 2019, annualizing this data for those employees who joined the company in 2019. As the exact

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EXECUTIVE COMPENSATION

median identified employee began employment in 2019 and did not have an actual full year of compensation data, we selected the next closest paid employee who was employed for the full year in 2019.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee's annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Proxy Statement for the 2020 Annual Meeting of Stockholders  /  97

Equity Compensation Plan Information

As of December 31, 2019, the Amended and Restated 2010 Incentive Plan was the only compensation plan under which securities of the Company were authorized for issuance. The following table provides information as of December 31, 2019 regarding the Company's existing plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (#)
Equity compensation plans approved by security holders(1)	721,496	104.55	1,697,667
Equity compensation plans not approved by security holders	—	—	—

Total	721,496	104.55	1,697,667

(1)
Reflects stock option and restricted stock grants under the Incentive Plan. This table does not include the warrants held by Messrs. Weinreb, Herlitz, and O'Reilly.

98  \  The Howard Hughes Corporation - investor.howardhughes.com

Stockholder Proposals for 2021 Annual Meeting of Stockholders

In order to be included in the Company's proxy materials for the 2021 annual meeting of stockholders, a stockholder proposal must be received in writing by the Company at The Howard Hughes Corporation, One Galleria Tower, 13355 Noel Road, 22nd Floor, Dallas, Texas 75240, Attention: Corporate Secretary, by December 4, 2020, and otherwise comply with all requirements of the SEC for stockholder proposals.

If you do not wish to submit a proposal for inclusion in next year's proxy materials, but instead wish to present it directly at the 2021 annual meeting of stockholders,

you must give timely written notice of the proposal to the Company's Corporate Secretary. To be timely, the notice (including a notice recommending a director candidate) must be delivered to the above address no earlier than 120 days (January 14, 2021) nor later than 90 days prior (February 13, 2021) to the first anniversary date of the preceding year's annual meeting. The notice must describe the stockholder proposal in reasonable detail and provide certain other information required by the Company's by-laws. A copy of the Company's by-laws is available upon request from the Company's Corporate Secretary.

Other Matters

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Company. All the expenses involved in soliciting proxies for the Annual Meeting will be paid by the Company. We may reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for expenses reasonably incurred by them in sending proxy materials to beneficial owners of our common stock. The solicitation of proxies will be conducted primarily by mail, but may include telephone, email, or oral communications by directors, officers, or regular employees of the Company, acting without special compensation.

The Board is not aware of any other business that may be brought before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons voting the proxy.

By Order of the Board of Directors,

Peter F. Riley
Senior Executive Vice President, Secretary
and General Counsel

Dallas, Texas

April 3, 2020

Proxy Statement for the 2020 Annual Meeting of Stockholders   /  99

ANNEX A
RECONCILIATION OF MPC EBT TO NET INCOME AND OPERATING ASSETS NOI TO EBT

	Year Ended December 31,
Reconciliation of EBT to Net Income (In thousands)	2019	2018
Operating Assets segment EBT	$34,632	$3,836
MPC segment EBT	257,586	202,955
Seaport District segment EBT	(59,242)	(23,862)
Strategic Developments segment EBT	101,111	97,954
Corporate income, expenses and other items:
Corporate income	34	-
General and administrative	(158,281)	(105,305)
Corporate interest expense, net	(45,023)	(47,677)
Loss on extinguishment of debt	(210)	-
Corporate other income (loss), net	9,627	(866)
Corporate loss on sale or disposal of real estate and other assets, net	(4,751)	-
Equity in earnings from real estate and other affiliates	-	17
Corporate depreciation and amortization	(8,021)	(7,256)
Demolition costs	(855)	(17,329)
Development-related marketing costs	(23,067)	(29,249)

Total Corporate income, expenses and other items	(230,547)	(207,665)

Income before taxes	103,540	73,218
Provision for income taxes	(29,245)	(15,492)

Net income	$74,295	$57,726

	Year Ended December 31,
Reconciliation of Operating Assets NOI to Operating Assets Segment EBT (In thousands)	2019	2018
Office	$85,773	$67,530
Retail	62,568	63,846
Multi-family	18,062	15,206
Hospitality	28,843	25,371
Other	10,374	146

Operating Assets NOI excluding properties sold or in redevelopment and our share of NOI from equity investees	205,620	172,099

Company's share of NOI from equity investees	7,318	4,661
Distributions from Summerlin Hospital Investment	3,625	3,435

Total Operating Assets NOI	216,563	180,195

Total Operating Assets Redevelopments and Dispositions NOI	(5)	(524)
Company's share of NOI from equity investees	(7,318)	(4,661)
Distributions from Summerlin Hospital Investment	(3,625)	(3,435)
Depreciation and amortization	(115,499)	(103,293)
Interest expense, net	(81,029)	(71,551)
Equity in earnings from real estate and other affiliates	3,672	1,994
Loss on sale or disposal of real estate and other assets, net	-	(4)
Selling profit from sales-type leases	13,537	-
Impact of straight-line rent	9,007	12,427
Other	(671)	(7,312)

Operating Assets segment EBT	$34,632	$3,836

ANNEX B
RECONCILIATION OF OPERATING ASSETS NOI FOR NEO GOALS
TO OPERATING ASSET NOI
FOR THE LAST THREE FISCAL YEARS
($ IN THOUSANDS)

	Actual

($ in thousands)	2017	2018	2019
NEO Goals - Operating NOI	$161,519	$181,032	$214,136

Adjustments to NOI as Presented in 10-K:
Add: NOI from Properties Excluded from NEO Goals in 2019(1)
Las Vegas Ballpark	-	-	8,135
Tanager Apartments	-	-	657
Lakeside Row	-	-	(88)
Lakefront North	-	(993)	(206)
6100 Merriweather	-	-	(215)
Hughes Landing Amenities	-	-	(772)
Ward Village Garages	-	-	(1,236)

Add: NOI from Properties Excluded from NEO Goals Prior to 2019
Three Hughes Landing	(623)	1,804	-
Ridgely Building	172	-	-
American City Building	(484)	-	-
Two Summerlin	-	(120)	-
110 North Wacker	723	(513)	-
Two Merriweather	(141)	(889)	-
Seaport District NYC - Historic Area / Uplands	(1,452)	(6,664)	-

Add: NOI from Acquisitions in 2019
The Woodlands Towers at The Waterway	-	-	189
The Woodlands Warehouse	-	-	6

Remove: Our Share of JV / Equity Method NOI(2)
Distributions from Summerlin Hospital Investment	(3,383)	(3,435)	(3,625)
The Metropolitan Downtown Columbia	(2,929)	(2,750)	(2,909)
m.flats / TEN.M	-	(747)	(2,876)
Woodlands Equity Investments	(365)	(355)	(750)
Constellation	(943)	-	-
Las Vegas Aviators	(148)	-	-
HHC 33 Peck Slip Member	1	172	-

Add: Internal Management Fees / Eliminations / Other(3)
Internal Management Fees / Eliminations / Other	(2,032)	(1,177)	(4,826)

10-K - Operating NOI	$149,916	$165,366	$205,620

Notes

(1)
This categorization represents assets that were previously strategic and were placed into service in 2019 or; represents projects currently in the lease-up stage as of December 31, 2019.

(2)
Our share of joint venture and equity method investment NOI is included in our NEO Goals. For purposes of reconciling to NOI as presented in our 10-K filings, our share of NOI is eliminated in this section.

(3)
Internal Management Fees are excluded from NOI presented in our 10-K filings. These costs are however included in our NEO goal NOI.

ANNEX C
MPC NOI TO EBT RECONCILIATION
FOR THE LAST THREE FISCAL YEARS
($ IN THOUSANDS)

	Actual
($ in thousands)	2017	2018	2019
MPC Net Operating Income(1)	$130,699	$139,041	$192,680

Revenue Adjustments
Kaiser Land Sale (Budgeted in '17)	-	(10,000)	-
Net Revenue from Unbudgeted Land Development	-	6,000	-
Deferred Revenue	26,785	7,602	(19,209)
SID Bond Assumptions	13,898	10,931	22,277
Ground Rent	5,241	5,788	-
Other	(14,593)	(11,545)	(16,670)

Total Revenue Adjustments	31,330	8,776	(13,602)

Expense Adjustments
Legal Fees, net	3,173	(1,081)	-
Ground Rent	(5,241)	(5,788)	-
Capitalized Costs, net(2)	12,365	12,846	13,362
Other, net(3)	238	411	570

Total Expense Adjustments	10,535	6,389	13,932

Remove:
Land Development	91,698	110,003	146,497
JV Equity in Earnings	23,234	36,284	28,336
Interest Income / (Expense)	24,292	26,919	32,019

	139,225	173,207	206,852

Add:
Cost of Sales	(121,116)	(124,214)	(141,852)
Depreciation & Amortization	(323)	(243)	(424)

	(121,439)	(124,457)	(142,276)

MPC EBT	$190,351	$202,955	$257,586

Notes

(1)
For the purpose of evaluating actual performance against this goal, 2018 MPC NOI includes a $10 million commercial sale, which was budgeted to occur in 2018, but instead occurred in 2017. In addition, 2018 MPC NOI includes land development costs of $12 million, which generated land sales of $6 million. The Board approved the additional $12 million in land development costs after the Compensation Committee established the MPC NOI goal.

(2)
Primarily consists of overhead and taxes, which are not capitalized on internal reporting

(3)
Primarily consists of building rent

APPENDIX A

The Howard Hughes Corporation
2020 Equity Incentive Plan

Article 1.    Establishment & Purpose

1.1    Establishment.    The Howard Hughes Corporation, a Delaware corporation, hereby establishes The Howard Hughes Corporation 2020 Equity Incentive Plan, subject to approval of the Company's stockholders at the Company's 2020 Annual Meeting of Stockholders (as amended or modified from time to time, the "Plan"), as set forth in this document.

1.2    Purpose of the Plan.    The purpose of this Plan is to attract, retain and motivate officers, employees, non-employee directors and consultants providing services to the Company or any of its Subsidiaries or Affiliates and to promote the success of the Company's business by providing the participants of the Plan with appropriate incentives.

Article 2.    Definitions

Whenever capitalized in the Plan, the following terms shall have the meanings set forth below.

2.1  "Affiliate" means any entity that the Company, either directly or indirectly, is in common control with, is controlled by or controls; provided, however, to the extent that Awards must cover "service recipient stock" in order to comply with Section 409A, "Affiliate" shall be limited to those entities which could qualify as an "eligible issuer" under Section 409A.

2.2  "Award" means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Other Stock-Based Award that is granted under the Plan.

2.3  "Award Agreement" means a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan.

2.4  "Beneficial Owner" or "Beneficial Ownership" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.5  "Board" means the Board of Directors of the Company.

2.6  "Cause" means, as to any Participant, unless the applicable Award Agreement states otherwise, (i) if such Participant is party to an employment, consulting, or similar type of agreement (each, an "Employment Agreement") that contains a definition of "Cause" at the applicable time of determination, "Cause" as defined therein, or (ii) if the Participant is not so a party, (A) the Participant is charged with (x) a felony, or (y) a misdemeanor relating to the business of the Company or any of its Affiliates or involving moral turpitude; (B) the Participant's willful failure to substantially perform his or her duties with the Company or any of its Affiliates (other than any such failure resulting from incapacity due to physical or mental illness); (C) the Participant's engaging in (x) material misconduct or wrongdoing, or illegal conduct in the course of carrying out the Participant's duties with the Company or any of its Affiliates, or (y) any act of material dishonesty involving the Participant's employment with the Company or any of its Affiliates (including, without limitation, fraud, misappropriation, or embezzlement); (D) the Participant's material breach of any written agreement with the Company or any of its Affiliates; (E) the Participant's material violation of the Company's (or any of its Affiliates') code of conduct, employee handbook or other policies applicable to the Participant (including, without limitation, any policy regarding sexual harassment or discrimination); or (F) the Participant's failure to reasonably cooperate with an investigation by any governmental authority; provided, in any case, that a Participant's resignation after an event that would be grounds for a termination for Cause will be treated as a termination for Cause hereunder.

2.7  "Change of Control" unless otherwise specified in the Award Agreement, means the occurrence of any of the following events:

  (a)
  any consolidation, amalgamation, or merger of the Company with or into any other Person, or any other corporate reorganization, business combination, transaction or transfer of securities of the Company by its stockholders, or a series of transactions (including the acquisition of capital stock of the Company), whether or not the Company is a party thereto, in which the stockholders of the Company immediately prior to such consolidation, merger, reorganization, business combination or transaction, collectively have Beneficial Ownership, directly or indirectly, of capital stock representing directly, or indirectly through one or more entities, less than fifty percent (50%) of the equity (measured by economic value or voting power (by contract, share ownership or otherwise)) of the Company or other surviving entity immediately after such consolidation, merger, reorganization, business combination or transaction;

  (b)
  the sale or disposition, in one transaction or a series of related transactions, of all or substantially all of the assets of the Company to any Person;

  (c)
  during any period of twelve consecutive months, individuals who as of the beginning of such period constituted the entire Board (together with any new directors whose election by such Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors of the Company, then still in office, who were directors at the beginning of the period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority thereof; or

  (d)
  approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, if a Change of Control constitutes a payment event with respect to any Award (or any portion of an Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in clause (a), (b), (c), or (d) above with respect to such Award (or portion thereof) shall only constitute a Change of Control for purposes of the payment timing of such Award if such transaction also constitutes a "change in control event," as defined in Treasury Regulation Section 1.409A-3(i)(5).

The Committee shall have full and final authority, which shall be exercised in its sole discretion, to construe or resolve any ambiguity in the foregoing definition; provided that any exercise of authority in conjunction with a determination of whether a Change of Control is a "change in control event" as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

2.8  "Code" means the U.S. Internal Revenue Code of 1986, as amended from time to time.

2.9  "Committee" means the Compensation Committee of the Board or any other committee designated by the Board to administer this Plan. To the extent applicable, the Committee shall have at least two members, each of whom shall be (i) a Non-Employee Director and (ii) an "independent director" within the meaning of the listing requirements of any exchange on which the Company is listed.

2.10  "Consultant" means any person or entity that provides bona fide services to the Company or any Affiliate or Subsidiary as a consultant or advisor, excluding any Employee or Director, and that may be offered securities registrable pursuant to a registration statement on Form S-8 under the Securities Act of 1933, as amended, and any successor thereto.

2.11  "Company" means The Howard Hughes Corporation, a Delaware corporation, and any successor thereto.

2.12  "Director" means a member of the Board who is not an Employee.

2.13  "Director Award Limit" shall have the meaning set forth in Section 5.2.

2.14  "Effective Date" means the date set forth in Section 13.20.

2.15  "Employee" means an officer or other employee of the Company, a Subsidiary or Affiliate, including a member of the Board who is an employee of the Company, a Subsidiary or Affiliate.

2.16  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

2.17  "Fair Market Value" means, as of any date, the per Share value determined as follows, in accordance with applicable provisions of Section 409A:

  (a)
  The closing price of a Share on a recognized national exchange or any established over-the-counter trading system on which dealings take place, or if no trades were made on any such day, the immediately preceding day on which trades were made; or

  (b)
  In the absence of an established market for the Shares of the type described in (a) above, the per Share Fair Market Value thereof shall be determined by the Committee in good faith and in accordance with applicable provisions of Section 409A.

2.18  "Incentive Stock Option" means an Option intended to meet the requirements of an incentive stock option as defined in Section 422 of the Code and designated as an Incentive Stock Option.

2.19  "Non-Employee Director" means a person defined in Rule 16b-3(b)(3) promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission.

2.20  "Nonqualified Stock Option" means an Option that is not an Incentive Stock Option.

2.21  "Other Stock-Based Award" means any right granted under Article 9 of the Plan.

2.22  "Option" means any stock option granted under Article 6 of the Plan.

2.23  "Option Price" means the purchase price per Share subject to an Option, as determined pursuant to Section 6.2 of the Plan.

2.24  "Participant" means any eligible Employee, Director, or Consultant as set forth in Section 4.1 to whom an Award is granted.

2.25  "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

2.26  "Plan" shall have the meaning ascribed to such term in Section 1.1 hereof.

2.27  "Restricted Stock" means an Award of Shares, which Shares are subject to forfeiture upon the occurrence of specified events (or failure of specified events) to occur, granted under Article 8 of the Plan.

2.28  "Restricted Stock Unit" or "RSU" means an unfunded and unsecured promise to deliver Shares, cash, other securities, or other property, subject to certain restrictions (which may include, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time, or a requirement that certain subjective or objective performance goals are satisfied).

2.29  "Restriction Period" means the period during which Restricted Stock awarded under Article 8 of the Plan is subject to forfeiture.

2.30  "Service" means service as an Employee, Director or Consultant.

2.31  "Share" means a share of common stock of the Company, par value $0.01 per share, or such other class or kind of shares or other securities resulting from the application of Article 11 hereof.

2.32  "Stock Appreciation Right" means any right granted under Article 7 of the Plan.

2.33  "Subsidiary" means any corporation, partnership, limited liability company or other legal entity of which the Company, directly or indirectly, owns stock or other equity interests possessing fifty percent (50%) or more of the total combined voting power of all classes of stock or other equity interests (as determined in a manner consistent with Section 409A).

2.34  "Ten Percent Shareholder" means a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a Subsidiary or Affiliate.

Article 3.    Administration

3.1    Authority of the Committee.    The Plan shall be administered by the Committee, which shall have full power to interpret and administer the Plan and Award Agreements and full authority to select the Employees, Directors and Consultants to whom Awards will be granted, and to determine the type and amount of Awards to be granted to each such Employee, Director or Consultant, and the terms and conditions of Awards and Award Agreements. Without limiting the generality of the foregoing, the Committee may, in its sole discretion but subject to the limitations in Article 12, clarify, construe or resolve any ambiguity in any provision of the Plan or any Award Agreement, extend the term or period of exercisability of any Awards, or waive any terms or conditions applicable to any Award. Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or any of its Subsidiaries or Affiliates or a company acquired by the Company or with which the Company combines. The Committee shall have full and exclusive discretionary power to adopt rules, forms, instruments, and guidelines for administering the Plan as the Committee deems necessary or proper. All actions taken and all interpretations and determinations made by the Committee or by the Board (or any other committee or sub-committee thereof), as applicable, shall be final and binding upon the Participants, the Company, and all other interested individuals. Notwithstanding anything to the contrary in the Plan or in any Award Agreement, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to Awards, or interpret the terms and provisions of the Plan and any applicable Award Agreement, in each case subject to the applicable rules of the securities exchange or inter-dealer quotation system on which the Shares are listed or quoted. In any such case, the Board shall have all the authority granted to the Committee under the Plan and any Award Agreement.

3.2    Delegation.    The Committee may delegate to one or more of its members or one or more executive officers of the Company such administrative duties or powers as it may deem advisable; provided that no delegation shall be permitted under the Plan that is prohibited by applicable law.

3.3    Indemnification.    No member of the Board, the Committee, or any employee or agent of the Company or any of its Affiliates (each such Person, an "Indemnifiable Person") shall be liable for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award hereunder (except as provided in this Section 3.3). Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys' fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit, or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken or determination made with respect to the Plan or any Award hereunder and against and from any and all amounts paid by such Indemnifiable Person with the Company's approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit, or proceeding against such Indemnifiable Person, and the Company shall advance to such Indemnifiable Person any such expenses promptly upon written request (which request shall include an undertaking by the Indemnifiable Person to repay the amount of such advance if it shall ultimately be determined, as provided below, that the Indemnifiable Person is not entitled to be indemnified); provided, that the Company shall have the right, at its own expense, to assume and defend any such action, suit, or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company's choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that such right of indemnification is otherwise prohibited by law, by the organizational documents of the Company or its applicable Affiliate, or the applicable directors' and officers' indemnification insurance policy maintained by the Company or its applicable Affiliate. The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other rights of indemnification to which such Indemnifiable Persons may be entitled under the organizational documents of the Company or its applicable Affiliates, as a matter of law, under an individual indemnification agreement or contract, or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold such Indemnifiable Persons harmless.

Article 4.    Eligibility and Participation; Vesting

4.1    Eligibility.    Participants will consist of such Employees, Directors and Consultants as the Committee in its sole discretion determines and whom the Committee may designate from time to time to receive Awards. Designation of a Participant in any year shall not require the Committee to designate such person to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to the Participant in any other year.

4.2    Type of Awards.    Awards under the Plan may be granted in any one or a combination of: (a) Options, (b) Stock Appreciation Rights, (c) Restricted Stock, (d) RSUs and (e) Other Stock-Based Awards. Awards granted under the Plan shall be evidenced by Award Agreements (which need not be identical) that provide additional terms and conditions associated with such Awards, as determined by the Committee in its sole discretion; provided, however, that, except as otherwise contemplated by the terms of the Plan, in the event of any conflict between the provisions of the Plan and any such Award Agreement, the provisions of the Plan shall prevail.

4.3    Vesting.    The Committee may condition the grant of any Award under the Plan or the vesting of any such Award upon the achievement or satisfaction of one or more condition(s) (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time, or a requirement that certain subjective or objective performance goals are satisfied), as specified in the applicable Award Agreement; provided, however, that a number of Shares equal to no more than five percent (5%) of the Absolute Share Limit (as adjusted pursuant to Article 11) shall be subject to Awards granted to Participants with vesting conditions that lapse over a period of less than one (1) year (it being understood that, in the case of a Non-Employee Director, an Award may be granted to such Non-Employee Director on or promptly following the Company's annual meeting of stockholders in a given year that vests upon the Company's annual meeting of stockholders in the following year that occurs at least fifty (50) weeks following such preceding meeting without counting against this limitation). If the specified conditions are not so achieved or satisfied, the Committee shall not grant such Award to such Participant or the Award shall not vest and shall be forfeited, as applicable, unless otherwise determined by the Committee in its sole discretion.

Article 5.    Shares Subject to the Plan and Maximum Awards

5.1    General.    Subject to adjustment as provided in Article 11 hereof, the maximum number of Shares available for issuance to Participants pursuant to Awards under the Plan is 1,350,000 Shares (the "Absolute Share Limit"). The number of Shares available for granting Incentive Stock Options under the Plan shall not exceed the Absolute Share Limit, subject to Article 11 hereof and the provisions of Sections 422 or 424 of the Code and any successor provisions. The Shares available for issuance under the Plan may consist, in whole or in part, of authorized and unissued Shares or treasury Shares.

5.2    Director Award Limits.    The aggregate Awards granted under the Plan to any Director in any fiscal year shall not exceed a total value of $675,000, calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes (the "Director Award Limit").

5.3    Share Recycling.    In the event that any outstanding Award expires, is forfeited, canceled or otherwise terminated without the issuance of Shares or is otherwise settled for cash, the Shares subject to such Award, to the extent of any such forfeiture, cancellation, expiration, termination or settlement for cash, shall again be available for Awards under the Plan; provided, however, that any Shares (x) withheld or tendered in payment of any applicable Option Price, grant price, strike price, or taxes relating to any Award, or (y) repurchased by the Company using proceeds from exercise of an Option, shall be deemed to constitute Shares issued to the applicable Participant and shall not again be available for Awards under the Plan. For the avoidance of doubt, the gross number of Shares underlying a stock-settled Stock Appreciation Right shall reduce the Absolute Share Limit when such Stock Appreciation Right is settled in Shares.

5.4    Substitute Awards.    Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding Awards previously granted by an entity directly or indirectly acquired by the Company or with which the Company combines ("Substitute Awards"). Substitute Awards shall not be counted against the Absolute Share Limit or a Participant's Director Award Limit; provided, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding Options intended to qualify as Incentive Stock Options shall be counted against the aggregate number of Shares available for Awards of Incentive Stock Options under the Plan. Subject to applicable stock exchange requirements and applicable law, available shares under a stockholder-approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect the acquisition or combination transaction) may be used for Awards under the Plan and shall not reduce the number of Shares available for issuance under the Plan.

Article 6.    Stock Options

6.1    Grant of Options.    The Committee is hereby authorized to grant Options to Participants. Each Option shall permit a Participant to purchase from the Company a stated number of Shares at an Option Price established by the Committee, subject to the terms and conditions described in this Article 6 and to such additional terms and conditions, as established by the Committee, in its sole discretion, that are consistent with the provisions of the Plan. Options shall be designated as either Incentive Stock Options or Nonqualified Stock Options, provided that Options granted to Directors shall be Nonqualified Stock Options. An Option granted as an Incentive Stock Option shall, to the extent it fails to qualify as an Incentive Stock Option, be treated as a Nonqualified Stock Option. Neither the Committee, the Board, the Company, any of its Subsidiaries or Affiliates, nor any of their employees and representatives shall be liable to any Participant or to any other Person if it is determined that an Option intended to be an Incentive Stock Option does not qualify as an Incentive Stock Option. Each Option shall be evidenced by an Award Agreement which shall state the number of Shares covered by such Option. Such agreements shall conform to the requirements of the Plan, and may contain such other provisions, as the Committee shall deem advisable.

6.2    Terms of Option Grant.    The Option Price shall be determined by the Committee at the time of grant, but shall not be less than one-hundred percent (100%) of the Fair Market Value of a Share on the date of grant. In the case of any Incentive Stock Option granted to a Ten Percent Shareholder, the Option Price shall not be less than one-hundred-ten percent (110%) of the Fair Market Value of a Share on the date of grant.

6.3    Option Term.    The term of each Option shall be determined by the Committee at the time of grant and shall be stated in the Award Agreement, but in no event shall such term be greater than ten (10) years (or, in the case of an Incentive Stock Option granted to a Ten Percent Shareholder, five (5) years).

6.4    Method of Exercise.    Except as otherwise provided in the Plan or in an Award Agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then vested and/or exercisable. For purposes of this Article 6, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clauses (i), (ii), (iii) or (iv) of the following sentence (including the applicable tax withholding pursuant to Section 13.4 of the Plan). The aggregate Option Price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise at the election of the Participant (i) in cash or its equivalent (e.g., by cashier's check), (ii) to the extent permitted by the Committee, in Shares (whether or not previously owned by the Participant) having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee, (iii) partly in cash and, to the extent permitted by the Committee, partly in such Shares (as described in (ii) above) or (iv) if there is a public market for the Shares at such time, subject to such requirements as may be imposed by the Committee, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased. The Committee may prescribe any other method of payment that it determines to be consistent with applicable law and the purpose of the Plan.

6.5    Limitations on Incentive Stock Options.    Incentive Stock Options may be granted only to employees of the Company or of a "parent corporation" or "subsidiary corporation" (as such terms are defined in Section 424 of the Code) at the date of grant. The aggregate Fair Market Value (generally determined as of the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under all plans of the Company and of any "parent corporation" or "subsidiary corporation" shall not exceed one hundred thousand dollars ($100,000), or the Option shall be treated as a Nonqualified Stock Option. For purposes of the preceding sentence, Incentive Stock Options will be taken into account generally in the order in which they are granted. Each provision of the Plan and each Award Agreement relating to an Incentive Stock Option shall be construed so that each Incentive Stock Option shall be an incentive stock option as defined in Section 422 of the Code, and any provisions of the Award Agreement thereof that cannot be so construed shall be disregarded.

Article 7.    Stock Appreciation Rights

7.1    Grant of Stock Appreciation Rights.    The Committee is hereby authorized to grant Stock Appreciation Rights to Participants, including a grant of Stock Appreciation Rights in tandem with any Option at the same time such Option is granted (a "Tandem SAR"). Stock Appreciation Rights shall be evidenced by Award Agreements that shall conform to the requirements of the Plan and may contain such other provisions, as the Committee shall deem advisable. Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (a) the Fair Market Value of a specified number of Shares on the date of exercise over (b) the grant price or strike price of the right as specified by the Committee on the date of the grant. Such payment may be in the form of cash, Shares, other property or any combination thereof, as the Committee shall determine in its sole discretion.

7.2    Terms of Stock Appreciation Right.    Subject to the terms of the Plan and any applicable Award Agreement, the grant price or strike price (which shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant), term, methods of exercise, methods of settlement, and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such other conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate. No Stock Appreciation Right shall have a term of more than ten (10) years from the date of grant.

7.3    Tandem Stock Appreciation Rights and Options.    A Tandem SAR shall be exercisable only to the extent that the related Option is exercisable and shall expire no later than the expiration of the related Option. Upon the exercise of all or a portion of a Tandem SAR, a Participant shall be required to forfeit the right to purchase an equivalent portion of the related Option (and, when a Share is purchased under the related Option, the Participant shall be required to forfeit an equivalent portion of the Stock Appreciation Right).

Article 8.    Restricted Stock and Restricted Stock Units

8.1    Grant of Restricted Stock and Restricted Stock Units.    An Award of Restricted Stock is a grant by the Committee of a specified number of Shares to the Participant, which Shares are subject to forfeiture upon the occurrence of specified events (or failure of specified events to occur). An Award of Restricted Stock Units (or RSUs) is a grant by the Committee of an unfunded and unsecured promise to deliver a specified number of Shares or a specified amount of cash, other securities, or other property (which may be valued by reference to a specified number of Shares or otherwise) upon the occurrence of specified events. Restricted Stock and RSUs shall be evidenced by an Award Agreement, which shall conform to the requirements of the Plan and may contain such other provisions, as the Committee shall deem advisable.

8.2    Terms of Restricted Stock and RSU Awards.    Each Award Agreement evidencing a Restricted Stock or RSU grant shall specify the period(s) of restriction, the number of Shares subject to the Award, the performance, employment or other conditions (including the termination of a Participant's Service whether due to death, disability or other reason) under which the Restricted Stock or RSUs may vest or be forfeited to the Company and such other provisions as the Committee shall determine.

8.3    Stock Certificates and Book-Entry Notation; Escrow or Similar Arrangement.    Upon the grant of Restricted Stock, the Committee shall cause a stock certificate registered in the name of the Participant to be issued or shall cause Shares to be registered in the name of the Participant and held in book-entry form subject to the Company's directions and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than issued to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate stock power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute and deliver (in a manner permitted under an Award Agreement or as otherwise determined by the Committee) an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank stock power within the amount of time specified by the

Committee, the Award shall be null and void. To the extent shares of Restricted Stock are forfeited, any stock certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect thereto shall terminate without further obligation on the part of the Company.

8.4    Voting and Dividend Rights.    Unless otherwise provided in an Award Agreement, Participants shall have none of the rights of a stockholder of the Company with respect to Restricted Stock until the end of the Restriction Period; provided, that, except as otherwise provided in an Award Agreement and subject to any restrictions contained therein, Participants shall have the right to vote and receive dividends on Restricted Stock during the Restriction Period subject to the restrictions in Section 13.3. A Participant shall have no rights or privileges as a stockholder as to Restricted Stock Units, except as otherwise expressly set forth in an Award Agreement.

8.5    Issuance of Restricted Stock and Settlement of Restricted Stock Units.

(a)  Upon the expiration of the Restriction Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration the Company shall issue to the Participant or the Participant's beneficiary, without charge, the stock certificate (or, if applicable, a notice evidencing a book-entry notation) evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restriction Period has expired.

(b)  Unless otherwise provided by the Committee in an Award Agreement or otherwise, upon vesting or lapse of any restrictions applicable to any outstanding Restricted Stock Units, the Company shall issue to the Participant or the Participant's beneficiary, without charge, one Share (or other securities or other property, as applicable) for each such outstanding Restricted Stock Unit; provided, however, that the Committee may, in its sole discretion, elect to pay cash or part cash and part Shares in lieu of issuing only Shares in respect of such Restricted Stock Units. If a cash payment is made in lieu of issuing Shares in respect of such Restricted Stock Units, the amount of such payment shall be equal to the Fair Market Value per Share as of the date on which such Restricted Stock Units have vested or any applicable restrictions thereon have lapsed.

8.6    Legends on Restricted Stock.    Each certificate, if any, or book entry representing Restricted Stock awarded under the Plan, if any, shall bear a legend or book entry notation substantially in the form of the following, in addition to any other information the Company deems appropriate, until the lapse of all restrictions with respect to such Shares:

  TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF THE HOWARD HUGHES CORPORATION 2020 EQUITY INCENTIVE PLAN AND A RESTRICTED STOCK AWARD AGREEMENT BETWEEN THE HOWARD HUGHES CORPORATION AND THE PARTICIPANT. A COPY OF SUCH PLAN AND AWARD AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE HOWARD HUGHES CORPORATION.

8.7    Section 83(b) Election.    If a Participant makes an election pursuant to Section 83(b) of the Code concerning Restricted Stock, the Participant shall be required to file promptly a copy of such election with the Company.

Article 9.    Other Stock-Based Awards

The Committee, in its sole discretion, may grant Awards of Shares and Awards that are valued, in whole or in part, by reference to, or are otherwise based on the Fair Market Value of, Shares (the "Other Stock-Based Awards"), including without limitation, deferred stock units and other "phantom" awards. Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of Service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards, whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares, and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

Article 10.    Compliance with Section 409A of the Code and Section 457A of the Code

10.1    General.    The Company intends that any Awards be structured in compliance with, or to satisfy an exemption from, Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder ("Section 409A"), such that there are no adverse tax consequences, interest, or penalties as a result of the Awards. In the event any Award is subject to Section 409A, the Committee may, in its sole discretion and without a Participant's prior consent, amend the Plan and/or Awards, adopt policies and procedures, or take any other actions (including amendments or implementation of policies, procedures and actions with retroactive effect) as are necessary or appropriate to (i) exempt the Plan and/or any Award from the application of Section 409A, (ii) preserve the intended tax treatment of any such Award, or (iii) comply with the requirements of Section 409A, including, without limitation, any such regulations, guidance, compliance programs and other interpretative authority that may be issued after the date of grant of an Award.

10.2    Payments to Specified Employees.    Notwithstanding any contrary provision in the Plan or an Award Agreement, any payment(s) of "nonqualified deferred compensation" (within the meaning of Section 409A) that are otherwise required to be made under the Plan to a "specified employee" (as defined under Section 409A) as a result of his or her separation from Service (other than a payment that is not subject to Section 409A) shall be delayed for the first six months following such separation from service (or, if earlier, the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) on the payment date that immediately follows the end of such six-month period or as soon as administratively practicable within ninety days thereafter, but in no event later than the end of the applicable taxable year in which such six-month period ends.

10.3    Separation from Service.    A termination of Service shall not be deemed to have occurred for purposes of any provision of the Plan or any Award Agreement providing for the payment of any amounts or benefits that are considered nonqualified deferred compensation under Section 409A upon or following a termination of Service, unless such termination is also a "separation from service" within the meaning of Section 409A and the payment thereof prior to a "separation from service" would violate Section 409A. For purposes of any such provision of the Plan or any Award Agreement relating to any such payments or benefits, references to a "termination," "termination of employment," "termination of Service" or like terms shall mean "separation from service."

10.4    Section 457A.    In the event any Award is subject to Section 457A of the Code ("Section 457A"), the Committee may, in its sole discretion and without a Participant's prior consent, amend the Plan and/or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to (i) exempt the Plan and/or any Award from the application of Section 457A, (ii) preserve the intended tax treatment of any such Award, or (iii) comply with the requirements of Section 457A, including without limitation any such regulations, guidance, compliance programs and other interpretative authority that may be issued after the date of the grant.

Article 11.    Adjustments

11.1    Adjustments in Authorized Shares and Awards.    In the event of any corporate event or transaction involving the Company, a Subsidiary and/or an Affiliate (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company or a Change of Control) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, combination of Shares, exchange of Shares, dividend in kind, amalgamation, or other like change in capital structure (other than regular cash dividends to shareholders of the Company), or any similar corporate event or transaction that the Committee determines, in its sole discretion, could result in dilution or enlargement of the rights intended to be granted to, or available for, Participants, the Committee shall substitute or adjust, as it deems equitable in its sole discretion, the number and kind of Shares or other property that may be issued under the Plan (including, without limitation, the Absolute Share Limit) or under particular forms of Awards, the number and kind of Shares or other property subject to outstanding Awards, the Option Price, grant price, strike price or purchase price applicable to outstanding Awards, the Director Award Limit, and/or other value determinations applicable to the Plan or outstanding Awards.

11.2    Change of Control.    Upon the occurrence of a Change of Control after the Effective Date, unless otherwise specifically prohibited under applicable laws or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless otherwise provided in an applicable Employment Agreement or the Committee shall determine otherwise in an Award Agreement, the Committee shall make one or more of the following adjustments to the terms and conditions of outstanding Awards: (i) continuation or assumption of such outstanding Awards under the Plan by the Company (if it is the surviving company or corporation) or by the surviving company or corporation or its parent; or (ii) substitution by the surviving company or corporation or its parent of awards with substantially the same value (as determined by the Committee in its sole discretion, and which may be based on the intrinsic (or "spread") value in the case of Options and Stock Appreciation Rights) and vesting terms for such outstanding Awards; provided, that, any Options and Stock Appreciation Rights with an Option Price, grant price, or strike price, as applicable, that is equal to or greater than the per Share value to be paid in the Change of Control transaction to holders of Shares (or, if no such consideration is paid, the Fair Market Value of a Share at the time of such Change of Control transaction) shall be canceled immediately upon the consummation of such Change of Control for no consideration. Except as otherwise provided in an applicable Employment Agreement or Award Agreement, any unvested portion of such continued, assumed, or substituted Awards shall vest in full upon an applicable Participant's termination without Cause that occurs within twelve (12) months following the consummation of such Change of Control, with any applicable performance metrics deemed achieved at a level established by the Committee in its sole discretion prior to such consummation.

Article 12.    Duration, Amendment, Modification, Suspension and Termination

12.1    Duration of the Plan.    Unless sooner terminated as provided in Section 12.2, the Plan shall terminate on May 14, 2030.

12.2    Amendment, Modification, Suspension and Termination of Plan.    The Committee may amend, alter, suspend, discontinue, or terminate (for purposes of this Section 12.2, an "Action") the Plan or any portion thereof or any Award (or Award Agreement) thereunder at any time; provided that no such Action shall be made, other than as permitted under Article 10 or 11, (i) without shareholder approval (A) if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan, (B) if such Action increases the number of Shares available under the Plan (other than an increase permitted under Article 5 absent shareholder approval), (C) if such Action results in a material increase in benefits permitted under the Plan (but excluding increases that are immaterial or that are minor and to benefit the administration of the Plan, to take account of any changes in applicable law, or to obtain or maintain favorable tax, exchange, or regulatory treatment for the Company, a Subsidiary, and/or an Affiliate) or a change in eligibility requirements under the Plan, or (D) for any Action that results in (x) a reduction of the Option Price, grant price or strike price per Share, as applicable, of any outstanding Options or Stock Appreciation Rights, (y) cancellation of any outstanding Options or Stock Appreciation Rights in exchange for (I) cash, or (II) a new Option or Stock Appreciation Right (with a lower Option Price, grant price or strike price per Share, as the case may be) or other Awards, in each case with greater intrinsic value (if any) than the canceled option or Stock Appreciation Right or (z) a "repricing" for purposes of the stockholder approval rules of any securities exchange or inter-dealer quotation system on which the Shares are listed or quoted, and (ii) without the written consent of the affected Participant, if such Action would materially diminish the rights of any Participant under any Award theretofore granted to such Participant under the Plan; provided, further, that the Committee may amend the Plan, any Award or any Award Agreement without such consent of the Participant in such manner as it deems necessary to comply with applicable laws, including without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Article 13.    General Provisions

13.1    No Right to Service.    The granting of an Award under the Plan shall impose no obligation on the Company, any Subsidiary or any Affiliate to continue the Service of a Participant and shall not lessen or affect any right that the Company, any Subsidiary or any Affiliate may have to terminate the Service of such Participant. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee's determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

13.2    Settlement of Awards; Fractional Shares.    Each Award Agreement shall establish the form in which the Award shall be settled. The Committee shall determine whether cash, Awards, other securities or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be rounded, forfeited or otherwise eliminated.

13.3    Dividends and Dividend Equivalents.

(a)  Subject to Section 13.3(b) and 13.3(c), the Committee may, in its sole discretion, provide a Participant as part of an Award with dividends, dividend equivalents, or similar payments in respect of Awards, payable in cash, Shares, other securities, other Awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee in its sole discretion, including, without limitation, payment directly to the Participant, withholding of such amounts by the Company subject to vesting of the Award or reinvestment in additional Shares, Restricted Stock or other Awards.

(b)  Without limiting the foregoing, any dividend otherwise payable in respect of any share of Restricted Stock that remains subject to vesting conditions at the time of payment of such dividend shall be retained by the Company, remain subject to the same vesting conditions as the share of Restricted Stock to which the dividend relates and shall be delivered (without interest) to the Participant within fifteen days following the date on which such restrictions on such Restricted Stock lapse (and the right to any such accumulated dividends shall be forfeited upon the forfeiture of the Restricted Stock to which such dividends relate).

(c)   To the extent provided in an Award Agreement, the holder of an outstanding Award (other than Restricted Stock) shall be entitled to be credited with dividend equivalent payments (upon the payment by the Company of dividends on Shares) either in cash or, in the sole discretion of the Committee, in Shares having a Fair Market Value equal to the amount of such dividends (and interest may, in the sole discretion of the Committee, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as determined by the Committee), which accumulated dividend equivalents (and interest thereon, if applicable) shall be payable at the same time as the underlying Award is settled following the date on which such Award vests (or other restrictions applicable thereto lapse), and if such Award is forfeited, the Participant shall have no right to such dividend equivalent payments (or interest thereon, if applicable).

13.4    Tax Withholding.    The Company shall have the power and the right to deduct or withhold automatically from any amount deliverable under the Award or otherwise, or require a Participant to remit to the Company, the maximum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan. With respect to required withholding, Participants may elect (subject to the Company's automatic withholding right set out above), subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the maximum statutory total tax that could be imposed on the transaction.

13.5    No Guarantees Regarding Tax Treatment.    Participants (or their beneficiaries) shall be responsible for all taxes with respect to any Awards under the Plan. The Committee and the Company make no guarantees to any Person regarding the tax treatment of Awards or payments made under the Plan. Neither the Committee nor the Company has any obligation to take any action to prevent the assessment of any tax on any Person with respect to any Award under Section 409A or Section 457A or otherwise and none of the Company, any of its Subsidiaries or Affiliates, or any of their employees or representatives shall have any liability to a Participant with respect thereto.

13.6    Non-Transferability of Awards.    Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant except in the event of his death (subject to the applicable laws of descent and distribution) and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate. No transfer shall be permitted for value or consideration. An award exercisable after the death of a Participant may be exercised by the heirs, legatees, personal representatives or distributees of the Participant. Any permitted transfer of the Awards to heirs, legatees, personal representatives or distributees of the Participant shall not be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

13.7    Termination of Service.    Except as otherwise provided in an Award Agreement, unless determined otherwise by the Committee at any point following such event: (i) neither a temporary absence from employment or Service due to illness, vacation, or leave of absence (including, without limitation, a call to active duty for military service through a Reserve or National Guard unit) nor a transfer from employment or service with the Company or its Affiliate to employment or service with the Company or another Affiliate (or vice-versa) shall be considered a termination of Service; and (ii) if a Participant undergoes a termination of Service, but such Participant continues to provide services to the Company or its Affiliates in a non-employee capacity, such change in status shall not be considered a termination of Service for purposes of the Plan. Further, unless otherwise determined by the Committee or to the extent necessary to comply with Section 409A or Section 457A, in the event that any entity ceases to be Affiliated with the Company (by reason of sale, divestiture, spin-off, or other similar transaction), unless a Participant's employment or service is transferred to another Affiliate immediately following such transaction, such Participant shall be deemed to have suffered a termination of Service hereunder as of the date of the consummation of such transaction.

13.8    Clawback/Repayment.    All Awards shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any clawback, forfeiture or other similar policy adopted by the Board or the Committee and as in effect from time to time; and (ii) applicable law. Further, unless otherwise determined by the Committee, to the extent that the Participant receives any amount in excess of the amount that the Participant should otherwise have received under the terms of the Award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations, or other administrative error), the Participant shall be required to repay any such excess amount to the Company.

13.9    Detrimental Activity.    Notwithstanding anything to the contrary herein, if a Participant has, as determined by the Committee, engaged in (i) unauthorized disclosure of any confidential or proprietary information of the Company or any of its Affiliates; (ii) any activity that would be grounds to terminate the Participant's Service for Cause; (iii) a breach by the Participant of any restrictive covenant by which such Participant is bound, including, without limitation, any covenant not to compete or not to solicit, in any agreement with the Company or any of its Affiliates, or (iv) fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion, then the Committee may, in its sole discretion, provide for one or more of the following:

  (a)  cancellation of any or all of such Participant's outstanding Awards; or

  (b)  forfeiture by the Participant of any gain realized on the vesting or exercise of Awards, and repayment of any such gain promptly to the Company.

13.10    Right of Offset.    The Company will have the right to offset against its obligation to deliver Shares (or other property or cash) under the Plan or any Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to the Company pursuant to tax equalization, housing, automobile, or other employee programs) that the Participant then owes to the Company or any of its Affiliates and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement. Notwithstanding the foregoing, if an Award is "deferred compensation" subject to Section 409A, the Committee will have no right to offset against its obligation to deliver Shares (or other property or cash) under the Plan or any Award Agreement if such offset could subject the Participant to the additional tax imposed under Section 409A in respect of an outstanding Award.

13.11    Conditions and Restrictions on Shares.    The Committee may impose such other conditions or restrictions on any Shares received in connection with an Award as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received for a specified period of time or a requirement that a Participant represent and warrant in writing that the Participant is acquiring the Shares for investment and without any present intention to sell or distribute such Shares. The certificates for Shares may include any legend which the Committee deems appropriate to reflect any conditions and restrictions applicable to such Shares.

13.12    Compliance with Law.    The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies, or any stock exchanges on which the Shares are admitted to trading or listed, as may be required. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

  (a)  Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

  (b)  Completion of any registration or other qualification of the Shares under any applicable national, state or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

The restrictions contained in this Section 13.12 shall be in addition to any conditions or restrictions that the Committee may impose pursuant to Section 13.11. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company, its Subsidiaries and Affiliates, and all of their employees and representatives of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

13.13    Rights as a Shareholder.    Except as otherwise provided herein or in the applicable Award Agreement, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

13.14    Severability.    If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

13.15    Unfunded Plan.    Participants shall have no right, title, or interest whatsoever in or to any investments that the Company or any of its Subsidiaries or Affiliates may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other Person. To the extent that any Person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts. The Plan is not subject to the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.

13.16    No Constraint on Corporate Action.    Nothing in the Plan shall be construed to (i) limit, impair, or otherwise affect the Company's right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets, or (ii) limit the right or power of the Company to take any action which such entity deems to be necessary or appropriate.

13.17    Successors.    All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

13.18    Governing Law.    The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

13.19    Data Protection.    By participating in the Plan, the Participant consents to the collection, processing, transmission and storage by the Company in any form whatsoever, of any data of a professional or personal nature which is necessary for the purposes of introducing and administering the Plan. The Company may share such information with any Subsidiary or Affiliate, the trustee of any employee benefit trust, its registrars, trustees, brokers, other third party administrator or any Person who obtains control of the Company or acquires the Company, undertaking or part-undertaking which employs the Participant, wherever situated.

13.20    Effective Date.    The Plan originally became effective on May 14, 2020 (the "Effective Date").

* * *

ABOUT US

The Howard Hughes Corporation owns, manages and develops commercial, residential and mixed-use real estate throughout the country. Our company is comprised of master planned communities, operating properties, development opportunities and other unique assets spanning 14 states from New York to Hawaii.

OUR VISION

To be among the leading American brands of the 21st century.

OUR MISSION

To be the preeminent developer and operator of master planned communities and mixed-use properties. We crate timeless places and extraordinary experiences that inspire people while driving sustainable, long-term growth and value for our shareholders.

Howard Hughes.

www.howardhughes.com

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. THE HOWARD HUGHES CORPORATION 13355 NOEL ROAD, 22ND FLOOR DALLAS, TX 75240 During The Meeting - Go to www.virtualshareholdermeeting.com/HHC2020 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D07972-P38242 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. THE HOWARD HUGHES CORPORATION The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! The Board of Directors recommends you vote FOR proposals 2, 3 and 4. 1a. William Ackman For Against Abstain ! ! ! ! ! ! ! ! ! 1b. Adam Flatto 2. Advisory vote to approve executive compensation (Say-on-Pay) Approval of The Howard Hughes Corporation 2020 Equity Incentive Plan 1c. Jeffrey Furber 3. 1d. Beth Kaplan 4. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2020 1e. Paul Layne NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 1f. Allen Model 1g. R. Scot Sellers 1h. Steven Shepsman 1i. Mary Ann Tighe Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Annual Report are available at www.proxyvote.com. D07973-P38242 THE HOWARD HUGHES CORPORATION Annual Meeting of Stockholders May 14, 2020 9:00 A.M. This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) David O'Reilly and Peter F. Riley, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of THE HOWARD HUGHES CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 A.M., local time, on Thursday, May 14, 2020. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. This proxy authorizes David O'Reilly and Peter F. Riley to vote at their discretion on any other matter that may properly come before the meeting or any adjournment or postponement of the meeting. Continued and to be signed on reverse side